UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
OMNICARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2014
The Annual Meeting of Stockholders of Omnicare, Inc. (the "Company") will be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on Thursday, May 22, 2014 at 9:00 a.m. The purpose of the Annual Meeting is to consider and act upon:

(1)	the election of nine directors nominated by the Company;

(2)	an advisory vote on the compensation of our named executive officers, as described under the section captioned "Compensation Discussion and Analysis" in this Proxy Statement;

(3)	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014;

(4)	approval of the adoption of the 2014 Stock and Incentive Plan;

(5)	re-approval of the performance criteria under the Annual Incentive Plan for Senior Executive Officers; and

(6)	any other business as may properly be brought before the meeting.
Only stockholders of record at the close of business on March 28, 2014 are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments thereof.
Whether or not you plan to attend the annual meeting, please vote your shares by phone, via the Internet or sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.
By Order of the Board of Directors,
ALEXANDER M. KAYNE
Senior Vice President, Secretary and General Counsel
Cincinnati, Ohio
April 18, 2014
YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE YOUR SHARES BY FOLLOWING THE VOTING INSTRUCTIONS IN THE ENCLOSED PROXY.

i

2014 PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
Date and Time:    Thursday, May 22, 2014 at 9:00 a.m.

Place:	Queen City Club, 331 East Fourth Street, Cincinnati, Ohio
Record Date:    Friday, March 28, 2014

Voting:	In general, you may vote either in person at the Annual Meeting or by telephone, the Internet or by mail. See "Voting Information" on page 1 for more detail.
Voting Matters

Proposals	Board Recommendation
Election of Directors (page 11)	FOR each director nominee
Advisory Vote on Executive Compensation (page 46)	FOR
Ratification of Auditors for fiscal 2014 (page 47)	FOR
Approval of the adoption of the 2014 Stock and Incentive Plan (page 49)	FOR
Re-approval of the performance criteria under the Annual Incentive Plan for Senior Executive Officers (page 55)	FOR
Other Matters
As of the date of this Proxy Statement, we do not know of any other matter that will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.
Director Nominees
The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Independent	AC*	CPC*	CC*	NGC*	EC*
John L. Bernbach	70	2013	President of Engine USA, LLC	Yes		X
James G. Carlson	61	2013	Former Chief Executive Officer and Chairman of the Board of Amerigroup Corp.	Yes	X
Mark A. Emmert	61	2011	President of the National Collegiate Athletic Association	Yes		X
Steven J. Heyer	61	2008	Chief Executive Officer of The Pod Hotel Co.; Chief Executive Officer of Lela Inc.	Yes		C		X	X
Sam R. Leno	68	2012	Former Chief Operations Officer at Boston Scientific Corporation	Yes	X
Barry P. Schochet	63	2011	Operating Partner of CIC Partners	Yes			C
James D. Shelton	60	2008	Chairman of the Board of Omnicare, Inc. and Chairman of LHP Hospital Partners, Inc.	Yes				C	C
Amy Wallman	64	2004	Retired Audit Partner with Ernst & Young International	Yes	C		X	X	X
John L. Workman	62	2012	Chief Executive Officer of Omnicare, Inc.	No					X
* AC=Audit; CPC=Compensation; CC=Compliance; NGC=Nominating & Governance; EC=Executive; C=Committee Chairperson; X=Member.

2013 Business Performance Highlights
Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Special Items" on page 26 of our Annual Report on Form 10-K for the year ended December 31, 2013 and Appendix A to this Proxy Statement for a description of how we calculate these non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Our financial performance was strong during 2013, a year in which we made significant investments in and enhancements to our long-term operating infrastructure. We were able to achieve strong results despite the substantial challenges that exist in the healthcare services industry and ongoing healthcare regulatory reform.

•	We generated net sales of $6.0 billion, our first year-over-year increase since 2011.

•	Adjusted operating income increased 7.6% over 2012 to $565.1 million.

•	Adjusted cash earnings per diluted share from continuing operations was $3.43, a 9.9% increase over 2012.

•	Our one-year total stockholder return, including dividend payments, was 68.9%, which significantly outpaced our 2013 Compensation Peer Group, which was 43.2%.

•
We repurchased 4.8 million shares at an aggregate cost of approximately $221 million in fiscal 2013 and increased our quarterly cash dividend to $0.20 per share, a 43% increase over the previous quarterly dividend.

•	Our stock price increased by 67.2% during 2013, which is our largest calendar year increase since 2003 and which significantly outpaced the average of our 2013 Compensation Peer Group of 42.6%.

Stock Performance vs. Peer Group & S&P 500
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
137.7%
76.6%
47.0%
31-Dec-10
28-Feb-11
30-Apr-11
30-Jun-11
31-Aug-11
31-Oct-11
31-Dec-11
29-Feb-12
30-Apr-12
30-Jun-12
31-Aug-12
31-Oct-12
31-Dec-12
28-Feb-13
30-Apr-13
30-Jun-13
31-Aug-13
31-Oct-13
31-Dec-13
OCR
Peer Group
S&P 500

2013 Executive Compensation Highlights

•	The fiscal 2013 compensation of our named executive officers ("NEOs") (as set forth below in the Summary Compensation Table) reflects our strong financial performance and our compensation philosophy.

•	We increased the percentage of long-term incentive awards subject to attainment of performance goals from 50% in 2012 to 60% in 2013 and 70% in 2014.

•	Based on our strong adjusted diluted cash earnings per share performance during 2013, our NEOs earned short-term cash incentive awards between 101% and 150% of target.

•
Three of our NEOs received salary increases. Messrs. Kayne and Carpenter received 3% increases and Mr. Sahney received a 16.7% increase in consideration of taking on additional responsibility in his current role as President and Chief Operating Officer.

•	In July, we entered into amended and restated employment agreements with Messrs. Workman and Sahney.

•	A substantial majority of the target total direct compensation of our NEOs, 75.4% on average, was in the form of at-risk incentive awards.

v

OMNICARE, INC.
PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
General Information
These materials are being furnished to solicit proxies on behalf of the Board of Directors of Omnicare, Inc. (the "Board") for use at our Annual Meeting of Stockholders to be held on Thursday, May 22, 2014, and any postponement or adjournment (the "Annual Meeting"). The Annual Meeting will take place at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, at 9:00 a.m.
These proxy materials are first being sent or made available to our stockholders on or about April 18, 2014 and include the Notice of Annual Meeting and Proxy Statement, a proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Annual Report"). A copy of the 2013 Annual Report will be provided to any stockholder, free of charge, upon written request to our corporate secretary.
References to our fiscal years in this Proxy Statement mean the fiscal year ended or ending on December 31 of such year. For example, "fiscal 2013" refers to the fiscal year ended December 31, 2013.
Notice of Internet Availability of Proxy Materials
The proxy materials and the 2013 Annual Report are available at http://proxy.omnicare.com.
Corporate Address for Notices and Requests
All notices to, or requests of, our corporate secretary should be sent to: Omnicare, Inc., 900 Omnicare Center, 201 East Fourth Street, Cincinnati, Ohio 45202, Attn: Corporate Secretary.
Voting Information
Record Date. Stockholders of record as of the close of business on March 28, 2014 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 99,039,891 shares of common stock, par value $1 per share ("Common Stock") outstanding. Stockholders as of the Record Date will have one vote per share for the election of each of the nine director nominees and one vote per share on each other voting matter.
Quorum. We will have a quorum to conduct business at the Annual Meeting if the holders of a majority of shares of Common Stock are present, either in person or by proxy. Abstentions from voting on any proposal will not be treated as votes cast on such proposal but will be included as shares present at the Annual Meeting for purposes of determining a quorum.
How to Vote. In lieu of voting in person at the Annual Meeting, stockholders of record may vote using one of three alternative methods: (1) by completing the proxy card and mailing it back in the prepaid envelope from any location within the United States; (2) via the Internet by going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card; or (3) over the telephone by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card. If your shares are held in "street name" through a bank, broker or nominee, please follow the instructions you receive from your bank, broker or nominee to vote your shares.
Broker Non-Votes. If you are a beneficial owner whose shares are held by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your broker is not permitted to vote your shares on the election of directors, the advisory vote to approve the compensation of our NEOs, the approval of the 2014 Stock and Incentive Plan or the re-approval of the performance criteria under the Annual Incentive Plan for Senior Executive Officers. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining a quorum to conduct business at the Annual Meeting and may vote your shares on ratification of the appointment of our auditor. Broker non-votes will be treated as not present at the Annual Meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and broker non-votes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting.
Changing or Revoking Your Proxy. Your presence at the Annual Meeting will not automatically revoke your proxy. You may change or revoke your proxy at any time before a vote is taken at the Annual Meeting by giving us notice prior to or during the Annual Meeting, by executing and forwarding to us a later-dated proxy, by voting a later proxy over the telephone or the Internet, or by voting in person at the Annual Meeting.
How Shares Will Be Voted. The shares represented by all valid proxies received by telephone, by Internet, or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted FOR the election of all nine director nominees, FOR approval, on an advisory basis, of the compensation of our NEOs, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014, FOR approval of the adoption of the 2014 Stock and Incentive Plan, and FOR re-approval of the performance criteria under the Annual Incentive Plan for Senior Executive Officers. If any other matters properly come before the Annual Meeting, the individuals named in your proxy, or their substitutes, will determine how to vote on those matters in their discretion. The Board does not know of any other matters that will be presented for action at the Annual Meeting. The Board recommends that you vote FOR the election of each the nine director nominees and FOR Proposals 2, 3, 4 and 5.
Proxy Solicitation
We will bear the expense of soliciting proxies in the accompanying form and will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. We will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, our officers and employees may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from some stockholders, if such proxies are not promptly received. We expect to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $12,500 plus reasonable expenses.
Attending the Annual Meeting
You will not be admitted to the Annual Meeting unless you have satisfactory proof of share ownership and photo identification. If you are a registered stockholder, you may present the notice of the Annual Meeting. If your shares are not registered in your name, your proof of share ownership can be the notice of the Annual Meeting or a photocopy of the voting instruction form that the nominee provided to you if your shares are held by a bank or brokerage firm. Even if you expect to attend the Annual Meeting in person, we urge you to vote your shares in advance.
Stockholder Proposal Intended for Inclusion in the 2015 Proxy Statement
Any stockholder proposal intended to be considered for inclusion in our proxy materials for presentation at the 2015 annual meeting of stockholders must be in writing and received by our corporate secretary not later than December 19, 2014. If any stockholder who intends to propose any other matter to be acted on at the 2015 annual meeting of stockholders does not inform the Company of such matter by March 4, 2015, the persons named as proxies for the 2015 annual meeting of stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.
Advance Notice of Business for 2015 Annual Meeting
Our Bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our corporate secretary (containing certain information specified in our Bylaws about the stockholder and the proposed business) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders. For business proposed by a stockholder to be eligible to be brought before the 2015 annual meeting of stockholders, the stockholder's notice of proposed business must be received by our corporate secretary between January 22, 2015 and February 21, 2015.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Corporate Governance Guidelines (the "Guidelines") reflect the principles by which we operate. The Guidelines cover various corporate governance topics, including director independence, Board and committee composition, mandatory director retirement, Board operations, director compensation and leadership development. Pursuant to the Guidelines, the Board provides oversight and guidance to senior management with a view to increasing stockholder value over the long-term and its primary responsibility is to exercise its fiduciary duties to act in the best interests of the Company and our stockholders. The Nominating and Governance Committee of the Board is responsible for overseeing and reviewing the Guidelines annually and recommending any changes to the Board. A copy of the Guidelines is available on our website (www.omnicare.com) and may also be obtained, upon request, from our corporate secretary.
Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the "Code") that applies to our directors, officers and employees. The Code complies with the requirements of the New York Stock Exchange ("NYSE") and the SEC. The Board has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements the Code and is intended to promote full and accurate financial reporting. A copy of each code can be found on our website (www.omnicare.com) and may also be obtained, upon request, from our corporate secretary.
Director Independence
Under the Guidelines, a majority of the Board must be comprised of directors who meet the director independence requirements set forth in the NYSE listing rules. Under the NYSE listing rules, no director qualifies as "independent" unless the Board affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The basis for the Board's determination that a relationship, if any, is not material must be disclosed in the proxy statement for our annual meeting. In this regard, the Board has adopted categorical standards to assist it in making determinations of independence, which are identical to the criteria for determining independence set forth in the NYSE listing rules.
The Board and the Nominating and Governance Committee undertook their annual review of director independence in March 2014 and determined that each of Messrs. Bernbach, Carlson, Emmert, Heyer, Leno, Schochet and Shelton and Ms. Wallman, is independent. Ms. Lindell, who is retiring immediately prior to the Annual Meeting, was determined to be independent during her 2013-2014 Board year service. In the course of reviewing the independence of each director, the Board and the Nominating and Governance Committee consider transactions and relationships, if any, between a director or any member of his or her immediate family on the one hand and (i) the Company and its subsidiaries and affiliates or (ii) members of senior management or any of their immediate family members, on the other hand. As of the date of such review, there are no such transactions or relationships.
Board's Role in Risk Management
Risk Oversight. The Board has ultimate oversight responsibility for our risk management process. The Board regularly discusses with and receives updates from senior management and/or outside counsel or consultants on the identification, assessment, management and mitigation of the largest risks the Company faces, including risks in the following areas: operational, strategic, governmental, regulatory and compliance, financial, political and reputational. The Audit Committee monitors risks associated with financial reporting and internal controls, receives annual reports on risk assessment from our independent outside auditor and regularly discusses financial and economic risks as well as financial implications of certain regulatory or legal risks with senior management and/or outside counsel or consultants. The Compliance Committee, in conjunction with our General Counsel and Chief Compliance Officer, monitors our regulatory and legal risks and oversees our compliance with applicable laws and regulations, including federal and state healthcare reimbursement laws. The Compensation Committee monitors risks associated with our compensation policies and programs. The Nominating and Governance Committee monitors risks associated with management succession planning and assists the Board in monitoring risks associated with our corporate governance practices, including the composition and function of the Board.
Enterprise Risk Management System. Management uses our enterprise risk management system to conduct periodic risk assessments to identify and evaluate the likelihood and potential magnitude of current and emerging risks the

Company faces, and to identify steps to mitigate and manage the controllable aspects of each such risk. The results of the risk assessment are discussed periodically with the Board, the Audit Committee, the Compliance Committee and, as appropriate, other Board committees.
Continuing Education. Directors are encouraged to attend, from time to time, third party director education programs and symposia that address current developments relevant to directors of public companies. In addition, from time to time, education and training in issues related to our business are provided by management and/or outside consultants. Such continuing education helps to keep the Board informed of developments potentially affecting our risk profile.
Compensation Risk Management. The Compensation Committee, with input from management, conducts an annual risk assessment of our compensation program to ensure it does not create incentives for employees to take unnecessary risks contrary to the interests of our stockholders. Following its 2013 review, the Compensation Committee determined that our compensation policies and practices do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. Factors considered by the Compensation Committee as part of its 2013 risk assessment include:

•	our compensation philosophy and compensation peer group together serve as appropriate benchmark references for executive pay practices and levels;

•	the total direct compensation of our executive officers is a mix of short-term and long-term incentives, comprised of both cash and equity compensation;

•	the short-term incentive awards are based upon achievement of financial performance goals as well as qualitative individual performance goals;

•	performance-based awards are only earned if the Company achieves a pre-established minimum level of performance;

•	our mix of long-term incentive awards places greater weight on performance-based vesting, but also includes a portion with time-based vesting to support retention;

•	under the 2013 long-term incentive awards, 60% of the target award opportunity was in the form of performance-based vesting restricted stock units and the remainder was time-vesting restricted stock;

•
the 2013 short-term incentive awards were capped at 150% of the target award opportunity, including the Compensation Committee's discretionary 20% upward or downward adjustment at the end of the performance period;

•
the 2013 performance restricted stock units were capped at 180% of the target award opportunity, including the Compensation Committee's discretionary 20% upward or downward adjustment at the end of the performance period;

•
short-term and long-term incentive award payouts are subject to discretionary downward adjustment by the Compensation Committee to ensure alignment with stockholder interests, taking into consideration market and industry conditions that are not explicit performance goals under the awards;

•	stock ownership guidelines for our executive officers helps to align their interests with those of our stockholders;

•
we maintain policies and guidelines that govern individual employee and overall corporate conduct to ensure actions taken are not contrary to the interests of our stockholders, including our insider trading policy, incentive compensation clawback policy and anti-hedging and anti-pledging policy; and

•	a broad-based group of functions within the Company, including human resources, finance and legal, are involved in the design and administration of our compensation program.
Compensation Committee Interlocks and Insider Participation
As of the date of this Proxy Statement, no member of the Compensation Committee is or was a current or former officer or employee of the Company and none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Compensation Committee or has any interlocking relationship as set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Related Party Transactions
Our related party transactions policy requires that the Audit Committee approve any transaction or series of similar transactions exceeding $120,000 in which the Company is a participant and any of our executive officers, directors, holders of more than 5% of our Common Stock, or an immediate family member of any of the foregoing, has a direct or indirect material interest. In determining whether to approve a related party transaction, the Audit Committee will take into account all relevant facts and circumstances, including whether the terms are less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party's interest in the transaction, the nature of the related party's relationship with the Company, and whether the transaction would likely impair the judgment of a director or executive officer to act in the best interests of the Company. In addition, directors must recuse themselves from any discussion or decision that affects their personal, business or professional interests. The independent directors will consider and resolve any issues involving conflicts of interest of directors.
Since January 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was a party in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our Common Stock or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest.
Compensation Consultants
The Compensation Committee has sole authority to retain a compensation consultant to assist it in the evaluation of director, CEO and other senior executive compensation, but only after considering all factors relevant to the consultant's independence from management. In addition, the Compensation Committee is directly responsible for approving the consultant's compensation, evaluating its performance, and terminating its engagement. Since 2010, the Compensation Committee has retained Pearl Meyer & Partners ("PMP") as its independent compensation consultant. PMP reports directly to the Compensation Committee and interacts with management at the Compensation Committee's direction. The Compensation Committee and its chairperson have regular opportunities to meet with PMP in executive sessions without management present. The Compensation Committee regularly reviews the services provided by its outside consultants and performs an annual assessment on the independence of its compensation consultant. The Compensation Committee conducted an independence review of its relationship with PMP in 2013, and determined that PMP is independent in providing Omnicare with executive compensation consulting services and that PMP's work for the Compensation Committee did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards. In making this determination, the Compensation Committee reviewed information provided by PMP on the following factors (collectively, the "Consultant Independence Factors"):

•	other services provided to Omnicare by PMP;

•	fees received by PMP from Omnicare as a percentage of PMP's total revenue;

•	policies or procedures maintained by PMP to prevent a conflict of interest;

•	any business or personal relationship between the individual PMP consultants assigned to the Omnicare relationship and any Compensation Committee member;

•	any business or personal relationship between the individual PMP consultants assigned to the Omnicare relationship, or PMP itself, and our executive officers; and

•	Common Stock owned by PMP or the individual PMP consultants assigned to the Omnicare relationship.
In particular, the Compensation Committee noted that PMP did not provide any services to the Company or management other than services for the Compensation Committee and PMP's services were limited to executive compensation consulting. Specifically, PMP does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing.
In 2013, management hired ISS Corporate Services ("ICS") to assist with the design of the 2014 Stock and Incentive Plan. In connection with the engagement of ICS, the Committee reviewed information provided by ICS on the Consultant Independence Factors and determined that ICS is independent in providing Omnicare with executive compensation consulting services and that ICS's work for management and/or the Compensation Committee did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.
The Committee continues to monitor the independence of its compensation consultants on a periodic basis. For a description of the role of compensation consultants in the review and evaluation of our executive compensation practices, see the Compensation Discussion and Analysis section under the heading "Compensation Decision Making Process - Role of Compensation Consultants."

BOARD OF DIRECTORS MATTERS
Board Leadership Structure
Pursuant to the Guidelines, a non-executive chairman of the board ("Chairman of the Board") is the leader of the Board and presides over meetings of the Board and the stockholders. The Chairman of the Board also monitors the content, quality and timeliness of information sent to the Board, is available for consultation with management regarding oversight of business affairs, and facilitates communication among the independent directors and between the Board and management. The Board adopted this structure to promote decision making and governance independent of management and to enable the Board to better perform its monitoring and evaluation duties.
Committees of the Board of Directors
The Board has the following five committees: Audit Committee, Compensation Committee, Compliance Committee, Nominating and Governance Committee and Executive Committee. Each committee, other than the Executive Committee, is comprised of directors that are independent within the meaning of the NYSE listing rules. Each committee's charter is available on our website (www.omnicare.com) and copies may also be obtained, upon request, from our corporate secretary. The table below shows the current committee membership.

Director	Audit	Compensation	Compliance	Nominating & Governance	Executive
John L. Bernbach(1)		x
James G. Carlson(2)	x
Mark A. Emmert		x
Steven J. Heyer		Chair		x	x
Sam R. Leno	x
Andrea R. Lindell(3)			x
Barry P. Schochet(4)			Chair
James D. Shelton				Chair	Chair
Amy Wallman(5)	Chair		x	x	x
John L. Workman					x
(1) Mr. Bernbach joined the Compensation Committee in May 2013.
(2) Mr. Carlson joined the Audit Committee in September 2013.
(3) Ms. Lindell was a member of the Compensation Committee until May 2013. Ms. Lindell will retire from the Board and the Compliance Committee, effective immediately prior to the Annual Meeting.
(4) Mr. Schochet was a member of the Audit Committee until September 2013.
(5) The Board has designated Ms. Wallman as an audit committee financial expert within the meaning of the SEC regulations and the NYSE listing standards.
Audit Committee. The Audit Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the Company's independent auditor. The Audit Committee reviews and approves in advance all audit, audit-related and non-audit services performed by the independent auditor (to the extent those services are permitted by the Exchange Act). The Audit Committee meets with management and the independent auditor regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our publicly filed financial reports. In addition, the independent auditor and our Chief Audit Officer meet regularly with the Audit Committee in private session and have unrestricted access to the Audit Committee. The Audit Committee examines the independence and performance of our independent auditor and the performance of our internal audit function. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies and our annual report on Form 10-K and quarterly reports on Form10-Q.
Compensation Committee. The Compensation Committee's principal responsibility is to ensure that our compensation policies and practices support the successful recruitment, development and retention of highly-qualified executive officers and other key employees in order to achieve our business objectives and optimize our long-term financial performance. The Compensation Committee makes recommendations to the Board regarding the compensation of directors as well as equity based incentive compensation plans applicable to all employees. The chairperson of the Compensation Committee reports to the Board periodically regarding our director compensation policies compared to our compensation peer group. The Compensation Committee (i) has full and final authority to grant options and make stock awards to directors, executive officers and key employees under our stock plans, (ii) conducts an annual review of and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO"), evaluates the CEO's performance in light of those goals and objectives and determines and approves the CEO's compensation levels based on this evaluation, (iii) reviews and approves the compensation of the other executive officers, (iv) has the sole authority to retain and terminate, including the sole authority to approve any fees and retention terms of, any compensation consultant to assist in the evaluation of director, CEO or other executive officer compensation, (v) oversees the preparation and filing of the description of our executive compensation included in our proxy statement for the annual meeting of stockholders, (vi) oversees our submissions to stockholders regarding executive compensation matters to the extent required by the NYSE listing rules or other applicable regulations, and (vii) reviews and assesses on a regular basis potential risks to the Company from our compensation programs and policies. The Compensation Committee also periodically receives reports from management regarding the Company's compensation and benefits programs as they affect all employees. The Compensation Committee may delegate any of the foregoing responsibilities to subcommittees as it deems appropriate.
Compliance Committee. The Compliance Committee has general oversight of our compliance program, including the legal and regulatory compliance of our business operations and ethics policies. Specifically, the Compliance Committee (i) examines the independence and performance of our compliance personnel and the performance of our compliance function, (ii) reviews our critical compliance policies, (iii) has the authority to conduct investigations into matters relating to our legal and regulatory compliance appropriate to fulfill its duties, including direct access to any of our employees as well as any third party who may perform compliance-related consulting services, (iv) conducts an annual review of our compliance programs and practices generally, including the budget for our compliance program, significant compliance risk areas and steps management has taken to monitor and control compliance risk exposure, and makes recommendations to the Board addressing such compliance programs and practices, and (v) conducts an annual review of the Code and all related policies applicable to employees, and reviews any issues that come to its attention regarding the compliance by the Company, our directors, officers or employees with the Code and such related policies. The Compliance Committee also reviews reports from management regarding the status of our compliance with laws and regulations, as well as major legislative and regulatory developments that may have significant impact on the Company, and takes appropriate action, with the approval of the Board, to resolve litigation challenging our compliance with laws and regulations or the Compliance Committee's or Board's oversight thereof. The Compliance Committee meets regularly with the Board to make such recommendations as the Compliance Committee deems necessary and appropriate, at least twice per year with the Audit Committee to review matters of mutual interest within the context of each committee's responsibilities (beginning in 2014), and periodically with management, including the General Counsel and the Chief Compliance Officer, regarding our compliance policies and procedures and any specific compliance issues.
Nominating and Governance Committee. The Nominating and Governance Committee (i) identifies individuals qualified to serve as directors, (ii) recommends to the Board nominees for election as directors by stockholders or to fill vacancies in the Board, (iii) recommends to the Board the appointment of directors to Board committees, (iv) reviews the Guidelines annually to ensure that they are appropriate and comply with applicable laws, regulations and listing standards and recommends any desirable changes in the Guidelines to the Board, (v) recommends to the Board other activities relating to corporate governance, and (vi) oversees the administration of an annual self-evaluation process for the Board and its committees. The Nominating and Governance Committee also develops an orientation program for new directors and a program for the continuing education of directors with respect to our business and financial statements, corporate governance, and other appropriate subjects and periodically evaluates the effectiveness of such programs.
Executive Committee. The Executive Committee has and may exercise all the power and authority of the Board in the management and direction of our business and affairs except for those matters which are expressly delegated to another committee of the Board and matters which, under applicable law or our Certificate of Incorporation or Bylaws, cannot be delegated. The Executive Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisers and to approve the fees and other retention terms related to any such external counsel, consultants or advisers. The Executive Committee reports all actions taken to the Board no later than the next meeting by providing each director a copy of the written minutes.

Meetings
General. In 2013, the Board met 10 times, the Audit Committee met 9 times, the Compensation Committee met 12 times, the Compliance Committee met 5 times, and the Nominating and Governance Committee met 4 times. The Executive Committee did not meet in 2013. Each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. The directors are strongly encouraged, but not required, to attend the annual meeting of stockholders. In 2013, all directors then serving on the Board attended the annual meeting of stockholders.
Private Sessions of Non-management and/or Independent Directors. Non-management directors meet in private session without management present in February and September and at such other times as may be appropriate. In addition, if one or more non-management directors does not satisfy the independence requirements of the NYSE listing rules, an executive session including only independent directors is held at least once per year. The Chairman of the Board presides over meetings of the non-management directors and independent directors if he or she is present at such meeting. Otherwise, such meetings are led by a "Presiding Director" who is chosen by a plurality vote of the directors present. After each such meeting, the Chairman of the Board or Presiding Director, as the case may be, confers with the CEO and/or the Chairman of the Board, as applicable, as to any matters that may require his or her attention.
Director Nomination Process and Evaluation of Candidates
Nomination Process. When seeking director candidates, the Nominating and Governance Committee may solicit suggestions from incumbent directors, management and others. Additionally, we may engage a third-party executive search firm to assist the Nominating and Governance Committee and the Board in the identification of suitable potential candidates and the initial screening of candidates by, among other things, conducting personal interviews and background checks. After conducting an initial evaluation of a candidate, and depending upon the needs of the Board, the Nominating and Governance Committee may interview the candidate if it believes the candidate might be a valuable addition to the Board. The Nominating and Governance Committee may also require the candidate to meet with management. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board, based on, among other things, the needs of the Board and the experience and qualities of other prospective candidates, it may recommend to the Board that candidate's nomination.
Evaluation of Candidates.The Board has not adopted a formal diversity policy for director nominees. The Board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have a diversity of expertise that may be useful to the Company, such as an understanding of the healthcare industry and practices, the needs of the elderly, technology, finance, accounting, marketing or international matters, as appropriate based on the needs of the Board from time to time. Directors should be willing and able to devote the required amount of time to Company affairs.
Stockholder Proposals for Director Nominees. The Nominating and Governance Committee will consider written proposals from stockholders for director nominees. In considering candidates recommended by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of such candidate. In accordance with our Bylaws, any such nominations must be received by the Nominating and Governance Committee, c/o the corporate secretary, not less than 90 days nor more than 120 days prior to the anniversary of the prior year's annual meeting of stockholders. The Nominating and Governance Committee received no nominee recommendations from stockholders for the Annual Meeting. Stockholder nominations for our 2015 annual meeting of stockholders must be received by our corporate secretary on or after January 22, 2015 and not later than February 21, 2015.
Stockholder nominations must include the information set forth in Sections 1.02(e) and 2.02(b) of our Bylaws. This information must include, among other things, (A) as to the nominee: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of Common Stock beneficially owned by the nominee, (iv) a description of all arrangements or understandings between the proposing stockholder (and each beneficial owner) and the nominee and any other person or persons (including their names) pursuant to which the nomination is being made, (v) any other information relating to the nominee that is required to be disclosed in a proxy statement under Section 14 of the Exchange Act, and (vi) a statement that such nominee is willing to be considered and to serve as a director if nominated and elected; and (B) as to the stockholder and/or beneficial owner making such proposal: (i) the name and address, as they appear on our books, of the stockholder making the proposal and the beneficial owner, if any, on whose behalf such proposal is being made, (ii) the number of shares of Common Stock beneficially owned by the stockholder and/or the beneficial owner, (iii) any material interest of the stockholder or beneficial owner in the nominee and in the nomination of directors generally, (iv) any other information relating to the nominee that is required to be disclosed in a proxy statement under Section 14 of the Exchange Act, and (v) whether such stockholder or beneficial owner, either alone or as a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such nomination.
Mandatory Retirement Policy
The Guidelines provide that no person who reaches the age of 72 on or prior to the date of an annual meeting of stockholders may be nominated or re-nominated for election to the Board, and any director who reaches that age will be automatically retired from the Board immediately prior to the first annual meeting of stockholders thereafter.
Contacting the Board
Stockholders and other interested parties can send written communications to one or more directors at the following address: Omnicare, Inc., 900 Omnicare Center, 201 East Fourth Street, Cincinnati, Ohio 45202, Attn: Corporate Secretary. All such communications will be forwarded to the relevant director(s), except for communications unrelated to the Company.
DIRECTOR COMPENSATION
Director Compensation Program
In accordance with the director compensation arrangements approved by the Board, we pay non-employee directors (other than the Chairman of the Board) an annual cash retainer fee of $75,000 and an annual award of restricted stock with a grant date fair value of $175,000. We pay the Chairman of the Board an annual cash retainer fee of $105,000 and an annual restricted stock award with a grant date fair value of $300,000. In addition, for membership on each Board committee other than the Executive Committee, we pay an annual cash fee of $20,000 to each non-chairperson member and $40,000 to the chairperson. The annual director fees are paid quarterly based on the Board's service year, which begins and ends on the date of the annual meeting of stockholders, and are prorated for partial-year service. Directors may elect to receive their annual cash fees in any combination of cash, restricted stock and/or restricted stock units and may elect to receive their annual award of restricted stock in any combination of restricted stock and/or restricted stock units. The restricted stock and restricted stock units are granted on the date of the annual meeting of stockholders and vest on the first anniversary of the grant date; however, delivery of the shares of Common Stock underlying vested restricted stock units is deferred until the director's service on the Board ends.
The Compensation Committee reviews comparative market data and recommendations from its compensation consultant with regard to the form and amount of our non-management director compensation. The Compensation Committee conducts an annual review based on such data and recommendations to determine whether any adjustments need to be made to our non-management director compensation program. After conducting such a review in May 2013, taking into account current director pay practices and pay levels of similar organizations, including our 2013 Compensation Peer Group, the Compensation Committee determined that no changes should be made for the 2013 - 2014 board year.
Stock Ownership Guidelines for Directors
In order to encourage each non-employee director to achieve and maintain an appropriate ownership stake in the Company, we have established stock ownership guidelines that require each non-employee director to hold Common Stock with a value of at least six times the amount of his or her annual cash retainer within five years of joining the Board. For the purposes of the guidelines, the amount held includes vested and unvested restricted stock and restricted stock units, but does not include unexercised stock options. Each non-employee director has satisfied the minimum ownership requirement, except for Messrs. Bernbach, Carlson and Leno, who have each been on the Board less than two years.

2013 Director Compensation
Our non-management directors earned the following compensation in fiscal 2013:

Name	Fees Earned or Paid in Cash	Stock Awards(4)	Option Awards(4)	All Other Compensation(5)	Total
John L. Bernbach	$90,000	$175,001	-	-	$265,001
James G. Carlson(1)	58,000	131,237	-	-	189,237
Mark A. Emmert	100,000	175,001	-	$2,673	277,674
Steven J. Heyer	135,000	175,001	-	8,010	318,011
Sam R. Leno	95,000	175,001	-	2,697	272,698
Andrea R. Lindell	95,000	175,001	-	4,522	274,523
Barry P. Schochet(2)	140,000	175,001	-	1,337	316,338
James D. Shelton(3)	145,000	300,023	-	5,020	450,043
Amy Wallman	155,000	175,001	$10,012	7,195	347,208

(1)
Mr. Carlson's annual cash retainer and annual stock award were prorated based on his appointment to the Board in July and his committee fee for membership on the Audit Committee was prorated based on his appointment in September.

(2)	Mr. Schochet received $10,125 of his cash retainer in restricted stock units.

(3)	Mr. Shelton received $72,500 of his cash retainer in restricted stock units.

(4)
As of December 31, 2013, the aggregate number of unvested restricted stock and restricted stock units and the aggregate number of shares underlying unexercised stock options held by each non-employee director was as follows:

Name	Unvested Restricted Stock and Restricted Stock Units	Number of Securities Underlying Unexercised Stock Options(a)
John L. Bernbach	3,792	-
James G. Carlson	2,387	-
Mark A. Emmert	9,358	-
Steven J. Heyer	13,708	1,266
Sam R. Leno	3,792	-
Andrea R. Lindell	9,392	-
Barry P. Schochet	11,267	-
James D. Shelton	19,272	1,506
Amy Wallman	9,392	8,186

(a)	Represents stock options granted as a result of participation in the Omnicare StockPlus Plan.

(5)	Includes dividends and interest paid on vested restricted stock and restricted stock units.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Directors are elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election as directors at the Annual Meeting the nine persons named below, each a current director.
A stockholder may nominate a candidate for election as a director by providing timely proper written notice of the nomination to our corporate secretary in advance of the Annual Meeting, as more fully set forth in this Proxy Statement under the caption "Board of Directors—Director Nomination Process and Evaluation of Candidates—Stockholder Proposals for Director Nominees." The Board will consider candidates recommended by stockholders if the recommendation is made in accordance with the procedures set forth in this Proxy Statement under the same caption.
Our Fourth Amended and Restated Bylaws ("Bylaws") provide that in uncontested elections such as that being conducted this year, a director will be elected by a "majority of the votes cast." A "majority of votes cast" means that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In an election that is uncontested, if a director does not receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the director must promptly tender his or her resignation to the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.
We anticipate that all nominees listed below will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board and for the remaining nominees (except for abstentions and broker non-votes with respect to the election of directors). Proxies submitted without direction pursuant to this solicitation will be voted FOR each director nominee named below.
Nominees
John L. Bernbach, 70, director since 2013
Mr. Bernbach currently serves as President and Founder of Engine USA, LLC, a subsidiary of The Engine Group, Ltd., one of the United Kingdom's largest independent marketing and communications companies. Mr. Bernbach was co-founder, President and Chief Operating Officer of Puris Bernbach Partners (formerly NTM Inc. (Not Traditional Media)), a marketing and media advisory firm from 2003 through January 2010. Prior to that, he served as Chairman and Chief Executive Officer of The Bernbach Group, an executive management consulting business. From 1995 to 2000, Mr. Bernbach served as a director, and later as Chief Executive Officer and Chairman of North American Television, a joint venture between the Power Corporation of Canada and the Canadian Broadcasting Company. He spent 27 years in the advertising business at Doyle Dane Bernbach, including 8 years as President and Chief Operating Officer of DDB Needham Worldwide. Mr. Bernbach currently serves on the boards of Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, Putnam Investments LLC and Lela, Inc.
Mr. Bernbach brings to the Board considerable management and leadership expertise gained over 20 years in leadership roles with several companies, including managing multinational corporations. He also provides valuable perspectives in the areas of marketing strategies, advertising and communications.
James G. Carlson, 61, director since 2013
Mr. Carlson served as the Chief Executive Officer, President and Chairman of the Board of Amerigroup Corp., a multi-state managed healthcare company, from 2007 through December 2012, retiring after Amerigroup merged with WellPoint Inc. He also served as Amerigroup's President and Chief Operating Officer from 2003 to 2007. Prior to that, he served as an Executive Vice President of UnitedHealth Group and President of its UnitedHealthcare business unit, which served more than 10 million members in HMO and PPO plans nationwide. Mr. Carlson's diverse experience also includes over 17 years with Prudential Financial, Inc. He currently serves on the board of directors of Kinetic Concepts, Inc., a life sciences company in the wound care space.
Mr. Carlson brings to the Board considerable healthcare industry expertise, having over 30 years of experience in the health insurance industry. He also brings to the Board valuable investor relations, corporate governance, corporate communications and general public company leadership and management expertise, having spent more than 10 years in leadership roles with public companies, including more than five years as the Chief Executive Officer and Chairman of the Board of a public healthcare company.
Mark A. Emmert, Ph.D., 61, director since 2011
Dr. Emmert is the President of the National Collegiate Athletic Association ("NCAA") and has held that position since October 2010. Prior to that, he served as President of the University of Washington from June 2004 to October 2010, during which time he established an interdisciplinary Department of Global Health and the Institute for Health Metrics and Evaluation. Prior to 2004, Dr. Emmert served as Chancellor at Louisiana State University and Chancellor and Provost at the University of Connecticut, in addition to holding administrative and academic positions at Montana State University and the University of Colorado. Dr. Emmert is currently a member of the board of directors of Expeditors International of Washington, Inc. and Weyerhaeuser Company.
Dr. Emmert brings to the Board considerable experience in leadership and management. He also adds a valuable perspective on healthcare institutions as a result of his oversight of four hospitals, $1.2 billion in research and over 35,000 employees while at the University of Washington. In addition, through his service as President of the NCAA, Dr. Emmert brings expertise in government relations and strategic planning.
Steven J. Heyer, 61, director since 2008
Mr. Heyer is the Chairman and Chief Executive Officer of The Pod Hotel Co. as well as the Chairman and Chief Executive Officer of Lela, Inc. Mr. Heyer is also a director of Lazard Ltd. and Lazard Group and he was appointed lead director of Lazard Ltd. in November 2009. From February 2010 until March 2011, Mr. Heyer served as Chairman and Chief Executive Officer of Harry & David Holdings, Inc., which filed for bankruptcy protection in March 2011 and emerged from bankruptcy in September 2011. Mr. Heyer was the Chief Executive Officer of Starwood Hotels & Resorts Worldwide from October 2004 until April 2007. Prior to joining Starwood, he was President and Chief Operating Officer of The Coca-Cola Company from 2002 to 2004. From 1994 to 2001, he was President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner's Operating Committee. Previously, Mr. Heyer was President and Chief Operating Officer of Young & Rubicam Advertising Worldwide, and before that spent 15 years at Booz Allen & Hamilton.
Mr. Heyer brings considerable expertise to the Board gained through a variety of leadership positions across diverse industries, particularly broadcast media and consumer products and services. He thus brings to the Board broad perspectives on business matters, particularly in the areas of marketing and strategic positioning of products and services. Moreover, his service as lead director on the board of directors of another public company gives him additional perspectives on business, financial and executive compensation matters.
Samuel R. Leno, 68, director since 2012
Mr. Leno retired in December 2011 as Executive Vice President and Chief Operations Officer of Boston Scientific Corporation, a position he held since March 2010, where he was responsible for the finance, information systems, operations and business development and strategy functions. He served as Executive Vice President, Finance and Information Systems and Chief Financial Officer of Boston Scientific from 2007 until March 2010. Previously, Mr. Leno was Executive Vice President - Corporate Finance and Operations and Chief Financial Officer of Zimmer Holdings, Inc. from 2003 to 2007, and Senior Vice President and Chief Financial Officer of Zimmer from 2001 to 2003. From 1999 to 2001, he served as Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc. He also served as Chief Financial Officer of Corporate Express, Inc. and Coram Healthcare. In previous positions, Mr. Leno served in various financial and executive capacities at Baxter International Inc. and American Hospital Supply Corporation, both global healthcare companies, for over 20 years, including as Vice President, Finance and Information Technology-Hospital Business at Baxter. He also served as a Lieutenant in the United States Navy and is a Vietnam veteran. Mr. Leno currently serves as a director of Lantheus Medical Imagining Holdings, Inc. and Endotronix, Inc. and as Chairman of the Board of Zest Anchors LLC.
Mr. Leno brings to the Board over 30 years of experience in the healthcare industry. His extensive experience includes expertise in operations, healthcare compliance, finance and information systems.
Barry P. Schochet, 63, director since 2011
Mr. Schochet is an Operating Partner of CIC Partners, a mid-market private equity firm. From 2005 to 2013, he served as President and CEO of BPS Health Ventures, LLC, a healthcare consulting and investment firm. From 1995 to 2005, Mr. Schochet served in various executive roles with Tenet Healthcare Corporation, including Vice Chairman. Prior to that, he served in various capacities at the company's predecessor, National Medical Enterprises, including as Hospital Division President and as Chief Executive Officer of Cypress Community Hospital. Mr. Schochet currently serves as a director of Universal Hospital Services, Inc.
Mr. Schochet brings more than 30 years of healthcare experience to the Board. His extensive experience includes business, leadership and management expertise within the healthcare sector. Mr. Schochet also provides extensive healthcare compliance and financial expertise to our Board.
James D. Shelton, 60, director since 2008
Mr. Shelton has served as our non-executive Chairman of the Board since 2011. He also served as our Interim President and Chief Executive Officer from July through December 2010. Mr. Shelton currently serves as Chairman of the Board of LHP Hospital Partners, Inc. ("Legacy"). Prior that, he served as Chairman of the Board, President and Chief Executive Officer of Triad Hospitals, Inc. from May 1999 until the organization was sold in 2007. Mr. Shelton also serves as a director of Ventas, Inc.
Mr. Shelton gained valuable insight into the day-to-day operations of the Company during his tenure as Interim President and Chief Executive Officer of the Company. As former Chairman and Chief Executive Officer of another public healthcare company, he brings extensive leadership, operational and financial experience in the healthcare industry. In addition, as the Chairman of the Board of Legacy and a director of another public healthcare company, Mr. Shelton has a unique perspective on healthcare technology and other healthcare-related issues. Mr. Shelton's work experience and membership on the boards of companies, both inside and outside of the healthcare industry, as well as his prior service as Interim President and Chief Executive Officer of the Company, gives Mr. Shelton insight into corporate governance matters and the relationship between boards and management, which positions him well to serve as our Chairman of the Board.
Amy Wallman, 64, director since 2004
Ms. Wallman retired in 2001 as an audit partner with Ernst & Young International, a position she held for more than 15 years, including serving as the Health Care Industry Leader in the healthcare practice group from 1995 to 2001. Over the course of her career, she advised companies in various industries, including manufacturing, financial services and retail, ultimately developing specific expertise in healthcare. Given her extensive career in accounting at one of the largest accounting firms, Ms. Wallman brings not only demonstrated skills, but significant experience in the accounting, auditing and financial reporting functions.
John L. Workman, 62, director since 2012
Mr. Workman has served as our Chief Executive Officer and a director since September 2012. Prior to that, Mr. Workman served as our Interim Chief Executive Officer and Chief Financial Officer from June 2012 to September 2012, as President and Chief Financial Officer from February 2011 to June 2012, and as Executive Vice President and Chief Financial Officer from 2009 to 2011. Prior to joining Omnicare, Mr. Workman served as Executive Vice President and Chief Financial Officer of HealthSouth Corporation from 2004 to 2009. Prior to that, he spent 6 years serving in executive officer roles at U.S. Can Corporation, including Chief Executive Officer and Chief Operating Officer. Mr. Workman also spent more than 14 years with Montgomery Ward & Company, Inc., serving in various financial leadership capacities, including Chief Financial Officer and Chief Restructuring Officer. Mr. Workman began his career with the public accounting firm KPMG LLP. Mr. Workman is also a director of Federal Signal Corporation, a public company that specializes in environmental and safety solutions.
Mr. Workman brings to the Board over 30 years of diverse experience in various industries. As Chief Executive Officer, he provides the Board with management's perspective on our business, operating environment and strategic direction. Mr. Workman also has strong financial and operational expertise, significant experience in corporate governance and restructuring matters and a broad knowledge of the healthcare industry.
THE BOARD RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Persons Beneficially Owning More than Five Percent of Outstanding Common Stock
Set forth below is the name, address and stock ownership of each person or group of persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock. Under applicable Securities and Exchange ("SEC") regulations, shares are treated as "beneficially owned" if a person has sole or shared voting or dispositive power with respect to the shares. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. Percent of class is based on 99,026,152 shares of Common Stock outstanding on March 31, 2014.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	9,755,102	9.85%
Boston Partners(2) One Beacon Street Boston, MA 02108	7,678,256	7.75%
Harris Associates L.P.(3) Two North LaSalle Street, Suite 500 Chicago, IL 60602	6,586,079	6.65%
Iridian Asset Management LLC(4) 276 Post Road West Westport, CT 06880	6,193,245	6.25%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	6,591,466	6.66%

(1)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2014, BlackRock Inc. has sole voting power with respect to 9,118,452 shares and sole dispositive power with respect to 9,755,102 shares.

(2)
Based on information obtained from a Schedule 13G filed with the SEC on February 12, 2014, Robeco Investment Management, Inc. d/b/a Boston Partners has sole voting power with respect to 6,525,949 shares, shared voting power with respect to 36,945 shares and sole dispositive power with respect to 7,678,256 shares.

(3)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 14, 2014, Harris Associates L.P. has sole voting power with respect to 6,569,179 shares and sole dispositive powers with respect to 6,569,179 shares. Harris Associates Inc., the general partner of Harris Associates L.P., has sole voting power with respect to 6,569,179 shares and sole dispositive powers with respect to 6,569,179 shares. By reason of advisory and other relationships with the persons who own the shares, Harris Associates L.P. may be deemed to be the beneficial owner of 6,586,079 shares.

(4)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 4, 2014, Iridian Asset Management LLC ("Iridian") has shared voting and dispositive power with respect to 6,138,677 shares. David L. Cohen and Harold J. Levy may be deemed to share with Iridian the voting and dispositive power with respect to 6,138,677 shares and to possess beneficial ownership of the shares by virtue of their indirect controlling ownership of Iridian and serving as joint Co-Chief Investment Officers of Iridian. Each of Messrs. Cohen and Levy disclaim beneficial ownership of such shares. Mr. Levy has direct beneficial ownership of and sole voting and dispositive power with respect to the 54,568 shares owned directly by him.

(5)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 12, 2014, The Vanguard Group, Inc. ("Vanguard") has sole voting power of 96,322 shares, sole dispositive power of 6,505,644 shares, and shared dispositive power of 85,822. By reason of advisory and other relationships with the person who owns the shares, Vanguard may be deemed to be the beneficial owner of 6,591,466 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 58,122 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 65,900 shares as a result of its serving as investment manager of Australian investment offerings.

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of Common Stock beneficially owned by our directors and executive officers as of March 31, 2014. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Percent of class is based on 99,026,152 shares of Common Stock outstanding on March 31, 2014.

Individual or Group	Number of Shares Beneficially Owned	Percent of Class
Directors:
John L. Bernbach	3,792	*
James G. Carlson	2,387	*
Mark A. Emmert	12,652	*
Steven J. Heyer	29,108	*
Sam R. Leno	7,117	*
Andrea R. Lindell	38,178	*
Barry Schochet	16,904	*
James D. Shelton(1)	117,890	*
Amy Wallman(1)	47,938	*
Executive Officers:
John L. Workman(1) (2)	253,809	*
Nitin Sahney(1) (2)	115,679	*
Robert O. Kraft	36,065	*
Alexander M. Kayne(1)	45,400	*
Randall Carpenter(1)	19,912	*
Kirsten Marriner	14,559	*
Directors and executive officers as a group(3)	761,390	0.769%

*	Less than 1%

(1)
Shares of Common Stock beneficially owned includes outstanding stock options that are currently exercisable or will be exercisable within 60 days as follows: Mr. Shelton - 1,506; Ms. Wallman - 4,878; Mr. Workman - 11,031; Mr. Sahney - 16,045; Mr. Kayne - 6,017; Mr. Carpenter - 840.

(2)	Includes shares held in the Employees' Savings and Investment Plan (our 401(k) plan) as follows: Mr. Workman - 35; Mr. Sahney - 139.

(3)	Includes an aggregate of 40,317 stock options that are currently exercisable or will be exercisable within 60 days.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and, if any, persons who beneficially own more than 10% of our Common Stock to file reports of securities ownership and changes in such ownership with the SEC. Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2013, with the exception of one director, Mr. Carlson, who filed a late Form 4 reporting his first annual grant of restricted stock on September 10, 2013.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board has reviewed and discussed the section of this Proxy Statement captioned "Compensation Discussion and Analysis" with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section captioned "Compensation Discussion and Analysis," as it appears herein, be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
The Compensation Committee:
Steven J. Heyer, Chairperson
John L. Bernbach
Mark A. Emmert
COMPENSATION DISCUSSION AND ANALYSIS
This section of the Proxy Statement (the "CD&A") provides a description and review of our executive compensation program with respect to our named executive officers ("NEOs"), including the objectives of the program, the various components of the program, the compensation decision-making process and the compensation decisions made in 2013. Our NEOs for 2013 are:

1.	John L. Workman – Chief Executive Officer

2.	Nitin Sahney – President and Chief Operating Officer

3.	Robert O. Kraft – Senior Vice President and Chief Financial Officer

4.	Alexander M. Kayne – Senior Vice President, Secretary and General Counsel

5.	Randall Carpenter – Senior Vice President and Chief Information Officer
Executive Summary
2013 Business and Performance Highlights
During 2013, we fully implemented a multi-phased operating plan to promote a consistent operating structure across our Long-Term Care Group ("LTC"), while increasing our investment in the business development aspect of our Specialty Care Group ("SCG") to continue the segment's robust growth. We believe these programs led to significantly improved operating performance across our business while also enhancing our foundation for future growth. Within LTC, we generated a 32% increase in beds added in 2013 while increasing our customer retention rate 260 basis points to 93.7%, which represented our best performance of any year in recent history. In fact, the progress in these areas translated into our first full-year of net organic bed growth in over ten years. Similarly, in SCG, we believe our investments in sales and marketing improved our selling effectiveness in the market, which contributed to the generation of 78% more new business opportunities than business losses.
While we made significant progress enhancing our operational infrastructure and improving results, we also reassessed our business to determine which platforms are core to LTC and SCG. As a result, we determined that our hospice pharmacy business was not a good fit with the rest of the platforms and classified it as a discontinued operation in our financial statements. We also developed differentiated growth strategies for our six core operating platforms (skilled nursing pharmacy, assisted living pharmacy, specialty pharmacy, brand support services, supply chain solutions, and patient support services), which we believe will enable us to grow more rapidly across the various markets we serve.
Overall, we made substantial progress reorganizing our operations while establishing a strategic pathway to maximize our opportunities. We performed well in relation to the three key priorities we established at the onset of 2013, as reflected by the following results:

Priority	Result
- Establish consistent organic growth in LTC	- Three consecutive quarters of net organic bed growth (2Q13 - 4Q13) and net organic growth for the full year 2013
- Continue growth momentum in SCG	- 28% revenue growth in SCG ($1.384 billion vs. $1.079 billion)
- Allocate capital efficiently	- Returned over 50% of our cash flow from continuing operations to stockholders

This discussion includes certain non‑GAAP financial measures used by management. Please see"Management's Discussion and Analysis of Financial Condition and Results of Operations - Special Items" on page 26 of the 2013 Annual Report and Appendix A to this Proxy Statement for a description of how we calculate these measures, why we believe they are useful to investors, the purpose for which management uses these measures, and a reconciliation to the most comparable GAAP measures.
Our financial performance was strong during 2013, a year in which we made significant investments in and enhancements to our long-term operating infrastructure. In 2013, we generated a 9.9% increase in adjusted diluted cash earnings per share ("adjusted diluted cash EPS") from continuing operations of $3.43, which was favorably impacted by a 7.6% increase in adjusted operating income from continuing operations and a reduction in diluted average shares outstanding of 3.5 million, due to our repurchase of 4.8 million shares, which was partially offset by conversions of outstanding convertible notes. Including discontinued operations, adjusted diluted cash EPS was $3.61, which surpassed our $3.56 per share performance target for 2013 short-term incentive awards under our annual incentive compensation program for executive officers (the "2013 AIP"). We achieved these strong results despite the substantial challenges that exist in the healthcare services industry and ongoing healthcare regulatory reform and notwithstanding the significant investments we made in our operating infrastructure, including a structural reorganization of LTC. Our fundamental financial performance was strong in 2013, as indicated in the following table (in thousands):

Financial Measure	2013	2012	% Change
Net sales	$6,013,398	$5,878,464	2.3%
Gross Profit	1,420,862	1,395,422	1.8%
Adjusted EBITDA from continuing operations	673,514	629,889	6.9%
Adjusted operating income	565,121	525,423	7.6%
Adjusted income from continuing operations	289,515	263,654	9.8%
Net Sales. In 2013, we generated net sales of $6.0 billion, which represents our first year-over-year increase since 2011. We achieved sales growth despite the fact that net sales is generally contained within the industry due to the ongoing trend of new low-cost generic drug introductions.
Gross Profit. We saw a slight increase in gross profit in 2013 compared to 2012, due in part to our ongoing cost reduction and productivity improvement initiatives.
Adjusted EBITDA. Our 2013 adjusted EBITDA from continuing operations of $673.5 million represented a 6.9% increase over 2012 and the EBITDA margin improved 48 basis points to 11.20% of net sales. The following graph shows our adjusted EBITDA from continuing operations over the past three years.
Adjusted Operating Income; Adjusted Income. We achieved adjusted operating income of $565.1 million in 2013, a 7.6% increase over 2012.We generated $289.5 million in adjusted income from continuing operations in 2013, a 9.8% increase over 2012.
Cash Flow. Our cash flow from operating activities of continuing operations was $479.5 million in 2013, a 10.3% decrease from 2012, reflecting an increase in working capital at year-end that pertained to a timing issue with inventory levels that is expected to reverse in the first half of 2014.
Adjusted Diluted Cash EPS. Our 2013 adjusted diluted cash EPS from continuing operations was $3.43, an increase of $0.31, or 9.9%, over 2012. Adjusted diluted cash EPS, including discontinued operations, was $3.61, surpassing our

2013 AIP target of $3.56. The following graph shows our adjusted diluted cash EPS from continuing operations over the past three years.
Stock Performance. Our stock price increased by 67.2% during 2013, which is our largest calendar year increase since 2003, and by 137.7% from January 1, 2011 through December 31, 2013, both of which significantly outpaced the average of our 2013 Compensation Peer Group and the S&P 500 over the same periods, as demonstrated in the graph below.
Total Stockholder Return. Our one-year total stockholder return ("TSR"), including dividend payments, for 2013 was 68.9%. Our TSR significantly outpaced the TSR of the S&P 500 and our 2013 Compensation Peer Group for the same period, which was 32.4% and 43.2%, respectively. Our cumulative TSR for the three year period from January 1, 2011 through December 31, 2013 was 142.4%. That is, a $100 investment on January 1, 2011 would have yielded $242.40 on December 31, 2013, assuming reinvestment of dividends. The graph below shows our TSR over the past three years, compared to our 2013 Compensation Peer Group.

Omnicare Total Stockholder Return vs. Peer Group
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
142.4%
78.1%
31-Dec-10
28-Feb-11
30-Apr-11
30-Jun-11
31-Aug-11
31-Oct-11
31-Dec-11
29-Feb-12
30-Apr-12
30-Jun-12
31-Aug-12
31-Oct-12
31-Dec-12
28-Feb-13
30-Apr-13
30-Jun-13
31-Aug-13
31-Oct-13
31-Dec-13
OCR TSR
Peer Group Average TSR

Return of Capital to Stockholders. As a result of our strong financial position and as part of our strategic business plan, we returned a significant amount of capital to our stockholders in 2013. We repurchased 4.8 million shares at an aggregate cost of approximately $221 million in fiscal 2013, for a cumulative amount of 24 million shares at an aggregate cost of approximately $850 million from the inception of the share repurchase program in May 2010 through December 31, 2013. In addition, in the fourth quarter of 2013 we increased our quarterly cash dividend to $0.20 per share, a 43% increase over our previous quarterly cash dividend of $0.14 per share. Since May 2010, we have increased our quarterly cash dividend five times, representing an increase of more than 700%. The graph below demonstrates our three year track record of returning capital to our stockholders and the percentage of net cash flow from operating activities of continuing operations returned to our stockholders.
2013 Compensation Program Highlights
Base Salary. The Compensation Committee (the "Committee") approved salary increases for Messrs. Sahney, Kayne and Carpenter after considering factors such as (i) current base salary; (ii) the median base salary of executives at the companies in our 2013 Compensation Peer Group; and (iii) the overall performance of each executive officer during the previous year. Messrs. Workman and Kraft did not receive increases due to receiving increases in late 2012 upon promotion to their current roles.
Short-Term Incentive Awards. The Committee approved performance-based short-term incentive awards under the 2013 AIP that contained a company component and an individual component. The company component would vest upon the Company's achievement of a pre-established target adjusted diluted cash EPS and the individual component would vest upon achievement of individual performance goals. In addition, each 2013 AIP award was subject to an individual modifier, which could be used by the Committee to increase or decrease an NEO's actual award based on an overall review of his 2013 performance. Upon achieving a 2013 adjusted diluted cash EPS of $3.61, surpassing our 2013 AIP target of $3.56, the Company component vested at 110.4% of target and together with the individual component and the Committee's exercise of positive or negative discretion, the NEOs received between 101% and 150% of their target 2013 AIP awards. The charts below show the weight of each component in the target 2013 AIP awards.
Long-Term Incentive Awards. The Committee approved modifications to the form of the long-term incentive ("LTI") awards, including increasing the percentage subject to performance-based vesting so that the majority of the 2013 LTI awards 60% vest upon the Company's achievement of pre-established performance goals. The following graph shows the percentage of the LTI awards subject to performance vested and time vested, the former of which increased in 2013 and again in 2014.
The Committee also re-designed the performance restricted stock unit ("PSU") portion, which vests over a three-year period upon achievement of a pre-established target adjusted diluted cash EPS from continuing operations for each of the three years and/or a cumulative adjusted diluted cash EPS from continuing operations target over the entire period.

Upon achieving a 2013 adjusted diluted cash EPS from continuing operations of $3.43 per share, surpassing the one-year 2013 target of $3.28 per share, 12.5% of the 2013 PSU award vested and was paid in shares of Common Stock.
Senior Executive Change in Control Plan. The Committee approved a Senior Executive Change in Control Plan to support the following objectives: (i) provide key employees with competitive severance benefits in the event of a change in control, (ii) limit the use of employment agreements, (iii) establish clear and consistent rules for eligibility, (iv) provide a consistent set of benefits for eligible participants, and (v) provide a double-trigger standard for severance payments made in the event of a change in control. The plan is described further under the heading "Post-Termination Benefits."
Clawback Policy. The Committee approved the adoption of the Incentive Compensation Clawback Policy, which allows the Committee to recoup all or part of any incentive compensation paid to current or former executive officers and other officers determined by the Committee in the event of a financial restatement due to material noncompliance with financial reporting requirements.
Anti-Hedging and Anti-Pledging Policy. The Committee approved the adoption of the Anti-Hedging and Anti-Pledging Policy, which prohibits directors, officers and employees from engaging in any hedging of our securities with derivative instruments, such as short sales, puts, calls, collars and forward sale contracts. The purpose of this policy is to ensure that the interests of our personnel are properly aligned with our stockholders' interests. We also approved a policy prohibiting directors, officers and employees from intentionally pledging or creating a security interest in our securities, except with prior approval by our general counsel in consultation with the Committee chairperson.
Employment Agreements. In July 2013, the Committee and the Board approved amended and restated employment agreements for each of Messrs. Workman and Sahney. The Committee consulted with its independent compensation consultant, PMP, to establish the compensation components included in each agreement. The Committee, in consultation with PMP, approved an amended and restated employment agreement for Mr. Workman with an 18-month term, which included a short-term incentive opportunity based upon achievement of performance goals over the term. The short-term incentive opportunity was designed to be in lieu of any other short-term or long-term incentive awards during the term (other than his target awards previously granted under the 2013 AIP and 2013 LTI). The Committee also approved an amended and restated employment agreement for Mr. Sahney with an 18-month term with automatic extensions for successive one year periods, unless either party gives notice, and included eligibility to participate in the short-term and long-term incentive programs available to executive officers. The Committee determined that the terms contained in such agreements were appropriate as part of its regular succession planning and that an 18-month term and an 18-month short-term incentive opportunity, with performance goals over that period, was an appropriate way to provide incentive compensation to Mr. Workman during the term of his employment agreement. In addition, as part of its succession planning and in consideration of Mr. Sahney's increased responsibilities, the Committee determined that an 18-month term with automatic annual renewals was appropriate for Mr. Sahney.
2014 Compensation Program Highlights
CEO Transition. On March 25, 2014, we announced that Mr. Workman will retire from the Company and our Board on or before December 31, 2014. Mr. Sahney has been appointed as our President and CEO and a member of the Board, effective upon Mr. Workman's retirement.
Short-Term Incentive Awards. In early 2014, the Committee established the target annual short-term cash incentive awards for each executive officer, including the following performance metrics and weights: adjusted diluted cash EPS will account for 80% of the award and individual goals will account for the remaining 20%. In addition, the Committee eliminated the discretionary individual modifier, which allowed the Committee to increase or decrease an individual award; however, the Committee may still apply negative discretion to the maximum awards granted under the Annual Incentive Plan for Senior Executive Officers.
Long-Term Incentive Awards. In early 2014, the Committee established the design of and targets under the 2014 long-term incentive program for executive officers. Each target award is comprised of: 70% PSUs (up from 60% in 2013) and 30% restricted stock. The Committee also established the performance metrics for the PSUs, adding a second measure such that the performance-based vesting is comprised as follows: 25% based upon cumulative adjusted cash flow and 75% based upon cumulative adjusted diluted cash EPS (which was the sole metric for 2012 and 2013 PSUs).
Compensation Peer Group. In September 2013, the Committee conducted its annual review of our compensation peer group, and removed and added companies based on their annual revenues and the shift in our business mix. The Committee believes that the 2014 Compensation Peer Group is more aligned to our current business mix when compared across a number of criteria, including revenue and industry.
Stock and Incentive Plan. The Committee approved the adoption of the 2014 Stock and Incentive Plan, subject to approval by our stockholders. Our current 2004 Stock and Incentive Plan, under which all stock awards are granted, expires in May 2014. The Committee worked with its compensation consultant and members of the Company's human resources team to design the plan. Elements of the 2014 Stock and Incentive Plan include:

•	double-trigger for the vesting of awards when awards are assumed upon a change in control;

•	share limits for individual grants of all equity types;

•	annual award limit for independent director awards; and

•	clawback provision consistent with our Incentive Compensation Clawback Policy.
2013 Say-on-Pay Advisory Vote
Approximately 87% of the votes cast at the 2013 annual meeting of stockholders approved, on an advisory basis, the executive compensation described in our 2013 Proxy Statement. Based on the high advisory approval percentage, the Committee determined that our current executive compensation structure is strongly aligned to stockholder interests. The Committee takes stockholder votes seriously, and continually seeks to increase stockholders' understanding of our executive compensation program and our commitment to pay for performance. As such, we have increased our stockholder outreach efforts in recent years to ensure stockholders understand our management team decisions, business operations, key operating priorities and short-term and long-term business strategies as well as to obtain feedback on issues of importance to our stockholders. Our stockholder outreach efforts in 2013 included participating in healthcare investor conferences. We also conducted an Investor Perception Study, which further demonstrated our stockholders' confidence in our current management team, strategic priorities, and key performance measures, the latter of which are included in our short-term and long-term incentive awards for our executive officers.
Chief Executive Officer Compensation
In granting Mr. Workman's short-term and long-term incentive awards for 2013, his first full year as Chief Executive Officer ("CEO"), the Committee took into consideration his leadership as our CEO from the time of his appointment in September 2012, as well as a comprehensive review of CEO pay in our 2013 Compensation Peer Group. Based on our strong 2013 financial and operating performance, as well as Mr. Workman's leadership in formalizing a strong executive succession plan for the future, in February 2014, the Committee approved a final 2013 AIP payout of 150% of target. The Committee believes that total compensation awarded to Mr. Workman in 2013 is consistent with our compensation philosophy and aligned to the interests of our stockholders given our performance under his leadership.

Mr. Workman's actual total direct compensation for 2013, including his final 2013 AIP award, ranks at approximately the 54th percentile amongst his peers in our 2013 Compensation Peer Group (using actual pay for the most recent full year reported) and approximately the 53rd percentile when compared to our 2014 Compensation Peer Group (using actual pay for the most recent full year reported). From a pay for performance perspective, Mr. Workman's total direct compensation for 2013 was modest relative to our TSR growth, as compared to the same measure for our 2013 Compensation Peer Group.
Compensation Philosophy
Our compensation philosophy is aligned to the competitive market and anchored to our commitment to pay-for-performance. The Committee reviews our compensation philosophy annually and updates the parameters as necessary. Decisions regarding executive officer compensation, including individual award targets and compensation plan design, are guided by our compensation philosophy. The key parameters of our compensation philosophy are:

•
competitive market compensation levels will be determined from a pre-approved group of peers and a broader set of competitors (referencing proxy as well as general and industry-specific survey data), which reflect the businesses and talent pools in which we compete;

•
we generally target the market median dollar amount for total direct compensation for executive officers; however, individual target awards may vary by component and/or may be set above or below the market median after taking into consideration his or her experience and anticipated role in our long-term success; and

•	compensation for eligible executives and managers may vary significantly from year to year based on overall business and/or individual performance:

◦	short-term cash incentives and long-term equity incentives will allow for below-median pay when business results do not meet stated objectives, and

◦	conversely, these programs will allow for top quartile pay for performance significantly exceeding expectations.
Alignment with Stockholders' Interests. The Committee structures performance-based compensation to align the interests of our executive officers with the long-term interests of our stockholders. The realized value of long-term equity incentives is dependent on the long-term performance of our stock. As such, more than half of the grant-date value of target long-term equity incentive awards granted to our executive officers is performance-based and only vests if a minimum level of performance is achieved over a multi-year period.
Benchmarking for Competitiveness. The Committee establishes all components of compensation to be competitive within the parameters of our compensation philosophy. The Committee compares our compensation practices and pay levels against companies in our compensation peer group to ensure that our compensation is appropriate and competitive, which enables us to continue to attract, retain and motivate high-performing executives in an environment in which the competition for high-caliber talent is increasingly challenging. When comparing our compensation practices and pay levels to companies in our compensation peer group, the Committee uses the median compensation levels for total compensation, with variation by pay element, and gives consideration to the overall level of responsibility and performance of individual executives.
Pay-for-Performance. The Committee aligns all components of compensation, including base salary increases and all forms of incentive compensation, to the performance of the individual NEO as well as the overall performance of the Company. Minimum threshold performance levels of the majority components of both short-term and long-term incentive awards must be achieved before the awards pay out, and in 2013, the Committee had discretion to increase or decrease the awards based on its review of all aspects of an NEO's individual performance.
Accountability for Results. The Committee structures performance-based compensation to achieve a balance of short- and long-term financial, operational and strategic business performance goals, with a strong emphasis on managing the business for long-term results. The Committee reviews individual and Company performance before making final short-term and long-term incentive award decisions. The Committee strives to compensate executives in a way that is internally equitable based upon the levels of responsibility in their respective positions.
Focus on Best Practices. The Committee regularly consults with its advisers and considers best practices in executive compensation. The Committee has made numerous changes during the past several years to bring our compensation practices in line with what it believes to be best practices that also support our business objectives.
Elements of Executive Compensation
The compensation program for our executive officers consists of four main elements: base salary, annual cash incentive compensation, long-term equity incentive compensation, and other benefits. Long-term equity incentive compensation has historically been emphasized over annual cash incentive compensation because the Committee believes this reinforces the importance of stockholder value creation over longer periods of time. The elements of our compensation program for our executive officers are set forth in the table below.

Form of Compensation	Primary Objectives	Key Features
Base Salary	Attract, retain and motivate highly-qualified executives	Base salaries are generally set near peer medians and are based upon experience and skill level.
Short-Term Incentives	Motivate executives to achieve challenging short-term performance measures	Annual cash incentive program is based primarily upon achievement of adjusted diluted cash EPS targets. Awards, when paid, are generally between 50% and 150% of the executive officer's target award.
Long-Term Incentives	Motivate executives to achieve challenging long-term performance measures. Align long-term compensation with the interests of stockholders and create long-term stockholder value.
In 2013, 60% of long-term equity compensation awarded under the plan was in the form of PSUs and 40% was in the form of time-vested restricted stock. The general performance measure for the 2013 PSU grant was three-year cumulative adjusted diluted cash EPS.
The performance-based component increased for 2014 awards, with 70% of long-term incentive awards in the form of PSUs and the remaining 30% in the form of restricted stock. A second performance measure was added so that the performance measures for the 2014 PSU grant are cumulative adjusted diluted cash EPS and cumulative adjusted cash flow.

Other Benefits	Attract and retain highly-qualified executives
We maintain general welfare benefits, a 401(k) plan, a non-qualified deferred compensation plan and limited perquisites. These plans are generally conservative when compared to those offered to executives in our compensation peer group, so the Committee believes that these benefits are reasonable and aligned with the goal of attracting and retaining our executive officers.

Setting Compensation Targets and Compensation Mix
The Committee carefully reviews the compensation levels and practices of our compensation peer group when determining the targets for each element of executive officer compensation. The Committee reviews each component of compensation as well as target total direct compensation (base salary + short-term incentive + long-term incentive) when establishing targets for each component and the target total direct compensation for NEOs. The Committee set target 2013 AIP and 2013 LTI awards for the NEOs taking into account:

•	our compensation philosophy,

•	minimum and maximum award opportunities set for the prior plan year,

•	awards granted to comparable executives in our 2013 Compensation Peer Group,

•	individual performance during the prior year, and

•	the future potential of each executive officer, including his or her anticipated role in our long-term success.
The Committee believes that a significant portion of compensation of our executive officers should be at risk to ensure that compensation for the executives is aligned to the interests of our stockholders and that our pay-for-performance philosophy is upheld in our compensation actions. The following chart shows the percentage of target direct compensation that was allocated to each component of direct compensation for our NEOs in 2013 and the percentage that was "at risk."

Only 12% of Mr. Workman's target total direct compensation in 2013 was made in the form of base salary. The remaining 88% was comprised of short-term and long-term incentives, which were at risk. The average at risk pay among our other NEOs was 72.3% of target total direct compensation. Of the pay at risk, the entire short-term incentive and 60% of the long-term incentive is performance-based and will vest only upon achievement of certain performance goals. More than two-thirds (69%) of Mr. Workman's and more than half of Messrs. Sahney's and Kraft's target total direct compensation was in the form of long-term incentives.
Compensation Practices and Good Governance
Our compensation practices described below align our executive officer compensation with our compensation philosophy and the interests of our stockholders.
No Unduly Excessive or Inappropriate Compensation Practices. In addition to implementing best practices, the Committee is focused on avoiding executive compensation practices that are considered inappropriate or unduly beneficial to executives. As such, we do NOT provide the following:

•	tax gross-ups on any component of direct compensation;

•	excise tax gross-ups upon a change in control;

•	unlimited payouts on performance-based incentive compensation;

•	payment of interest on dividends (for restricted stock awards granted after September 2011); or

•	delivery of payment of dividends on restricted stock and PSUs before they vest.
Stock Ownership Guidelines. We have adopted stock ownership guidelines for our senior executive officers, including our NEOs, which we believe are in the best interests of our stockholders and are aligned to best practices in this area. Our guidelines require a minimum percentage of shares from equity incentive awards to be held until the ownership target is met, and prescribes a specific ownership target as a multiple of salary for each level, including a requirement of six-times annual salary for the CEO.
Competitive Change in Control Provisions. We have established provisions for payments upon change in control that we believe are competitive with those provided to executives in our compensation peer group and executives in the broader S&P 500. This includes reasonable benefit levels in the event an NEO is terminated due to a qualifying change in control event.
Competitive Severance Provisions Upon Termination. We have established severance provisions that we believe are competitive with those provided to executives at companies in our compensation peer group and the broader S&P 500.
Double Triggers. Our Senior Executive Change in Control Plan provides that a participating executive must have a qualifying termination following a change in control in order to receive severance benefits under the plan. The 2014 Stock and Incentive Plan has a double trigger requirement for the vesting of awards when awards are assumed upon a change in control.
Limited Perquisites. We provide executives with limited perquisites. We believe that the benefits provided to our executives are aligned with the interests of the Company and our stockholders. The benefits we provide to executive officers are meant to protect the significant investments we make in these individuals and to enhance our goal of retaining talent over a long period of time.
Risk Mitigation. We mitigate undue risk associated with compensation by utilizing a number of protective measures and practices, including but not limited to: caps on annual incentive awards, caps on performance-based long-term incentive awards, long-term vesting provisions, clear definitions of "cause" in severance plans, and vigorous Committee and management processes that provide a comprehensive view of Company performance in conjunction with compensation decision making. These processes include an annual risk assessment of all compensation programs, which evaluates the level of risk in performance-based compensation programs, and whether those programs incent employees to take unnecessary risks. Additionally, we adopted policies that specifically prohibit the hedging or pledging of Common Stock, and provides for clawback of incentive compensation in the event of a material restatement of financial earnings.
Review of Tally Sheets. We review tally sheets for our NEOs each year to fully understand their compensation opportunities, prior compensation and stock holdings. We utilize tally sheets in conjunction with compensation peer group benchmarks in establishing annual award targets and approving final awards upon completion of each performance year.
Independent Compensation Consultant. The Committee employs and works closely with an independent compensation consultant when designing our executive compensation program. Together with its compensation consultant, the Committee monitors trends and best practices in executive compensation and makes adjustments to our executive compensation program as necessary to ensure it is aligned with the interests of our stockholders.

Compensation Decision Making Process
Role of Compensation Committee. The Committee approves the compensation of our executive officers. The Committee considers each executive's overall performance, the Company's success in meeting our financial and operational goals, the success of business unit or Company initiatives in which the executive was involved, and the future expected contributions of the executive to the Company. The Committee also considers the recommendations and compensation peer group data provided by PMP. The Committee also seeks the views of the CEO on appropriate financial and operational goals, the Company's performance and the contributions of the other NEOs to that performance. In the case of the CEO, the Committee develops recommended compensation levels in consultation with its compensation consultant in executive session without the CEO present. The Committee then reviews its recommendations for the CEO with the independent members of the Board and finalizes its pay decisions. Additional information regarding the Committee's authority and responsibilities is provided in the section of this Proxy Statement titled "Committees of the Board of Directors."
Role of Compensation Consultants. In 2013, the Committee engaged PMP to assist in its review and evaluation of executive compensation practices, including the form and amount of compensation. During 2013, at the Committee's request, PMP attended and participated in many of the Committee meetings. The services provided to the Committee by PMP included:

•	providing independent, objective advice related to executive compensation matters;

•	reviewing any analysis or benchmark data that our human resources function prepares for the Committee;

•	providing market compensation benchmark references and data with respect to executive and director compensation;

•	assisting with compensation-related regulatory compliance and providing information on best/emerging practices;

•	encouraging and facilitating a process of sound governance, while working appropriately with management and other advisers to understand internal business dynamics;

•	advising on the composition of our compensation peer group;

•	gathering and analyzing information related to peer group compensation program objectives and incentive plan design; and

•	advising on new or modified incentive plan designs.
In 2013, management also retained ISS Corporate Services ("ICS") to assist management and the Committee in with the design of the 2014 Stock and Incentive Plan. ICS provided advice and calculations regarding our historic burn rate under the current 2004 Stock and Incentive Plan, and the number of shares that could be authorized for issuance under the new plan without exceeding the allowable cap applied by Institutional Shareholder Services ("ISS"), the parent company of ICS that provides proxy voting advice to stockholders when determining whether to recommend for or against a stock plan proposal involving the approval of new or additional shares. The use of ICS does not guarantee a favorable recommendation by ISS. We also used the compensation and incentive plan modeling services provided by ICS.
In addition to information compiled by PMP and the services provided by ICS, the Committee also reviewed general survey data compiled and published by third parties; neither the Committee nor the Company has any input into the scope of or the companies included in such third-party surveys.
Role of Management. The CEO, President and COO, and the compensation, human resources, legal and finance functions assist in the design of our incentive compensation plans, including performance target recommendations to support our strategic goals. The CEO attends Committee meetings at the Committee's request. The Committee generally conducts a portion of every meeting in executive session without the CEO or any members of management present. For other NEOs, the CEO considers individual performance and makes recommendations to the Committee on base salary, annual incentive compensation and long-term incentive compensation. The Committee reviews, discusses, modifies and approves, as appropriate, the recommendations from the CEO regarding the Company and individual executive performance assessment and compensation levels for the other executives.
Compensation Benchmarking
Market Comparison Data. To determine competitive market compensation levels, the Committee reviews compensation data using a group of peer companies for NEOs, and broad-based survey compensation data published by select human resources consulting firms when peer proxy information is not available or is insufficient. The Committee reviews and approves our compensation peer group each year.
Compensation Peer Group. Our compensation peer group represents the group of companies that the Committee uses for comparison and benchmarking when establishing target compensation levels and compensation plan design. The peer group is comprised of companies that the Committee believes engage in healthcare-related businesses impacted by the same economic influences as the Company and/or compete with the Company for executive talent. The Committee reviews our compensation peer group annually in the fall to evaluate ongoing relevance and to establish the compensation peer group that will be used for compensation targets and design in the coming year. In performing such evaluation, the Committee considers many factors, including (i) changes in our business mix and/or strategy; (ii) mergers and acquisitions impacting the current peer group members; (iii) industry classification; (iv) business mix; (v) revenue; (vi) market capitalization; (vii) number of employees; (viii) companies that include Omnicare in their peer group; (ix) companies included in the peer groups used by stockholder advisory services; and (x) companies included in the peer groups used by our current peer group members.
At the time the 2013 Compensation Peer Group was established, the included companies had, according to data from S&P, annual net sales ranging from approximately $2.0 billion to $80.6 billion with a median of $6.2 billion, which is comparable to our fiscal 2011 net sales of $5.9 billion. In late 2013, after review and discussion with PMP, the Committee approved the list of 20 companies below as the 2014 Compensation Peer Group to be used for 2014 compensation targets and program benchmarking. The Committee's decision was based on factors such as net sales of potential peer companies and the continued double digit growth of our Specialty Care Group, which led to the inclusion of additional specialty pharmacy companies. At the time the 2014 Compensation Peer Group was established, the included companies had, according to data from S&P, annual net sales ranging from approximately $2.4 billion to $79.5 billion with a median of $6.1 billion, which is comparable to our fiscal 2012 net sales of $5.9 billion. The following table shows the companies included in our Compensation Peer Group in 2013 and 2014.

Company Name	Industry	2013 Peer	2014 Peer
AmerisourceBergen Corporation	Pharmaceutical Wholesale	X	X
Biogen Idec Inc.	Biotechnology		X
Brookdale Senior Living Inc.	Long-Term Care Facilities	X	X
Catamaran Corporation	Healthcare Plans and Software	X	X
Celgene Corporation	Pharmaceutical Preparation		X
Covance Inc.	Medical Laboratories & Research		X
DaVita HealthCare Partners Inc.	Specialized Health Services	X	X
Henry Schein Inc.	Medical Equipment Wholesale	X	X
Hospira Inc.	Pharmaceutical Preparation	X	X
Kindred Healthcare, Inc.	Long-Term Care Facilities	X	X
Laboratory Corporation of America Holdings	Medical Laboratories & Research	X	X
Life Technologies Corporation	Biotechnology	X	X
Molina Healthcare, Inc.	Healthcare Plans	X	X
Mylan Inc.	Pharmaceutical Preparation	X	X
Owens & Minor Inc.	Medical Equipment Wholesale	X	X
Patterson Companies Inc.	Medical Equipment Wholesale	X	X
PharMerica Corporation	Retail Drug Stores	X
Quest Diagnostics Incorporated	Medical Laboratories & Research	X	X
Quintiles Transitional Holdings Inc.	Medical Laboratories & Research		X
Universal Health Services Inc.	Hospitals	X	X
WellCare Health Plans, Inc.	Healthcare Plans	X	X
Pay Practices Reference Group. The Committee uses five additional companies as a separate pay practices reference group when analyzing competitor pay practices, such as incentive compensation design and stock ownership guidelines: McKesson Corporation, Cardinal Health, Inc., Express Scripts, Inc., PharMerica Corporation, and CVS Caremark Corporation. The Committee does not refer to these companies when establishing compensation pay levels. However, given their similar business operations, the Committee uses them as reference companies, from time to time, when it is considering the adoption of new practices or the modification of existing ones.
Survey Data. PMP and our human resources function has from time to time provided the Committee with broad-based survey compensation data published by selected human resources consulting firms to help provide a general understanding of compensation practices and trends and to supplement the compensation peer group data. Survey data are selected based on the executive positions covered, revenue size and industry. In 2013, the Committee did not rely in any material respect on such surveys in determining compensation for the NEOs, and instead relied on the compensation benchmarks for executive officers at companies in our 2013 Compensation Peer Group.
Individual Performance Assessments
In January 2013, the Committee reviewed the performance of the executive officers and the Company during 2012 to determine each executive officer's (i) base salary increase, (ii) 2012 AIP award earned, and (iii) 2013 LTI award. Mr. Workman presented his assessment of the accomplishments of each executive officer (other than himself) during 2012 compared to their specific goals for the year and made recommendations for each executive officer's 2012 AIP award and 2013 LTI award, demonstrating the correlation between each individual's performance and their total compensation. As part of his recommendations, Mr. Workman referenced the peer group benchmarks and compensation targets previously reviewed and approved by the Committee. In addition, the Committee compared the resulting total direct compensation for each executive officer to the median total direct compensation for his respective peers at the companies in our 2013 Compensation Peer Group. The Committee reviewed Mr. Workman's 2012 performance in private session without Mr. Workman or other executives present. After discussing his individual performance during 2012 in his roles as CFO, Interim CEO, and CEO, and comparing his total direct compensation to the median total direct compensation for his peers at the companies in our 2013 Compensation Peer Group, the Committee established Mr. Workman's 2012 AIP award and 2013 LTI award.
Similarly, in January 2014, the Committee reviewed the individual performance of each executive officer and the Company during 2013 to determine each executive officer's (i) base salary increase, (ii) 2013 AIP award earned, and (iii) 2014 LTI award. Mr. Workman presented his assessment of the accomplishments of each executive officer (other than himself) during 2013 compared to their individual performance goals for the year and made recommendations for each NEO's final 2013 AIP award and 2014 LTI award. He also referred to the peer group benchmarks and compensation targets previously reviewed and approved by the Committee. In addition, the Committee compared the resulting total direct compensation for each executive officer to the median total direct compensation for their respective peers at the companies in our 2014 Compensation Peer Group. The Committee reviewed Mr. Workman's 2013 performance without Mr. Workman present. After discussing his individual performance during 2013 as well as the Company's performance during the same period, the Committee determined Mr. Workman's final 2013 AIP award.
Base Salary
Consistent with our compensation philosophy, the Committee sets the base salary for our executive officers at levels that it believes are appropriate to attract and retain highly qualified executives, taking into consideration several factors, including:

•	breadth, depth, and complexity of role;

•	individual performance during the prior year;

•	individual knowledge, skills, and expertise;

•	competitive peer salaries for similar roles;

•	our overall salary increase budget for all employees;

•	recent trend and current forecast data for executive salary increases;

•	current compensation targets at all levels (as other elements may be a function of salary);

•	the relative value of each position as measured against the Compensation Peer Group; and

•	internal equity (for executives with similar experience and scope of responsibilities).
The Committee reviews the base salaries of our executive officers annually taking into consideration benchmark data from our compensation peer group, as compiled and provided by PMP, as well as the factors above to establish base salaries. The base salary of each of our executive officers is generally near the median base salary of the comparable executive officer in our compensation peer group.
In February 2013, the Committee conducted a review of the base salaries of our NEOs and awarded 3.0% increases to Messrs. Kayne and Carpenter, resulting in new salaries of $442,900 and $415,191, respectively. Messrs. Workman, Sahney and Kraft did not receive increases in base salary because each received an increase upon promotion to his current role in late 2012. In July 2013, Mr. Sahney received a 16.7% increase, resulting in a new base salary of $700,000, in consideration of the increased responsibilities he took on, including oversight of additional operations functions.
Short-Term Incentive Awards
Annual Incentive Plan. We provide an annual short-term cash incentive opportunity to our executive officers in order to help attract and retain highly qualified executives and to motivate our existing executive officers to achieve challenging short-term performance goals. The annual short-term cash incentive award (the "AIP award") is earned upon achievement of previously set performance goals. We believe the AIP awards are aligned to the interests of our stockholders and support our pay-for-performance philosophy as: (a) funding for awards varies based on our achievement of a key, balanced metric that our stockholders view as a critical Company performance measure (based on feedback from our 2013 Investor Perception Study), such as adjusted diluted cash EPS; (b) the aggregate dollar amount available for AIP awards is based on our performance against the predetermined target performance measure; and (c) individual awards are dependent in part on achievement of individual performance goals during the year.
Target 2013 AIP Awards. Each executive officer has an individual target AIP award opportunity, expressed as a percentage of base salary. The Committee generally sets target AIP awards near the 50th percentile for comparable executives in our 2013 Compensation Peer Group, subject to individual differences based upon performance, experience and other factors. The following table shows the target AIP award opportunity for each NEO payable if all of the company and individual performance goals were met at 100% of the target:

NEO	Target AIP Award (as % of Base Salary)	Target AIP Award
John L. Workman	150%	$1,200,000
Nitin Sahney	125%	$875,000
Robert O. Kraft	75%	$337,500
Alexander M. Kayne	75%	$332,175
Randall Carpenter	75%	$311,393

2013 AIP Performance Goals. During the first quarter of each year, the Committee reviews and establishes the performance goals for the AIP awards, taking into account our annual budget, operating plan and market conditions. The Committee intends for the target performance level to be challenging but attainable. In February 2013, the Committee established the performance goals for 2013 AIP awards, containing both a Company component and an individual component. The Committee also established the weights given to each component as follows:
Company Performance Component. The Committee established adjusted diluted cash EPS as the performance metric for the Company component of the 2013 AIP. Adjusted diluted cash EPS is calculated by adding the after-tax impact of intangible asset amortization, the tax deduction related to goodwill and the tax deduction related to contingent convertible interest, to adjusted income from continuing operations and dividing by the total diluted shares outstanding. In choosing adjusted diluted cash EPS as the performance measure for the 2013 AIP, the Committee considered the following:

•	adjusted diluted cash EPS is aligned with our stockholders' interests (according to our 2013 Investor Perception Study, which indicated strong preferences for cash flow and EPS metrics);

•	historically, adjusted diluted cash EPS has been a better indicator of overall long-term Company performance than other performance measures;

•	adjusted diluted cash EPS is most closely aligned with our financial and operational priorities; and

•
analysis of the various funding measures utilized by members of our 2013 Compensation Peer Group indicates that adjusted diluted cash EPS is an important financial measure for the health care industry and the use of EPS-based metrics for annual incentives is common among companies in our 2013 Compensation Peer Group.

In February 2013, the Committee set the target adjusted diluted cash EPS at $3.56, which was close to the high-end of our guidance to the investment community at the time. The overall potential aggregate funding of the 2013 AIP program, based on our achievement of the established target, had a range of 0% to 150% of the aggregate target award amount, with individual awards having a maximum opportunity of 150% of target. The aggregate funding parameters of the 2013 AIP were:

•	0% funded if the Company achieved less than 97% of the target adjusted diluted cash EPS;

•	50% funded if the Company achieved 97% of the target adjusted diluted cash EPS;

•	100% funded if the Company achieved 100% of the target adjusted diluted cash EPS; and

•	150% funded if the Company achieved 106% or more of the target adjusted diluted cash EPS.

If the Company achieved between 97% and 100% or between 100% and 106% of the target adjusted diluted cash EPS, the aggregate funding of the 2013 AIP program would be determined by linear interpolation. The chart below shows the minimum, target and maximum adjusted diluted cash EPS levels and the corresponding percentage of the aggregate target that would be funded and the percentage of the Company component of each NEO's 2013 AIP award that would be earned.

	Threshold(1)	Target	Maximum
Adjusted Diluted Cash EPS	$3.38	$3.56	$3.80
% of Goal	97%	100%	106%
Plan Funding as % of Target	50%	100%	150%
(1) There is no funding of the Company component if adjusted diluted cash EPS is below the threshold level.
Individual Performance Component. Each executive officer had individual performance goals aligned to overall Omnicare strategic initiatives and functional initiatives (where appropriate). These goals were established in January 2013 and included a mix of objective and subjective goals.
Individual Modifier. Each 2013 AIP award was subject to an individual modifier, which could be used by the Committee to increase or decrease an NEO's actual award based on an overall review of his 2013 performance for the year, taking into account our compensation philosophy, peer group comparisons, our comprehensive financial and operational results, and the minimum and maximum award opportunities previously set for the plan year.
2013 Results and Final Award Determination
In early 2014, the Committee determined the 2013 AIP award amounts to be paid for 2013 performance.
Company Component. The Company's adjusted diluted cash EPS for 2013 was $3.61, including discontinued operations, compared to a target of $3.56, which resulted in funding for the Company performance component at 110.4% of target.
Individual Component. The Committee reviewed a detailed summary, prepared by management, of each executive's 2013 performance during against his individual goals, and determined that each executive met or exceeded his individual goals. Therefore, each NEO received 100% of the target award for the individual goal component.
Discretionary Individual Modifier. Following its review of Company and individual goal components, the Committee reviewed overall performance for each NEO to determine if an individual modifier should be applied to the initially calculated total award. This modifier could be negative or positive depending on the overall review of the individual's performance. Mr. Workman reviewed the individual performance of the other NEOs with the Committee and recommended that an individual modifier be positively applied to the calculated award for Messrs. Sahney, Kraft and Kayne due to the critical role he played in our success in 2013 and his strong performance of his goals individual. The Committee then discussed the individual modifier it would apply to each NEO's award, taking into account: (i) Mr. Workman's recommendation, (ii) each NEO's overall performance and level of achievement his individual performance goals, and (iii) external market benchmarks for our 2013 Compensation Peer Group. After considering all of these factors, the Committee applied the following individual modifiers: +25% for Mr. Sahney, +15% for Mr. Kraft, +12% for Mr. Kayne and -6% to Mr. Carpenter.
The Committee then discussed the individual modifier it would apply to Mr. Workman's award, taking into consideration a number of factors, including:

•	we exceeded the adjusted diluted cash EPS target for the performance year;

•	our stock price increased by 67.2% during fiscal 2013;

•	our one-year TSR was nearly 70%;

•	our growth in adjusted income from continuing operations was nearly 10%;

•	our adjusted EBITDA growth from continuing operations was nearly 7%;

•	exceptional execution of our capital allocation strategy and return of cash to investors;

•	positive support from our stockholders during 2013;

•	his role in the formulation of our short-term and long-term strategic direction; and

•	strong performance of his individual performance goals related to investor relations, company restructuring, and succession planning.
After considering all of these factors, the Committee applied a 137% modifier to that Mr. Workman's 2013 AIP award.

Final 2013 AIP Awards. The following table sets forth the initial calculations of the 2013 AIP award amounts for each NEO as well as the actual 2013 AIP awards, which include the individual modifiers applied by the Committee:

	Adjusted Diluted Cash EPS - Company Component			Individual Goals Component			Initial Calculated Award		Individual Performance Modifier	Final Calculated Award
Named Executive Officer	Funding Level	Weight	Calculated Award (Target x Weight x Funding Level)	% Complete	Weight	Calculated Award (Target x Weight x % Complete)	Initial Award (sum of both components)	Initial Award as % of Target	Individual Performance Modifier %	Final Award Calculation (Initial Award x Modifier %)	Final Award as % of Target
John L. Workman	110.4%	90%	$1,192,320	100%	10%	$120,000	$1,312,320	109.4%	137.2%	$1,800,000	150.0%
Nitin Sahney	110.4%	90%	$869,400	100%	10%	$87,500	$956,900	109.4%	125.4%	$1,200,000	137.1%
Robert O. Kraft	110.4%	80%	$298,080	100%	20%	$67,500	$365,580	108.3%	114.9%	$420,000	124.4%
Alexander M. Kayne	110.4%	70%	$256,705	100%	30%	$99,653	$356,357	107.3%	112.2%	$400,000	120.4%
Randall Carpenter	110.4%	70%	$240,645	100%	30%	$93,418	$334,063	107.3%	94.3%	$315,000	101.2%
CEO Short Term Incentive Award. In connection with the amendment and restatement of Mr. Workman's employment agreement in July 2013, Mr. Workman was granted a short-term incentive opportunity with a target award of $2 million and a maximum award of $4 million based upon achievement of performance goals over the 18-month period ending December 31, 2014. The performance goals for the award have a Company performance component consistent with the performance criteria applicable under the annual incentive program and an individual performance component with performance goals established by the Committee, including goals related to succession planning and development.
Long-Term Incentive Awards
2013 Long-Term Incentive Program. The objectives of our long-term incentive program ("LTI") are to:

•	align long-term incentive compensation with stockholder interests;

•	align the interests of our executive officers with those of our stockholders;

•	retain key talent; and

•	ensure reasonable award and stock usage levels.
We believe these objectives have been achieved in recent years through the grant of time-vested restricted stock awards and (increasingly) performance-vested restricted stock units. In 2013, the Committee reviewed the design of the LTI program and, after considering emerging executive pay practices and stockholder preferences, approved a revised LTI award program for 2013 (the "2013 LTI"). The 2013 LTI awards contain a performance-based vesting component, which represents 60% of the total award value and is in the form of PSUs, and a time-based vesting component, which represents 40% of the total award value and is in the form of restricted stock. We believe the 2013 LTI is well aligned to competitive market practices and that the majority percentage of the award subject to performance-based vesting more closely aligns long-term incentive opportunities with the Company's performance and thus stockholders' interests.
In determining the 2013 LTI awards, the Committee considered each executive officer's individual performance during the prior year, level of responsibility, future potential, and competitive benchmarks from our 2013 Compensation Peer Group. Considering these factors, together with our compensation philosophy, the Committee set each NEO's target 2013 LTI award at an amount that would result in his target 2013 total direct compensation (base salary + target AIP + target LTI) being competitive with our 2013 Compensation Peer Group. The following table shows the grant date fair value of the 2013 LTI awards granted to the NEOs. The number of shares of restricted stock and PSUs represented by the grant date fair value of the 2013 LTI awards are set forth in the section of this Proxy Statement titled "Grants of Plan Based Awards in Fiscal 2013."

Executive Officer	Performance Restricted Stock Units	Restricted Stock	Total Award Value
John L. Workman	$2,700,007	$1,800,005	$4,500,012
Nitin Sahney	$1,170,018	$780,012	$1,950,030
Robert O. Kraft	$479,999	$319,999	$799,998
Alexander M. Kayne	$375,007	$249,992	$624,999
Randall Carpenter	$360,009	$240,019	$600,028
Performance Restricted Stock Units. The PSUs granted under the 2013 LTI (the "2013 PSU Award") are based on a target number of shares (the "Target Shares") that vest at the end of a three-year performance period (January 1, 2013 through December 31, 2015), or sooner, upon achievement of annual and/or cumulative performance targets. If vested, payment of the 2013 PSU Award will be settled in shares of Common Stock.
Performance Metric. The performance metric for the 2013 PSU Award is adjusted diluted cash EPS from continuing operations. In February 2013, at the time of the grant, the Committee established an annual adjusted diluted cash EPS target for each year during the performance period and a three year cumulative adjusted diluted cash EPS target (the "Cumulative EPS"), all of which were aligned to our then current three-year business plan. At the end of each year during the performance period, 12.5% of the Target Shares will vest if the Company achieved the adjusted diluted cash EPS target for such year (each an "Annual Vesting") which may total up to 37.5% of the initial award over the three-year performance period.
At the end of the three-year performance period, an additional number of shares will be earned under the 2013 PSU Award determined as follows:

•	an amount equal to 50% of the Target Shares (minus any Annual Vesting) will be earned if we achieve Cumulative EPS at the threshold level;

•	an amount equal to 100% of the Target Shares (minus any Annual Vesting) will be earned if we achieve Cumulative EPS at the target level;

•	an amount equal to 150% of the Target Shares (minus any Annual Vesting) will be earned if we achieve Cumulative EPS at the maximum level; and

•	if we achieve Cumulative EPS between the threshold and maximum levels, the percentage of the Target Shares (minus any Annual Vesting) earned will be based on linear interpolation.
In addition, the Committee has discretion to increase or decrease the total number of shares earned under the 2013 PSU Award in accordance with the formulas described above by up to 20% based on its evaluation of Company and individual performance, including total stockholder return, operational performance and cash flow. Any such adjustments will apply to the entire 2013 PSU Award, including any Annual Vestings. As such, final payment of the 2013 PSU Awards upon achievement of Cumulative EPS at or above the threshold level will be between 40% and 180% of the Target Shares.
The following table shows the number of shares underlying the 2013 PSUs that may be earned by each NEO during the 2013-2015 performance period (disregarding any discretionary adjustments by the Committee):

Executive Officer	Threshold(1)	Target	Maximum
John L. Workman	35,193	70,386	105,579
Nitin Sahney	15,251	30,501	45,752
Robert O. Kraft	6,257	12,513	18,770
Alexander M. Kayne	4,888	9,776	14,664
Randall Carpenter	4,693	9,385	14,078
(1) No PSUs are earned if performance is below the threshold level.
Adjustment of Performance Targets. In connection with preparing the 2013 Annual Report, the Company classified certain operations as discontinued operations, which is described in further detail in the 2013 Annual Report. Because the adjusted diluted cash EPS performance targets set for the 2013 PSU grant included such discontinued operations, the Committee determined that it was necessary to adjust the original performance targets for the 2013 PSU grant to exclude discontinued operations so that the actual adjusted diluted cash EPS achieved would be compared to a target that was calculated using the same adjustments. The Committee did not make any other adjustments or change the growth rate originally used in establishing the PSU performance targets for the 2013 PSU grant.
PSUs Earned for 2013 Performance. In February 2014, the Committee reviewed our performance during 2013 and determined that our adjusted diluted cash EPS from continuing operations of $3.43 exceeded the revised 2013 target of $3.28 and that therefore the 12.5% of the 2013 PSU Awards had been earned. As such, the Committee approved grants of Common Stock to each NEO equal to 12.5% of his target 2013 PSU Award as follows:

•	Mr. Workman - 8,798 shares,

•	Mr. Sahney - 3,813 shares,

•	Mr. Kraft - 1,564 shares,

•	Mr. Kayne - 1,222 shares, and

•	Mr. Carpenter - 1,173 shares.
Restricted Stock. Restricted stock granted under the time-based vesting portion of the long-term incentive compensation vests in four equal annual installments beginning on the first anniversary of the grant date.

Employment Agreements
Employment agreements are intended to attract and retain the executives and to ensure that we receive the ongoing benefit of their experience, skills and achievements. The Committee has determined that we operate in a highly competitive industry and that employment agreements with appropriate severance benefits are a key factor in attracting and retaining executives. The Committee believes our executive officers' current severance benefits are necessary for retention and are generally comparable in overall benefits to executive officers in the healthcare industry as well as our compensation peer group. At the end of 2012, we began limiting the use of employment agreements and, with the exception of the roles of CEO and President, do not use employment agreements for new executive officers nor renew existing agreements at the end of their terms. As a result, the employment agreements of Messrs. Kraft, Carpenter and Kayne were not renewed when they expired at the end of their terms in November 2012, May 2013, and April 2014, respectively.
John L. Workman, Chief Executive Officer
The Company entered into an amended and restated employment agreement with Mr. Workman on July 1, 2013, pursuant to which he will continue to serve as our Chief Executive Officer. The term of Mr. Workman's employment pursuant to the agreement commenced on July 1, 2013 and continues through December 31, 2014. The agreement provides that Mr. Workman's base salary will be $800,000, which may be reviewed by the Compensation Committee and increased at its discretion. Mr. Workman was granted a short-term incentive opportunity with a target amount of $2 million and a maximum amount of $4 million, based upon achievement of performance goals over the 18-month period from July 1, 2013 to December 31, 2014 (the "Short-Term Incentive"). Mr. Workman is also entitled to continue to participate in our employee benefit and welfare plans other than the Severance Plan and CIC Plan.
Upon termination of Mr. Workman by the Company without "cause" or by Mr. Workman following an uncured material breach by the Company of his employment agreement, he will be entitled to receive (a) continued payment of his base salary through December 31, 2014; (b) any unpaid bonus for any previous year; (c) the Short-Term Incentive; (d) full vesting of all unvested stock options and time-based restricted stock awards; (e) pro-rata vesting of PSUs; (f) full vesting in his benefits under the Rabbi Trust Deferred Compensation Plan and the Non-Qualified Deferred Compensation Plan; and (g) up to 18 months of continued participation in our medical, dental and vision health benefit plans. If Mr. Workman remains employed by the Company until the end of the agreement term, he will be entitled to receive the payments, vesting and benefits in (c) through (g) above. "Cause" under Mr. Workman's employment agreement is generally defined as: (i) fraud or willful or intentional misrepresentation in connection with the executive's performance of his duties thereunder; (ii) the failure by the executive to substantially perform his duties thereunder; (iii) the failure by the executive to follow the lawful directives of the Board; (iv) willful or intentional conduct by the executive that is detrimental to the Company's reputation, goodwill or business operations in any material respect; (v) breach or threatened breach by the executive of the restrictive covenants contained in the agreement; or (vi) executive's conviction for, or plea of nolo contendere to, a charge of commission of a felony or a violation of federal or state securities law.
In the event that (i)(A) the Company, prior to or more than 24 months following a "change in control," commits a material breach of the employment agreement, or (B) upon or within 24 months following a "change in control," the Company commits a "material breach of its obligations" under the employment agreement, (ii) the executive gives notice of such breach within 30 days of such breach, and the Company does not remedy the breach within 30 days after receipt of such notice, executive has the right to terminate employment under the agreement for 90 days thereafter, which termination will be treated as a termination without cause and executive shall be entitled to the benefits described in the prior paragraph. A "material breach of its obligations" is defined as (i) the assignment to Mr. Workman of any duties inconsistent with his position, authority or responsibilities as contemplated in the employment agreement, or any action by the Company that results in a diminution in such position, authority or responsibilities (excluding for these purposes an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by Mr. Workman within 30 days after the occurrence of such action); (ii) any failure by the Company to comply with the compensation and benefits provisions of the employment agreement; or (iii) the relocation of our principal executive offices to a location more than 30 miles from our current location in Cincinnati, Ohio. See "Post-Termination Benefits - Senior Executive Severance Plan" for the definition of a "change in control." In the event that any payments or benefits to Mr. Workman in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Workman on an after-tax basis. Upon termination for any reason, and as a condition to the payment of the benefits described above, Mr. Workman will be subject to and must maintain compliance with covenants regarding noncompetition, nonsolicitation of customers and nonsolicitation of employees for 18 months following the date of termination.

Nitin Sahney, President and Chief Operating Officer
The Company entered into an amended and restated employment agreement with Mr. Sahney on July 1, 2013, pursuant to which he will continue to serve as our President and Chief Operating Officer. The initial term of Mr. Sahney's employment pursuant to the agreement commenced on July 1, 2013 and continues through December 31, 2014, with automatic extensions for successive one-year periods commencing on January 1, 2015 unless at least 90 days prior to such date or any such anniversary date, either party notifies the other party that the agreement shall not be extended or the employment agreement is terminated.
Mr. Sahney's base salary is $700,000, which will be reviewed annually by the Company and may be adjusted at the Company's discretion. Mr. Sahney's minimum annual target bonus opportunity pursuant to his employment agreement is 125% of his base salary. He is also entitled to participate in incentive compensation and bonus programs generally available to our executive officers. In addition, he is entitled for reimbursement for expenses relating to his relocation to the Cincinnati, Ohio area, including reimbursement of temporary living expenses for up to six months (with a maximum of $5,000 per month); a lump sum payment of $20,000 to cover miscellaneous and incidental relocation expenses, which was paid during the third quarter of 2013; and the difference, if any, between the sale price of his previous residence and the appraised value, up to the lesser of $200,000 and 10% of the appraised value.
Upon termination of Mr. Sahney by the Company without "cause" or by Mr. Sahney following an uncured material breach by the Company of his employment agreement, he will be entitled to receive (a) continued payment of an amount equal to one and one-half (1.5) times the sum of his base salary plus his target bonus for the year of termination, payable for 18 months; (b) a pro rata bonus for the year of termination; (c) any unpaid bonus for any previous year; (d) full vesting of all unvested stock options and time-based restricted stock awards granted prior to 2013; (e) pro-rata vesting of PSUs (based upon the actual amounts that would have been earned under the performance goals and terms of the award, including any Section 162(m) performance target); (f) full vesting of his benefits under the Non-Qualified Deferred Compensation Plan; and (f) up to 18 months of continued participation in our medical, dental and vision health benefit plans. "Cause" under Mr. Sahney's employment agreement is generally defined as: (i) fraud or willful or intentional misrepresentation in connection with the executive's performance of his duties thereunder; (ii) the failure by the executive to substantially perform his duties thereunder; (iii) the failure by the executive to follow the lawful directives of the CEO and the Board; (iv) willful or intentional conduct by the executive that is detrimental to the Company's reputation, goodwill or business operations in any material respect; (v) breach or threatened breach by the executive of the restrictive covenants contained in the agreement; or (vi) executive's conviction for, or plea of nolo contendere to, a charge of commission of a felony or a violation of federal or state securities law.
In the event that (i) the Company, prior to or more than 24 months following a "change in control," commits a material breach of the employment agreement, (ii) the executive gives notice of such breach within 30 days of such breach, and the Company does not remedy the breach within 30 days after receipt of such notice, executive has the right to terminate employment under the agreement for 90 days thereafter, which termination will be treated as a termination without cause and executive shall be entitled to the benefits described in the prior paragraph. The Company may terminate the employment agreement upon a change in control of the Company. If the Company terminates Mr. Sahney's employment without "cause" at any time upon or during the 24 months following, or at the request of a third party (directly or indirectly) that consummates such change in control within three months prior to, a change in control, Mr. Sahney will be entitled to the following: (a) a lump-sum cash payment equal to two times the sum of his base salary plus his target bonus for the year of termination; (b) a pro rata bonus for the year of termination; (c) any unpaid bonus amounts for any previous year; (d) full vesting of his benefits under the Non-Qualified Deferred Compensation Plan; (e) full vesting of outstanding equity awards in accordance with the applicable award agreements; (f) up to 18 months of continued participation in our medical, dental and vision health benefit plans; and (g) outplacement services arranged and paid by the Company. Mr. Sahney will receive the same benefits described in the prior sentence if, during the 24 months following a change in control, the Company commits a material breach of its obligations under his employment agreement, he gives notice within 30 days of such breach, the Company does not cure the breach within 30 days of receipt of notice and he voluntarily terminates within 90 days thereafter. A "material breach of its obligations" is defined as (i) the assignment to Mr. Sahney of any duties inconsistent with his position, authority or responsibilities as contemplated in the employment agreement, or any action by the Company that results in a diminution in such position, authority or responsibilities (excluding for these purposes an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by Mr. Sahney within 30 days after the occurrence of such action); (ii) any failure by the Company to comply with the compensation and benefits provisions of the employment agreement; or (iii) the relocation of our principal executive offices to a location more than 30 miles from our current location in Cincinnati, Ohio. See "Post-Termination Benefits - Senior Executive Severance Plan" for the definition of a "change in control." In the event that any payments or benefits to Mr. Sahney in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Sahney on an after-tax basis. Upon termination for any reason, and as a condition to the payment of the benefits described above, Mr. Sahney will be subject to and must maintain compliance with covenants regarding noncompetition, nonsolicitation of customers and nonsolicitation of employees for 18 months following the date of termination.
Alexander M. Kayne, Senior Vice President, General Counsel and Secretary
The Company entered into an employment agreement with Mr. Kayne on April 1, 2011 to serve as our Senior Vice President, Secretary and General Counsel.  The term of Mr. Kayne's employment agreement was three years, commencing on April 1, 2011 and expiring in accordance with its terms on April 1, 2014. Mr. Kayne participates in the Senior Executive Severance Plan and the Senior Executive Change in Control Plan. Below is a description of the terms of his employment through March 31, 2014, including fiscal 2013. Mr. Kayne's agreement provides that his base salary will be reviewed annually by the Company and may be adjusted at the Company’s discretion. Mr. Kayne's minimum annual target bonus opportunity is 75% of his base salary. He is also entitled to participate in incentive compensation and bonus programs generally available to our executives. Upon termination of Mr. Kayne by the Company without "cause," he will be entitled to receive as severance payment of his base monthly salary for 12 months, a pro rata bonus for the year of termination, any unpaid bonus amounts for any previous year, full vesting of his sign-on restricted stock award and up to 12 months of continued health and welfare benefits. "Cause" under Mr. Kayne's employment agreement is generally defined as: (i) fraud or willful or intentional misrepresentation in connection with his performance of his duties under the employment agreement; (ii) his willful failure to substantially perform his duties under the employment agreement; (iii) his failure to follow the lawful directives of the CEO and the Board; (iv) willful or intentional conduct by the executive that is detrimental to the Company's reputation, goodwill or business operations in any material respect; (v) breach or threatened breach by the executive of the restrictive covenants provided for in the agreement; (vi) conviction for, or plea of nolo contendere to a charge of commission of, a felony or a violation of federal or state securities law; or (vii) a material breach of the executive's representations that entering into the employment agreement will not breach an agreement with any former employer. Upon termination of Mr. Kayne on or during 24 months following, or at the request of a third party (directly or indirectly) that consummates such change in control within three months prior to, a "change in control" by the Company without "cause," Mr. Kayne will be entitled to receive a lump-sum payment equal to one and one-half (1.5) times his base salary, a pro rata annual bonus for the year of the termination, any unpaid bonus amounts for any previous year, full vesting of any remaining installments of his sign‑on restricted stock award and up to 18 months of continued health and welfare benefits.  Mr. Kayne will receive the same benefits described in the prior two sentences if, during the 24 months following a change in control, the Company makes a material breach of its obligations under his employment agreement, he gives notice within 30 days of such breach, the Company does not cure the breach within 30 days of receipt of notice and he voluntarily terminates within 90 days thereafter. A "material breach of its obligations" is defined as (i) the assignment to Mr. Kayne of any duties inconsistent with his position, authority or responsibilities as contemplated in the employment agreement, or any action by the Company that results in a diminution in such position, authority or responsibilities (excluding for these purposes an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Mr. Kayne); (ii) any failure by the Company to comply with the compensation and benefits provisions of the employment agreement; and (iii) the relocation of the Company's principal executive offices to a location more than 30 miles from Covington, Kentucky. See "Post-Termination Benefits - Senior Executive Severance Plan" for the definition of a "change in control." In the event that any payments or benefits to Mr. Kayne in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Kayne on an after-tax basis.
Separation Agreement
Mr. Carpenter resigned from the Company effective March 28, 2014. The Company entered into a separation and general release agreement with Mr. Carpenter on February 27, 2014, which became effective on March 28, 2014 upon the completion of transition assistance. The separation agreement provides that Mr. Carpenter will receive an aggregate cash severance amount of $622,800, payable over the 18-month period following the date of separation, in accordance with the Company's regular payroll practices. In addition, on the separation date, 30,625 shares of unvested restricted stock and options to purchase 840 shares of Common Stock, previously granted to Mr. Carpenter became fully vested and exercisable, and 4,693 unvested shares of restricted stock and 8,212 unvested PSUs were forfeited. Mr. Carpenter also received a cash payment of $17,759 for accrued and unused paid time off and is eligible to receive up to 18 months of continued benefits and amounts due under our welfare and benefit plans, reimbursement of up to up to $15,000 for financial planning services, and reimbursement of up to $10,000 for executive outplacement services. Mr. Carpenter is subject to noncompetition and nonsolicitation covenants for 12 months following his resignation and his continued receipt of cash severance is contingent upon complying with these covenants and other conditions contained in his separation agreement. The separation agreement also contained a release of claims in favor of the Company.
Post-Termination Benefits
Senior Executive Severance Plan. We adopted a Senior Executive Severance Plan (the "Severance Plan") effective as of January 1, 2013, as part of our efforts to decrease the use of individual employment agreements in the future and to provide consistent severance benefits for similarly situated executives. The terms of the Severance Plan, including the payment triggering events, were determined by the Committee to be consistent with market data from our 2013 Compensation Peer Group. Each NEO that is not party to an employment agreement (i.e. Messrs. Kraft and Carpenter and, as of April 1, 2014, Mr. Kayne) is an eligible participant under the Severance Plan. Under the Severance Plan, if a participant's employment is terminated by the participant for good reason or by the Company without cause, then the participant is entitled to receive: (i) a cash severance payment equal to 18 months of then-current base salary; (ii) payment of accrued but unpaid salary and accrued but unused paid time off; (iii) the ability to continue participating in our health and welfare benefits for 18 months; and (iv) executive outplacement services arranged and paid for by the Company. As a condition to the payment of the benefits described above, participants will be subject to and must maintain compliance with covenants regarding noncompetition, nonsolicitation of customers and nonsolicitation of employees for 12 months following the date of termination. The following events do not trigger benefits under the Severance Plan: change in control without the participant's termination, participant's voluntary retirement, participant's voluntary termination without good reason, and termination for cause.
"Cause" means any of the following: (a) conduct which is materially detrimental to the Company's reputation, goodwill or business operations; (b) gross or habitual neglect of participant's duties or obligations or breach of such duties, or misconduct in discharging such duties; (c) participant's failure to substantially perform his or her duties to the Company or the repeated absence from his or her duties without the consent of our CEO; (d) participant's failure or refusal to comply with the policies, standards and regulations of the Company or to follow the directions of our CEO in complying with those policies, standards and regulations; (e) breach or threatened breach of the restrictive covenants participant owes to the Company; (f) fraud or willful or intentional misrepresentation in connection with the participant's performance of his or her duties; or (g) conviction of participant for, or entry of plea of guilty or nolo contendre by participant with respect to, any criminal act.
"Good Reason" means that within 24 months following a change in control, the participant had one or more of the following happen: (a) substantial reduction in compensation and benefits from the compensation and benefits provided immediately prior to the change in control; (b) substantial and material negative change in the work responsibilities and duties from the participant's work responsibilities and duties immediately prior to the change in control; (c) relocation of the work place more than 50 miles from the work place of the participant immediately prior to the change in control; or (d) the termination or material adverse modification of the Severance Plan without the participant’s prior written consent.
"Change in Control" has the same meaning given to such term under the 2004 Stock and Incentive Plan, or any successor thereto, provided such change in control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Internal Revenue Code. Under the 2004 Stock and Incentive Plan, "change in control" means is defined generally as: (a) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (b) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (c) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (d) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new directors was approved by a least 50% of the directors at the beginning of such period.
Senior Executive Change in Control Plan. We adopted a Senior Executive Change in Control Plan (the "CIC Plan") effective as of May 22, 2013. The goal of the CIC Plan is to help retain certain qualified senior officers by providing a change in control component to the Severance Plan, maintain a stable work environment, and encourage officers to act in the best interests of stockholders if presented with decisions regarding change in control transactions. The terms of the CIC Plan, including the payment triggering events, were determined by the Committee to be consistent with market data from our 2013 Compensation Peer Group. Each NEO that is not party to an employment agreement (i.e. Messrs. Kraft and Carpenter and as of April 1, 2014, Mr. Kayne) is an eligible participant under the CIC Plan. Under the CIC Plan, participants are eligible for benefits only if (i) the participant's employment with the Company is terminated by the Company without cause or by the participant with good reason and (ii) such termination occurs during the 24-

month period following a change in control of the Company. In such event, the participant is eligible to receive: (a) a lump sum cash payment equal to 24 months of then-current base salary; (b) payment of accrued but unpaid salary and payment of accrued but unused paid time off; (c) a lump sum cash payment of the participant's earned but unpaid bonus for the year prior to the termination date; (d) a lump sum cash payment equal to his or her prorated target bonus for the year through the termination date; (e) a lump sum cash payment equal to the participant's target bonus for the year of termination; (f) the ability to continue participating in our health and welfare benefits for 18 months; and (g) executive outplacement services arranged and paid for by the Company. As a condition to the payment of the benefits described above, participants will be subject to and must maintain compliance with covenants regarding noncompetition, nonsolicitation of customers and nonsolicitation of employees for 12 months following the date of termination. If a participant qualifies for benefits under the CIC Plan as well as the Severance Plan, he or she receives benefits only under the CIC Plan. The following events do not trigger benefits under the CIC Plan: change in control without the participant's termination, participant's mandatory retirement, participant's voluntary termination without good reason, and involuntary termination for cause. "Cause," "change in control," and "good reason" have the same meanings set forth above under the description of the Severance Plan.
Restrictive Covenant Agreements. Each NEO entered into a Noncompetition, Nonsolicitation and Nondisclosure Agreement with the Company pursuant to which he is subject to covenants regarding noncompetition, nonsolicitation of customers and nonsolicitation of employees for 12 months following the date of his termination of employment with the Company.
Other Compensation Plans and Policies
Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan ("NQDC Plan") allows certain highly compensated or management level employees chosen by the Compensation Committee to defer up to 50% of his or her base salary and up to 100% of his or her annual short-term incentive cash payment. The Company makes matching contributions on behalf of each participant equal to 50% of the total amount deferred by such participant under the NQDC Plan for the plan year, up to a maximum of 6% of the participant's eligible compensation for such plan year. Participants are fully vested at all times in the amounts he or she contributed under the NQDC Plan. Amounts contributed by Omnicare vest according to the participant's years of service with the Company at a rate of 20% per year on the anniversary date of such participant's commencement of service with the Company such that he or she is fully vested in all Company contributions on the fifth anniversary of such date. In the event of a participant's termination of employment by reason of retirement, death, disability or a change in control of the Company, the Company's contributions fully vest regardless of the participant's years of service.
We do not provide a guaranteed rate of return on the funds in the NQDC Plan. Thus, the amount of earnings a participant receives depends on his or her investment elections for his or her deferrals. Participants can elect for their deferrals to be treated as if invested in one or more mutual funds, index, and similar investment alternatives offered under the NQDC Plan. Amounts contributed by the Company are held in separate accounts, but are invested according to the same investment decisions the participant made with respect to his or her contributions. Participants can elect to receive distributions on either his or her retirement or in a specified year in the future and may elect to receive such distributions in lump sum or over a period of two to ten years, provided that in the event of a termination of employment or death or disability, participant or his or her heirs will receive a lump sum payment. Participants may make hardship withdrawals under certain circumstances.
Perquisites and Other Benefits. Our executive officers are offered limited perquisites that are competitive with the practices of companies that are similar in business mix and/or financial size and complexity. The Committee believes that the use of certain perquisites generally helps us to attract and retain talented executives and also enables our executive officers to devote more time to Company business; however, such perquisites and benefits are not intended to play a prominent role in our executive compensation program. The limited perquisites include an annual executive physical and personal tax and financial planning services, neither of which is grossed-up for taxes. We also offer a 401(k) plan and standard health and welfare benefits, which are intended to be part of a competitive compensation program necessary to attract and retain employees and are available to all employees. Details regarding the amounts of certain perquisites are provided below in the 2013 Summary Compensation Table and accompanying footnotes.
Incentive Compensation Clawback Policy. Under the Incentive Compensation Clawback Policy, in the event of a material restatement of the Company's financial results due to material noncompliance with any financial reporting requirement under U.S. securities laws, the Committee will review all incentive compensation payments made to officers, including the NEOs, during the 36 month period prior to the restatement. If such incentive compensation payments would have been lower had they been calculated based on the restated results, the Committee may, to the extent permitted by applicable law and approved by the independent directors, seek to recoup any such excess payments for the benefit of the Company. The policy gives the Committee discretion to determine the form and timing of the recoupment, which may include cancellation of unvested equity awards, an adjustment to the payment of future incentive compensation, or direct repayment from the officer.
Anti-Hedging and Anti-Pledging Policy. The Anti-Hedging and Anti-Pledging Policy prohibits our directors, officers and key employees from (i) engaging in any hedging of our securities with derivative instruments, including but not limited to short sales, puts, calls, straddles, collars, prepaid variable forward contracts, exchange funds and swaps intended to offset the risk of a decline in the value of our securities and (ii) intentionally pledging or creating a security interest or lien in our securities, including the holding of shares in a margin account, but excluding involuntary tax liens and customary purchase and sale agreements, except with prior approval by our General Counsel and the Committee chairperson. The purpose of this policy is to ensure that the interests of our personnel are properly aligned with our stockholders' interests. The Committee is not aware of any hedges or pledges by our directors, officers or other key employees with respect to our securities.
Stock Ownership Guidelines. Our Stock Ownership Guidelines establish a minimum ownership requirement in order to encourage members senior management to achieve and maintain a high level of ownership interest in the Company, thereby linking individual wealth opportunities to the financial and operating performance of the Company. The minimum ownership requirement is based on a multiple of base salary, set by level of position within the Company. Current minimum ownership requirements applicable to our NEOs are: six times base salary for the CEO, five times base salary for the President, and three and one-half times base salary for other NEOs. In calculating the number of shares of Common Stock, the following are included: shares held outright, unvested restricted stock, vested and unvested restricted stock units (including PSUs), and shares held in the Company's retirement plans. Options are excluded from the calculation. Until the minimum ownership level is achieved, each NEO is required to hold and not sell or otherwise dispose of 50% of the after-tax number of shares acquired upon vesting of compensatory restricted stock, the vesting of compensatory restricted stock units (including PSUs), or upon the exercise of compensatory stock options. Each of our current NEOs exceeds the applicable minimum ownership level.
Tax Impact on Executive Compensation
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally sets a limit of $1 million on the amount of non-performance based compensation that public companies, like Omnicare, may deduct for federal income tax purposes in any given year with respect to the compensation of each of the NEOs other than the chief financial officer. The Committee generally structures the performance-based compensation arrangements, including AIP and LTI awards, in order to preserve deductibility to the extent feasible after taking into account all relevant considerations. However, the Committee also believes that Omnicare needs flexibility to meet its compensation objectives, even if Omnicare may not deduct all of the compensation paid to NEOs. The Committee structured the 2013 and 2014 incentive compensation programs for NEOs, and intends to structure future annual incentive programs for the NEOs, under an umbrella plan program (such as the Annual Incentive Plan for Senior Executive Officers or the 2014 Stock and Incentive Plan) in order to obtain deductibility of the annual cash bonus under Section 162(m), generally, but maintains flexibility to pay compensation or make certain awards that may not be deductible under Section 162(m) if the Committee determines in its discretion that it is in the best interest of the Company.
No Tax Gross Up for Change in Control. We do not make gross up tax payments to the executives under Section 280G of the Internal Revenue Code. As such, in the event that any payments or benefits to our NEOs in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by him on an after-tax basis. Assuming a change in control trigger occurred on December 31, 2013, the payments and benefits to Messrs. Workman, Sahney and Kraft would be subject to excise tax. The payments and benefits to Messrs. Workman, Sahney and Kraft would be paid in full and subject to the excise tax, in each case resulting in the greater aggregate amount being retained by the NEO. Messrs. Kayne and Carpenter would not have been subject to the excise tax.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan(5)	Change in Non-Qualified Deferred Comp Earnings(6)	All Other Compensation(7)	Total

John L. Workman CEO	2013	$803,077	$487,680	$4,701,316	$8,005	$1,312,320	$2,698	$77,893	$7,392,989
	2012	728,654	120,280	2,191,860	337,821	1,479,720	799	277,942	5,137,076
	2011	675,000	79,437	—	8,091	720,563	2,545	121,834	1,607,470

Nitin Sahney President & COO	2013	$681,419	$243,100	$2,037,263	$—	$956,900	$200	$413,298	$4,332,180
	2012	553,313	75,175	1,561,344	239,996	924,825	258	6,042	3,360,953
	2011	475,000	78,070	—	—	521,930	120	23,360	1,098,480

Robert O. Kraft SVP & CFO	2013	$451,731	$54,420	$835,785	$13,519	$365,580	$2,699	$23,040	$1,746,774
	2012	415,267	—	300,218	13,499	416,171	131	6,907	1,152,193

Alexander M. Kayne SVP, General Counsel & Secretary	2013	$441,676	$43,642	$652,959	$11,562	$356,358	$1,189	$37,504	$1,544,890
	2012	425,885	—	360,533	90,004	397,675	234	20,926	1,295,257
	2011	301,539	482,000	899,700	—	18,000	43	53,413	1,754,695

Randall Carpenter SVP & CIO	2013	$414,043	$—	$626,869	$10,363	$315,000	$1,116	$78,212	$1,445,603

(1) A salaried employee's stated salary is paid over the calendar year on a bi-weekly basis, with each check containing a gross amount equal to the stated salary divided by 26 pay periods. In calendar years in which there are 261 business days, such as 2012 and 2013, the salary "earned" by each salaried employee is equal to his or her listed salary, plus one additional day.
(2) Represents the amount of the Committee's discretionary upward adjustment to the 2013 AIP cash bonus award. The 2013 AIP cash bonus award is represented in the column titled "Non-Equity Incentive Plan." Our methodology with respect to the 2013 AIP cash bonuses and the discretionary adjustment is discussed in more detail in the CD&A under the heading "Short-Term Incentives."
(3) Reflects the aggregate grant date fair value of restricted stock and PSUs calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 "Compensation - Stock Compensation" ("ASC 718"). For 2013, the value of the restricted stock was calculated using the closing price of a share of Common Stock of $38.36 on the day prior to the grant date. In accordance with ASC 718, the grant date fair value of the PSUs is based on the probable outcome, as of the grant date, of achievement of the performance criteria at the target level. The actual value of PSUs earned may differ from the grant date fair value depending on the level of performance achieved and the stock price at the end of the performance period. In addition, upon achievement of the performance conditions, the Compensation Committee has discretion to increase or decrease the amount of the awards by up to 20%. Any such discretionary adjustment in the awards will be reflected in the year the PSUs vest. The grant date fair value of the 2013 PSUs assuming achievement of the maximum performance level would be as follows: Mr. Workman - $4,050,010, Mr. Sahney - $1,755,047, Mr. Kraft - $720,017, Mr. Kayne - $562,511, and Mr. Carpenter - $540,032. The 2013 PSUs are discussed in more detail in the CD&A under the heading "Long-Term Incentives."
(4) Reflects the aggregate grant date fair value of option awards calculated in accordance with ASC 718, rather than the dollar amount recognized for financial statement purposes for the fiscal year. Note 11 to the Notes to Consolidated Financial Statements of our 2013 Annual Report describes the assumptions used to determine the grant date fair value for overall stock options. All 2013 option awards were received through participation in the StockPlus Plan, a broad based employee stock purchase program.
(5) Represents the 2013 AIP cash bonus award, excluding the amount of any discretionary increase to such award, as described above in footnote 2. Our methodology with respect to non-equity incentive plan compensation for 2013 is discussed in more detail in the CD&A under the heading "Short-Term Incentives."
(6) The amount for each NEO includes above-market earnings with respect to accumulated dividends on restricted stock held by him for awards granted prior to September 2011 (based upon the imputed interest rate of 7.875% or 8.75%, depending on the date of the dividend, in excess of 120% of the then applicable long-term federal interest rate). The 2013 amounts for Messrs. Workman, Kraft, Kayne and Carpenter also include above market earnings on their NQDC account balances in excess of 120% of the long-term federal interest rate in effect on December 31, 2013.
(7) The following table shows the components of the 2013 amounts included in the "All Other Compensation" column:

ALL OTHER COMPENSATION - 2013

Name	Gross Up-Relocation(a)	Executive Life Insurance Payment(b)	Company Contributions to Defined Contribution Plans(c)	Dividends(d)	Perquisites & Personal Benefits(e)	Total
John L. Workman	$—	$1,500	$23,807	$24,667	$27,919	$77,893
Nitin Sahney	181,688	1,500	18,467	15,132	196,511	$413,298
Robert O. Kraft	—	1,350	15,326	6,364	—	$23,040
Alexander M. Kayne	—	1,329	15,412	4,263	16,500	$37,504
Randall Carpenter	12,541	1,240	14,469	10,627	39,335	$78,212
(a) Represents gross-up payment by the Company of taxes incurred by each of Messrs. Sahney and Carpenter as a result of imputed income from the Company's payment of his relocation expenses.
(b) Represents premiums paid by the Company for each NEO's group term life insurance policy.
(c) Represents the matching contributions made by the Company to the Employees Savings and Investment Plan (our 401(k) plan) and the Non-Qualified Deferred Compensation Plan account of each NEO.
(d) Represents the dollar value of dividends or other earnings paid on stock awards, including interest paid on such dividends based upon the imputed interest rate of 7.875% or 8.75%, depending on the date of the dividend.
(e) The perquisites and personal benefits for Mr. Workman include $15,000 for financial planning assistance, $11,419 for legal fees incurred with respect to the amendment of his employment agreement, and $1,500 for an executive physical. Mr. Sahney's perquisites and personal benefits include $12,229 for legal fees incurred with respect to the amendment of his employment agreement, $182,782 as a result of imputed income from the Company's payment of his relocation expenses (excluding the tax gross-up amount, see footnote (a)), and $1,500 for an executive physical. Mr. Kayne's perquisites and personal benefits include $15,000 for financial planning assistance and $1,500 for an executive physical. Mr. Carpenter's perquisites and personal benefits include $15,000 for financial planning assistance, $22,835 as a result of imputed income from the Company's payment of his relocation expenses (excluding the tax gross-up amount, see footnote (a)) and $1,500 for an executive physical.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2013

									Stock Awards: Number of Shares of Stock or Units(3)	Option Awards: Number of Shares Underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Option Award on Grant Date ($/Sh)(5)	Total Grant Date Fair Value of Stock and Option Awards(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
John L. Workman	StockPlus Plan - Stock Options	2/5/2013								186	$39.08	$39.30	$1,914
	LTI - Restricted Stock	2/22/2013							46,924				$1,800,005
	LTI - Performance Stock Units	2/22/2013				35,193	70,386	105,579					$2,901,311
	StockPlus Plan - Stock Options	5/2/2013								194	$43.50	$44.47	$2,153
	StockPlus Plan - Stock Options	8/6/2013								134	$54.01	$54.29	$1,930
	StockPlus Plan - Stock Options	11/7/2013								156	$55.72	$55.47	$2,008
	AIP - Cash Bonus	2/22/2013	$600,000	$1,200,000	$1,800,000
	Short Term Incentive(7)	7/1/2013	$1,000,000	$2,000,000	$4,000,000
Nitin Sahney	LTI - Restricted Stock	2/22/2013							20,334				$780,012
	LTI - Performance Stock Units	2/22/2013				15,251	30,501	45,752					$1,257,251
	AIP - Cash Bonus	2/22/2013	$437,500	$875,000	$1,312,500
Robert O. Kraft	StockPlus Plan - Stock Options	2/5/2013								316	$39.08	$39.30	$3,252
	LTI - Restricted Stock	2/22/2013							8,342				$319,999
	LTI - Performance Stock Units	2/22/2013				6,257	12,513	18,770					$515,786
	StockPlus Plan - Stock Options	5/2/2013								328	$43.50	$44.47	$3,641
	StockPlus Plan - Stock Options	8/6/2013								226	$54.01	$54.29	$3,254
	StockPlus Plan - Stock Options	11/7/2013								262	$55.72	$55.47	$3,372
	AIP - Cash Bonus	2/22/2013	$168,750	$337,500	$506,250
Alexander M. Kayne	StockPlus Plan - Stock Options	2/5/2013								150	$39.08	$39.30	$1,544
	LTI - Restricted Stock	2/22/2013							6,517				$249,992
	LTI - Performance Stock Units	2/22/2013				4,888	9,776	14,664					$402,967
	StockPlus Plan - Stock Options	5/2/2013								318	$43.50	$44.47	$3,530
	StockPlus Plan - Stock Options	8/6/2013								220	$54.01	$54.29	$3,168
	StockPlus Plan - Stock Options	11/7/2013								258	$55.72	$55.47	$3,320
	AIP - Cash Bonus	2/22/2013	$166,088	$332,175	$498,263
Randall Carpenter	StockPlus Plan - Stock Options	2/5/2013								94	$39.08	$39.30	$967
	LTI - Restricted Stock	2/22/2013							6,257				$240,019
	LTI - Performance Stock Units	2/22/2013				4,693	9,385	14,078					$386,850
	StockPlus Plan - Stock Options	5/2/2013								296	$43.50	$44.47	$3,286
	StockPlus Plan - Stock Options	8/6/2013								208	$54.01	$54.29	$2,995
	StockPlus Plan - Stock Options	11/7/2013								242	$55.72	$55.47	$3,115
	AIP - Cash Bonus	2/22/2013	$155,697	$311,393	$467,090
(1) Grants of non-equity incentive awards were made under the 2013 AIP. For additional detail on these awards, see CD&A section of this Proxy Statement under the heading "Short-Term Incentives."
(2) Represents the number of shares underlying 2013 PSUs. Grants of 2013 PSUs may earn from 50% to 150% of target plus or minus a 20% adjustment at the Committee's discretion, provided that the performance goal is met. Grants of 2013 PSUs vest upon achievement of an adjusted diluted cash EPS goal at the end of the three-year period ending December 31, 2015, except that 12.5% of the 2013 PSU target may vest upon achievement of an adjusted diluted cash EPS goal at the end of each year during the three-year performance period. PSUs are generally subject to earlier pro-rata vesting upon death or disability. In addition,

PSUs will generally vest pro-rata upon the payment date upon the following events: (i) retirement under a Company retirement plan with the consent of the Committee, (ii) termination without cause following attainment of age 65 and at least 10 years of service, or (iii) upon a change in control of the Company. For purposes of these awards, "cause" is as defined in each NEO's employment agreement, if applicable, or if none, "cause" means embezzlement or misappropriation of funds, commission of a felony, misconduct materially injuring the Company, significant activity harmful to the Company's reputation, significant violation of policy, willful refusal to perform, substantial disregard of duties or significant violation of a contractual obligation to the Company. A "change in control" is defined generally as: (a) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (b) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (c) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (d) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new directors was approved by a least 50% of the directors at the beginning of such period. For additional detail on the amounts that would be received in the event of a termination of employment, including upon a change in control of the Company, see the section of this Proxy Statement titled "Potential Payments Upon Termination or Change in Control at Fiscal Year End."
(3) Grants of restricted stock generally vest in four equal annual installments beginning with the first anniversary of the grant date (assuming continued employment). Restricted stock awards are generally subject to earlier vesting upon (i) death, disability, retirement under a retirement plan of the Company at or after normal retirement age with the consent of the Compensation Committee, (ii) termination without "cause" following attainment of age 65 and at least 10 years of service, or (iii) a change in control of the Company. For purposes of these awards, "cause" and "change in control" have the meanings described above in footnote 2.
(4) Grants of stock options represent stock options granted under the StockPlus Plan, a broad based employee stock purchase program, which vest on the fourth anniversary of the grant date, assuming continued employment on such date. Options granted under the StockPlus Plan vest immediately upon death, disability, a termination without cause and a change in control. In addition, in the event of retirement under a retirement plan of the Company at or after normal retirement age, the vesting of stock options shall continue for three months after the date of retirement. Vested stock options are exercisable as follows: (i) upon termination without cause, for three months after the date of termination or the remaining life of the option, whichever is shorter; (ii) upon termination for retirement, death or disability, for 15 months from the date of termination or the remaining life of the option, whichever is shorter; and (iii) upon the occurrence of a change in control of the Company that occurs while an employee is still employed, for the remaining life of the option. For purposes of these awards, "cause" and "change in control" have the meanings described above in footnote 2.
(5) Stock options are granted with an exercise price equal to the fair market value of a share of Common Stock on the grant date. "Fair market value" on the grant date is defined under the Stock and Incentive Plan to be the closing price of a share of Common Stock on the NYSE on the trading day immediately preceding the grant date.
(6) Represents the aggregate grant date fair value of stock and option awards calculated in accordance with ASC 718. The closing price of a share of Common Stock on February 21, 2013, the trading day preceding the grant date for restricted stock awards, was $38.36. In accordance with ASC 718, the grant date fair value of the PSUs is based on the probable outcome, as of the grant date, of achievement of the performance criteria at the target level. The actual value of 2013 PSUs earned may differ from the grant date fair value depending on the level of performance achieved and the stock price at the end of the performance period. In addition, upon achievement of the performance conditions, the Committee has discretion to increase or decrease the amount of the awards by up to 20%. Any such discretionary adjustment in the awards will be reflected in the year the 2013 PSUs vest. The 2013 PSUs are discussed in more detail in the CD&A under the heading "Long-Term Incentives."
(7) Represents the 18-month short term incentive award granted to Mr. Workman under his employment agreement, as described in the CD&A under the heading "CEO Short Term Incentive Award."

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

		Option Awards					Restricted Stock Awards		Performance Restricted Stock Unit Awards
Name & Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Strike Price	Option Expiration Date	Unvested Shares	Market Value of Unvested Shares(11)	Unvested Units(12)	Market Value of Unvested Shares(11)
John L. Workman(13) CEO	11/4/2010	—	88	(1)	$25.16	11/3/2020	115,649(3)(5)(6)(7)(8)	$6,980,574	132,178	$7,978,264
	2/8/2011	—	224	(1)	$26.98	2/7/2021
	5/5/2011	—	214	(1)	$31.20	5/4/2021
	8/4/2011	—	228	(1)	$27.83	8/3/2021
	11/3/2011	—	242	(1)	$30.03	11/2/2021
	2/2/2012	—	190	(1)	$33.11	2/1/2022
	4/30/2012	—	22,062	(2)	$34.96	4/29/2019
	5/3/2012	—	210	(1)	$35.28	5/2/2022
	8/7/2012	—	202	(1)	$31.41	8/6/2022
	11/6/2012	—	224	(1)	$35.38	11/5/2022
	2/5/2013	—	186	(1)	$39.08	2/4/2023
	5/2/2013	—	194	(1)	$43.50	5/1/2023
	8/6/2013	—	134	(1)	$54.01	8/5/2023
	11/7/2013	—	156	(1)	$55.72	11/6/2023
Nitin Sahney President & COO	4/30/2012	8,023	16,045	(2)	$34.96	4/29/2019	52,707(4)(6)(7)(8)	$3,181,395	67,682	$4,085,286
Robert O. Kraft SVP & CFO	8/4/2011	—	328	(1)	$27.83	8/3/2021	17,654(5)(7)(8)	$1,065,595	21,454	$1,294,963
	11/3/2011	—	420	(1)	$30.03	11/2/2021
	2/2/2012	—	330	(1)	$33.11	2/1/2022
	5/3/2012	—	364	(1)	$35.28	5/2/2022
	8/7/2012	—	348	(1)	$31.41	8/6/2022
	11/6/2012	—	378	(1)	$35.38	11/5/2022
	2/5/2013	—	316	(1)	$39.08	2/4/2023
	5/2/2013	—	328	(1)	$43.50	5/1/2023
	8/6/2013	—	226	(1)	$54.01	8/5/2023
	11/7/2013	—	262	(1)	$55.72	11/6/2023
Alexander M. Kayne SVP, General Counsel & Secretary	4/30/2012	3,009	6,017	(2)	$34.96	4/29/2019	24,414(7)(8)(9)	$1,473,629	23,096	$1,394,075
	2/5/2013	—	150	(1)	$39.08	2/4/2023
	5/2/2013	—	318	(1)	$43.50	5/1/2023
	8/6/2013	—	220	(1)	$54.01	8/5/2023
	11/7/2013	—	258	(1)	$55.72	11/6/2023
Randall Carpenter SVP & CIO	2/5/2013	—	94	(1)	$39.08	2/4/2023	36,882(7)(8)(10)	$2,226,198	12,905	$778,946
	5/2/2013	—	296	(1)	$43.50	5/1/2023
	8/6/2013	—	208	(1)	$54.01	8/5/2023
	11/7/2013	—	242	(1)	$55.72	11/6/2023

(1)	Represents stock options granted under the StockPlus Plan that vest in full four years after the grant date.

(2)	Represents stock options granted on April 30, 2012, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)	On November 18, 2009, Mr. Workman received 40,816 shares of restricted stock, which vest in ten equal annual installments beginning on the first anniversary of the grant date.

(4)	On November 1, 2010, Mr. Sahney received 39,386 shares of restricted stock, which vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)
On November 16, 2010 Messrs. Workman and Kraft received 48,603 and 20,000 shares of restricted stock, respectively, which vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)
On June 22, 2012, Messrs. Workman and Sahney received 28,618 and 19,737 shares of restricted stock, respectively, which vest in four equal annual installments beginning on the first anniversary of the grant date.

(7)
On April 30, 2012, Messrs. Workman, Sahney, Kraft, Kayne and Carpenter received the following shares of restricted stock, which vest in four equal annual installments beginning on the first anniversary of the grant date: Mr. Workman - 14,159 shares; Mr. Sahney - 10,297 shares; Mr. Kraft - 5,749 shares; Mr. Kayne - 3,862 shares; and Mr. Carpenter - 27,500 shares. In accordance with his separation agreement, Mr. Carpenter's shares vested in full on his last day with the Company, March 28, 2014.

(8)
On February 22, 2013, the NEOs received the following shares of restricted stock, which vest in four equal annual installments beginning on the first anniversary of the grant date: Mr. Workman - 46,924 shares; Mr. Sahney - 20,334 shares; Mr. Kraft - 8,342 shares; Mr. Kayne - 6,517 shares; and Mr. Carpenter - 6,257 shares. In accordance with his separation agreement, on his last day with the Company on March 28, 2014, the unvested portion of Mr. Carpenter's 2013 award was forfeited.

(9)	In April 1, 2011, Mr. Kayne received 30,000 shares of restricted stock, which vest in four equal annual installments beginning on the first anniversary of the grant date.

(10)
In May 2, 2011, Mr. Carpenter received 30,000 shares of restricted stock, which vest in three equal annual installments beginning on the first anniversary of the grant date. In accordance with his separation agreement, Mr. Carpenter's shares vested in full on his last day with the Company, March 28, 2014.

(11)	Represents the fair market value of restricted stock based on the closing price of $60.36 on December 31, 2013.

(12)
Represents the number of 2012 PSUs and unvested 2013 PSUs that would be earned upon achievement of the performance criteria at the maximum level. The 2012 PSUs vest only upon satisfaction of the performance criteria at the end of the three-year performance period on December 31, 2014. The 2013 PSUs vest upon satisfaction of the performance criteria at the end of the three-year performance period on December 31, 2015, with a portion eligible to vest at the end of each year during such period upon achievement of such fiscal year's performance goal. The fiscal 2013 performance goal was exceeded as of December 31, 2013, so the number of 2013 PSUs set forth in the table excludes the portion of the 2013 PSUs that were paid on February 21, 2014 upon the Committee's certification of achievement of the fiscal 2013 performance goal. Additional detail regarding the calculation of the number of PSUs and the vesting on February 21, 2014 is set forth in the CD&A under the heading "Long-Term Incentives." In accordance with his separation agreement, on his last day with the Company on March 28, 2014, Mr. Carpenter's unvested 2013 PSUs were forfeited.

(13)
Mr. Workman has announced his intention to retire on or before December 31, 2014. Pursuant to his employment agreement, on the date of his retirement, all unvested stock options and restricted stock will become fully vested and exerciseable. He will receive a pro-rata portion of the PSUs in accordance with the terms of his employment agreement.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2013

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John L. Workman	11,032	$104,914	35,724	$1,943,249
Nitin Sahney	—	—	21,167	$1,111,909
Robert O. Kraft	—	—	8,001	$442,331
Alexander M. Kayne	—	—	9,687	$419,573
Randall Carpenter	—	—	18,048	$802,530
(1) Represents the gross number of shares received upon exercise of 11,032 stock options. The net shares actually received after tendering shares for the payment of the exercise price and taxes was 1,286.
(2) Includes the following shares delivered on February 21, 2014 upon the Committee's certification that the performance goal for fiscal 2013 had been achieved: Mr Workman - 8,798, Mr. Sahney - 3,813, Mr. Kraft - 1,564, Mr. Kayne - 1,222, and Mr. Carpenter - 1,173.
NON-QUALIFIED DEFERRED COMPENSATION
In 2013, all of the NEOs participated in the Non-Qualified Deferred Compensation Plan. Mr. Workman also participated in the Rabbi Trust Deferred Compensation Plan. In connection with the adoption of the NQDC Plan, Mr. Workman agreed to forego all future contributions to the Rabbi Trust Deferred Compensation Plan beginning with the 2013 plan year and no further contributions will be made to such plan. The following table shows the benefits that executives are entitled to under each plan.

Name	Executive Contributions in Last Fiscal Year	Omnicare Contributions in Last Fiscal Year(3)	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
John L. Workman - NQDC(1)	$46,154	$19,385	$3,211	$68,749
John L. Workman - Rabbi(2)	—	—	409	$410,679
Nitin Sahney	35,538	17,308	7	$52,854
Robert O. Kraft	25,962	10,904	3,611	$40,476
Alexander M. Kayne	25,403	10,717	2,236	$38,356
Randall Carpenter	23,814	10,047	2,095	$35,955

(1)	Reflects Mr. Workman's participation in the Non-Qualified Deferred Compensation Plan.

(2)
Reflects Mr. Workman's participation in the Rabbi Trust Deferred Compensation Plan. Earnings are based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the Rabbi Trust Deferred Compensation Plan and are credited to the plan on January 1 of each year, based upon the investment earnings or losses of the rabbi trust's investments during the prior year.

(3)
Mr. Workman is fully vested in Omnicare's contributions due to reaching the minimum age in the NQDC Plan and Mr. Carpenter became fully vested in Omnicare's contributions on March 28, 2014, his last day with the Company.

Only Mr. Workman participates in the Rabbi Trust Deferred Compensation Plan, a non-qualified deferred compensation arrangement, the assets of which are held in a rabbi trust. Upon his retirement in 2014, Mr. Workman will become fully vested in the Company's contributions in the balance of his account with the Rabbi Trust Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AT FISCAL YEAR END
We have entered into certain agreements and maintain certain plans that will require us to provide compensation for the NEOs in the event of specified terminations of their employment, including upon a change in control of the Company. Such agreements and plans include: (i) the employment agreements of Messrs. Workman, Sahney and Kayne; (ii) the NQDC Plan; (iii) the Severance Plan; (iv) the CIC Plan; (v) the 2004 Stock and Incentive Plan and the award agreements thereunder; and (vi) the Annual Incentive Plan for Senior Executive Officers. We have listed the amount of compensation that we would be required to pay to each NEO in each situation in the table below. Amounts included in the table are estimates and forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts we pay or distribute may differ materially. Factors that could affect those amounts include the timing during the year of any such event, the amount of future bonuses, the value of our Common Stock on the date of such event, the NEO's age, and the expiration or amendment of employment agreements. In addition, payment of certain benefits are conditioned upon continued compliance with the restrictive covenants contained in one or more of the following agreements between the NEO and the Company: an employment agreement, a restrictive covenant agreement, and/or a separation agreement entered into at the time of such termination event. The amounts shown in the table below assume that the termination event that triggered the payment occurred on December 31, 2013.

Name	Severance(1)	Bonus(2)	Restricted Stock(3)	Stock Options(4)	Performance Restricted Stock Units(5)	Non-Qualified Plan Payment(6)	Health & Welfare Benefits(7)	Total
John L. Workman
Resignation/Retirement	-	-	-	-	-	$188,228	-	$188,228
Termination w/ Cause	-	-	-	-	-	$188,228	-	$188,228
Termination w/o Cause	$800,000	$3,312,320	$6,980,574	$622,638	$2,663,023	$479,428	$13,980	$14,871,963
Termination upon Death	-	$1,200,000	$6,980,574	$622,638	$2,187,990	$479,428	-	$11,470,630
Termination upon Disability	$200,000	$1,200,000	$6,980,574	$622,638	$2,663,023	$479,428	$3,569	$12,149,232
Termination upon CIC(8)	$800,000	$3,312,320	$6,980,574	$622,638	$5,142,551	$479,428	$13,980	$17,351,491
Nitin Sahney
Resignation/Retirement	-	-	-	-	-	$45,930	-	$45,930
Termination w/ Cause	-	-	-	-	-	$45,930	-	$45,930
Termination w/o Cause	$1,050,000	$2,269,400	$1,954,034	$407,543	$1,036,442	$52,854	$16,119	$6,786,392
Termination upon Death	-	$875,000	$3,181,395	$407,543	$1,227,360	$52,854	-	$5,744,152
Termination upon Disability	$175,000	$875,000	$3,181,395	$407,543	$1,572,861	$52,854	$4,461	$6,269,114
Termination upon CIC(8)	$1,400,000	$2,706,900	$3,181,395	$407,543	$2,647,329	$52,854	$16,119	$10,412,140
Robert O. Kraft
Resignation/Retirement	-	-	-	-	-	$35,735	-	$35,735
Termination w/ Cause	-	-	-	-	-	$35,735	-	$35,735
Termination w/o Cause	$675,000	-	-	$75,952	-	$35,735	$17,311	$803,998
Termination upon Death	-	-	$1,065,595	$75,952	$334,093	$40,476	-	$1,516,116
Termination upon Disability	-	-	$1,065,595	$75,952	$391,072	$40,476	-	$1,573,095
Termination upon CIC(8)	$900,000	$1,012,500	$1,065,595	$75,952	$831,882	$40,476	$17,311	$3,943,716
Alexander M. Kayne
Resignation/Retirement	-	-	-	-	-	$31,568	-	$31,568
Termination w/ Cause	-	-	-	-	-	$31,568	-	$31,568
Termination w/o Cause	$442,900	$356,358	$905,400	$11,148	-	$31,568	$11,541	$1,758,915
Termination upon Death	-	$332,175	$1,473,629	$163,979	$431,031	$38,356	-	$2,439,170
Termination upon Disability	$110,725	$332,175	$1,473,629	$163,979	$560,563	$38,356	$2,885	$2,682,312
Termination upon CIC	$664,350	$356,358	$1,473,629	$163,979	$904,977	$38,356	$17,311	$3,618,960
Randall Carpenter
Resignation/Retirement	-	-	-	-	-	$29,591	-	$29,591
Termination w/ Cause	-	-	-	-	-	$29,591	-	$29,591
Termination w/o Cause	$622,787	-	$1,848,525	$9,435	-	$29,591	-	$2,510,338
Termination upon Death	-	$311,393	$2,226,198	$9,435	$165,085	$35,955	-	$2,748,066
Termination upon Disability	-	$311,393	$2,226,198	$9,435	$165,085	$35,955	-	$2,748,066
Termination upon CIC	$830,382	$934,180	$2,226,198	$9,435	$495,676	$35,955	-	$4,531,826

(1)
Represents the portion of cash severance that is calculated based upon base salary. The amounts for Messrs. Workman, Sahney and Kayne are pursuant to their respective employment agreements and the amounts for Messrs. Kraft and Carpenter are pursuant to the Severance Plan and the CIC Plan.

(2)
Represents the portion of cash severance that is calculated based upon annual cash bonus awards (either target or earned). The death and disability amounts for Messrs. Workman, Sahney, Kayne and Carpenter are based upon their target award, pursuant to the Annual Incentive Plan for Senior Executive Officers. The amounts for Messrs. Workman, Sahney and Kayne under a termination without cause or change in control are based upon their earned awards, pursuant to their respective employment agreements. Mr. Workman's amount also includes his target Short Term Incentive award, pursuant to his employment agreement. The amounts for Messrs. Kraft and Carpenter are based upon their target awards, pursuant to the Severance Plan (for a termination without cause) and the CIC Plan (for a termination upon change in control).

(3)
Represents the intrinsic value of the acceleration of unvested shares of restricted stock based upon the fair market value of a share of Common Stock on December 31, 2013 of $60.36 per share. "Fair market value" is defined under the Stock and Incentive Plan to be the closing price of a share of our Common Stock on the NYSE on the relevant date. The amounts for each NEO are pursuant to his award agreement under the 2004 Stock and Incentive Plan and, as applicable, his employment agreement or the CIC Plan.

(4)
Represents the intrinsic value of the acceleration of unvested stock options based upon the fair market value of a share of Common Stock on December 31, 2013 of $60.36 per share (as defined above), and the exercise price of each such stock option. The amounts for each NEO are pursuant to his award agreement under the 2004 Stock and Incentive Plan and, as applicable, his employment agreement or the CIC Plan.

(5)
Represents the intrinsic value of the acceleration of unvested PSUs based upon the fair market value of a share of Common Stock on December 31, 2013 of $60.36 per share (as defined above). The amounts for each NEO are pursuant to his 2012 PSU award agreement and his 2013 PSU award agreement and, for Messrs. Workman and Sahney, his employment agreement. The 2012 PSUs are based upon target shares in the event of a death and earned shares in each other instance. The 2013 PSUs are based upon the unvested target shares in the event of a change in control and a pro rata portion of the unvested target shares in each other instance.

(6)
Represents the portion of the NQDC account balance that is payable in each instance pursuant to the terms of the NQDC Plan. In addition, Mr. Workman's amounts include a lump sum payment equal to his vested benefit under the Rabbi Trust Deferred Compensation Plan. The NQDC and Rabbi trust accounts are described further in the section titled "Non-Qualified Deferred Compensation."

(7)
Represents the present value of the total health and welfare benefits to which he is entitled. This amount may ultimately be lower if the NEO is no longer eligible to receive such benefits, which could, for example, occur upon obtaining other employment and becoming eligible for such benefits through such employer. The amounts for each of Messrs. Workman, Sahney and Kayne are pursuant to his respective employment agreement. The amounts for Mr. Kraft are pursuant to the Severance Plan and the CIC Plan.

(8)
Assuming a change in control trigger occurred on December 31, 2013, the payments and benefits to Messrs. Workman, Sahney and Kraft would be subject to excise tax but the payments and benefits to Messrs. Kayne and Carpenter would not. We do not make gross up tax payments to our NEOs under Section 280G of the Internal Revenue Code. In the event that any payments or benefits to our NEOs in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by him on an after-tax basis. Accordingly, the payments and benefits to Messrs. Workman, Sahney and Kraft would be paid in full and subject to the excise tax.

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to vote to approve or not to approve, on an advisory basis, the compensation of our NEOs, as required by Section 14A of the Securities Exchange Act of 1934, as amended. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement.
Our practice, which was approved by our stockholders in an advisory vote at the 2011 annual meeting of stockholders, is to submit say-on-pay votes to our stockholders on an annual basis (until the next required vote on the frequency of stockholder advisory votes on executive compensation).
Our executive compensation program is designed to directly link executive compensation to the financial and operating performance of the Company, attract, motivate and retain key executives, maintain a balance between our short- and long-term performance objectives and link a greater portion of each executive officer’s compensation to our financial performance as the executive officer assumes greater responsibilities.
Stockholders are urged to read the section of this Proxy Statement captioned “Compensation Discussion and Analysis” which describes our executive compensation program and how our compensation design and practices reflect our compensation philosophy.
The following resolution is submitted for a stockholder vote at the Annual Meeting:
"RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the 2014 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in such Proxy Statement."
The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is necessary to approve, on an advisory basis, the compensation of our NEOs. As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when evaluating our compensation principles, program and practices. Proxies submitted without direction pursuant to this solicitation will be voted "FOR" the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee has met and held discussions with management, our internal audit services function, and our independent auditor, each of whom has unrestricted access to the Audit Committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has met and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with our independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T.
The Audit Committee also has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
This "Report of the Audit Committee of the Board" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.
The Audit Committee:
Amy Wallman, Chairperson
James G. Carlson
Sam R. Leno
PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2014, subject to stockholders ratifying the appointment at the Annual Meeting. PricewaterhouseCoopers (and its predecessor) has acted as our independent auditor since 1981.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures that require the pre-approval of all audits, audit-related, tax and other services rendered by our independent auditor. Under the policy, an auditor services schedule is prepared at the beginning of each fiscal year that describes each type of service to be provided by the independent auditor and the projected fees for each such service. The Audit Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service. On a periodic basis, the independent auditor reports to the Audit Committee the actual spending for specified services compared with the approved amounts. Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit Committee's discretion, at each regularly scheduled meeting of the Audit Committee. The Audit Committee may also pre-approve particular services on a case-by-case basis. The policy allows the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee. Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit Committee at its next meeting.

Fees and Services of Independent Registered Public Accounting Firm
The following table summarizes fees for professional services provided to the Company by PricewaterhouseCoopers for the fiscal years ended December 31, 2013 and 2012 (in thousands):

Fees	2013	2012
Audit	$3,592	$3,278
Audit-Related	535	436
Taxes	251	—
All Other	—	289
Total	$4,378	$4,003

Audit fees in fiscal 2013 and 2012 were for professional services rendered for the integrated audit of the consolidated financial statements and effectiveness of our internal controls over financial reporting, as well as income tax provision procedures and assistance with review of documents and financial statements filed with the SEC.
Audit-related fees in fiscal 2013 and 2012 were for assurance and related services primarily attributable to the audit of related party financial statements and acquisition-related financial due diligence and agreed-upon procedures (for deferred payments on prior acquisitions), as well as consultations concerning financial accounting and reporting standards and compliance matters.
Tax services in fiscal 2013 were for tax consulting services related to compliance, tax planning and advice.
All other fees in fiscal 2012 were for permissible services performed by PricewaterhouseCoopers that do not meet the above category descriptions, including services performed in connection with our ERP implementation and administrative security support.
Vote on Ratification of Appointment
Although ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2014 by stockholders is not required by law or the By-Laws, the appointment of PricewaterhouseCoopers is submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is necessary to ratify the appointment of PricewaterhouseCoopers. If the appointment is not so ratified, the Audit Committee will reconsider its appointment of the independent registered public accounting firm. In connection with its appointment of PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers. Proxies submitted without direction pursuant to this solicitation will be voted "for" the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2014.
It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the Annual Meeting.
THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

PROPOSAL NO. 4:
APPROVAL OF THE ADOPTION OF THE 2014 STOCK AND INCENTIVE PLAN
The Compensation Committee (the "Committee") has recommended, and the Board of Directors has unanimously approved, adoption of the 2014 Stock and Incentive Plan ("2014 Plan"), which will become effective on May 22, 2014, if approved by stockholders at the Annual Meeting.
Currently, we grant equity awards exclusively under the 2004 Stock and Incentive Plan (the "2004 Plan"). The 2004 Plan will expire by its terms on May 22, 2014. The 2014 Plan is proposed to replace the 2004 Plan. No additional awards will be made after May 22, 2014 under the 2004 Plan. The discussion of the 2014 Plan that follows is qualified in its entirety by the full text of the 2014 Plan, which is attached as Appendix B.
Summary of Proposal
Purpose of the 2014 Plan. The purpose of the 2014 Plan is to promote the interests of Omnicare and our stockholders by providing our executive officers, employees, non-employee directors, and key personnel with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the Company and to acquire a proprietary interest in our long-term success, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements. Our compensation philosophy reflects our belief that equity compensation is a critical means of aligning the interests of employees with those of stockholders. On February 22, 2014, the most recent grant date, 267 Omnicare employees were awarded shares of restricted stock under the 2004 Plan. If this proposal to adopt the 2014 Plan is approved, we can continue our long-standing practice of paying significant portions of incentive compensation in stock, thereby aligning Omnicare employee and stockholder interests.
Authorized Shares and Burn Rate. If this proposal is approved, the maximum number of shares reserved for issuance under the 2014 Plan will be 6,000,000 plus the number of shares that are subject to outstanding awards under our predecessor plans that are forfeited, canceled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminated without payment being made thereunder.
The closing price of a share of our common stock on March 31, 2014 was $59.67. As of March 31, 2014, there were 667,392 shares of Common Stock subject to outstanding options, 1,187,729 shares subject to restricted stock and restricted stock unit awards, and 544,498 shares subject to performance restricted stock units (calculated at the maximum target level) that had not vested under the 2004 Plan. The outstanding options had a weighted average exercise price of $36.08 and a weighted average term of 5.6 years. All awards that we granted under the 2004 Plan that are outstanding as of the date the stockholders approve the 2014 Plan will remain outstanding and will continue to be governed by the 2004 Plan. Our three-year average burn rate is approximately 1.26% when calculated by dividing the total number of equity granted in any given year (adjusted for volatility of our Common Stock) by the weighted average diluted shares of Common Stock outstanding. The number of equity awards used in the burn rate calculation excludes shares underlying performance restricted stock units (which are counted in the year in which they are earned) but is not discounted for canceled or forfeited options or shares acquired or retained by us.
The calculation of the shares available for issuance under the 2014 Plan took into account, among other things, our stock price and volatility, our share burn rate, the amount and existing terms of our outstanding awards, and the effect of our share repurchase program. We also retained ISS Corporate Services ("ICS") to help determine the appropriate number of shares available for issuance under the 2014 Plan and to estimate the number of shares that could be authorized under the 2014 Plan without exceeding the allowable cap applied by Institutional Shareholder Services, a proxy advisory firm and the parent company of ISC. The results of this comprehensive analysis were presented to the Committee and the Board for their consideration.
Approval of Performance Criteria. One reason we are requesting shareholder approval of the 2014 Plan is in order to allow performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") to be tax-deductible, including performance measures and maximum individual limits. We are required to obtain this approval for performance-based awards in order to ensure that we can claim an income tax deduction when we pay such awards. Our stockholders last approved the performance criteria for performance awards under the 2004 Plan in May 2009, when the 2004 Plan was amended.

Promotion of Good Compensation and Governance Practices
We believe that the 2014 Plan contains provisions that are consistent with our compensation philosophy and practices and with good governance, including:

•	specific share limits on each type of awards that may be granted to any one individual;

•	annual award limit for independent director awards;

•	"double trigger" requirement for the vesting of shares when awards are assumed upon a change in control;

•	no reload or "evergreen" share replenishment feature;

•	no "liberal share recycling";

•	granting of stock options and stock appreciation rights only at an exercise price at least equal to fair market value on the grant date;

•	no repricings of stock options or stock appreciation rights;

•	awards will be subject to our Incentive Compensation Clawback Policy; and

•	no vesting in dividends or dividend equivalent rights paid on performance-based awards unless the underlying awards vest.
Key Terms of the 2014 Plan
Authorized Shares. In addition to the initial number of shares authorized, as described above, to the extent that any award made under the 2014 Plan and payable in shares of Common Stock is forfeited, canceled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitation and may again be made subject to awards under the Plan. Any awards settled in cash will not be counted against the share limitation under the 2014 Plan. In the event of recapitalizations, reclassifications or other specified events affecting Omnicare or the Common Stock, appropriate and equitable adjustments may be made (i) to the number and kind of shares of Common Stock or other securities available for grant, as well as to other maximum limitations under the Plan, and the number and kind of shares of Common Stock or other securities or other rights and prices under outstanding awards, (ii) providing for a substitution or assumption of awards and (iii) canceling and making payments on awards.
Administration. Subject to the express limitations of the 2014 Plan, the Committee administers the 2014 Plan. The Committee is composed solely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, "outside directors" within the meaning of Section 162(m) of the Code, and "independent directors" within the meaning of the NYSE listing standards. The Committee has the power, in its discretion, to grant awards under the 2014 Plan, select the individuals to whom, and at the time at which awards are granted, determine the terms of the grants including the time or times at which an Award will become vested, exercisable or payable, interpret the provisions of the 2014 Plan, and otherwise administer the 2014 Plan. Except as prohibited by applicable law, the Committee may delegate all or any of its responsibilities and powers under the 2014 Plan to one or more individuals, including, without limitation, the power to make awards to persons who are not designated as officers of the Company. The 2014 Plan provides that members of the Committee shall be indemnified and held harmless by the company from any loss or expense resulting from claims and litigation arising from actions related to the 2014 Plan.
Eligibility. Awards under the 2014 Plan may be granted to any of our current or prospective employees, officers, directors, consultants or advisers. Recipients of awards will be selected from time to time by the Committee in its sole discretion.
Term; Amendment and Termination. Unless earlier terminated by the Board, the 2014 Plan, if approved, will terminate on May 22, 2024. No awards may be granted under the Plan subsequent to that date. The Board may, at any time, amend or terminate the 2014 Plan and the Committee may amend the terms of any outstanding Award, except no such amendment shall adversely affect any outstanding Award without the consent of the participant or the permitted transferee of the Award (other than amendments made to cause the 2014 Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules).
Form of Awards
Stock Options. Stock options granted under the 2014 Plan may be issued as either incentive stock options (within the meaning of Section 422 of the Code), or as non-qualified options. The exercise price of an option will be determined by the Committee, provided that the exercise price per share will not be less than the fair market value of a share of

Common Stock on the date of the grant of the option, as determined by the closing price of a share of Common Stock on the day prior to the grant date. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a stock option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of Common Stock that have been held for at least six months, (iii) through an open-market broker-assisted transaction, (iv) by combination of any of the above methods, (v) by the "net exercise" whereby participant instructs the Company to withhold a number of shares of Common Stock otherwise deliverable to the participant, or (vi) by such other method approved by the Committee, and must pay any required tax withholding amounts. For purposes of Section 422 of the Code, the maximum value of shares of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be covered under options granted under the Plan to any participant in any calendar year is 2,000,000. The 2014 Plan prohibits "repricing" or the cancellation, substitution or amendment of an option for the purpose of reducing the exercise price of a previously granted option, except for equitable adjustments for changes in our corporate structure, and also prohibits granting automatic "reload" stock options.
Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon exercise but without other payment, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being exercised. The base price may not be less than the fair market value of a share of Common Stock on the date of grant, as determined by the closing price of a share of Common Stock on the day prior to the grant date. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a participant. The maximum term of a stock appreciation right will be ten years from the date of grant. The maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Plan to any participant during any calendar year is 2,000,000. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. The 2014 Plan prohibits "repricing" and "reloading" of stock appreciation rights, as described above for stock options.
Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued employment of the participant for specified time periods and/or on the attainment of specified business performance goals established by the Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant. The maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the 2014 Plan to any participant during any calendar year is 1,000,000.
Stock Units. An award of stock units provides the participant the right to receive a payment in shares of Common Stock based on the value of a share of Common Stock on the payment date. Stock units may be subject to vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.The maximum number of shares of Common Stock that may be subject to stock units granted under the 2014 Plan to any participant during any calendar year is 1,000,000.
Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions except as otherwise specified in the 2014 Plan and award agreement. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors' fees or for any other valid purpose as determined by the Committee. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Plan to any participant during any calendar year is 1,000,000.
Performance Awards. The Committee may grant performance awards under the 2014 Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each award. For purposes of Section 162(m) of the Code, the maximum amount of compensation that may be payable to a participant during any one calendar year with respect to performance awards is $10 million. In the case of performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee will designate performance criteria from among the criteria set forth below.
Section 162(m) Awards. Awards of options and stock appreciation rights granted under the Plan are intended by their terms to qualify for the performance-based compensation exception under Section 162(m) of the Code. In addition, the Committee may grant restricted stock, stock units, stock awards and performance awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g. effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting our business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals, relative to levels attained in prior years, related to other companies or indices, or as ratios expressing relationships between two or more performance measures.
Dividend Equivalents. The Committee may grant dividend equivalent rights based on the dividends declared on shares of Common Stock that are subject to any Award. Any grant of dividend equivalents may be credited as of the dividend payment dates during the period between the date of grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee. Dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. In no event will dividend equivalents for any Award subject to satisfaction of performance goals be payable before such Award has become earned and payable. Unless otherwise provided by the Committee, no adjustment will be made in the shares of Common Stock issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of shares of Common Stock prior to issuance of such shares of Common Stock under such Award.
Change in Control
Unless otherwise provided in an employment or individual award agreement, the occurrence of a change in control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any period of restriction or settlement or other payment with respect to any outstanding award to the extent that the Board or the Committee determines that such outstanding award will be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award, an "Alternative Award") by the resulting entity in the change in control. Any Alternative Award must: (i) be based on securities that are traded on an established United States securities market, (ii) provide the participant with substantially equivalent rights and have substantially equivalent economic value and (iii) have double trigger protection that would vest awards upon a termination without cause or a resignation on account of good reason during the two year period following the change in control.
If (1) a participant does not receive an Alternative Award in connection with a change in control or (2) an event constituting good reason to terminate is known prior to the change in control and on that basis the participant gives notice of termination effective upon the change in control, then unless otherwise provided in an individual award agreement, (i) all of the participant's outstanding awards will become fully vested, non-forfeitable and exerciseable immediately prior to the change in control; (ii) all of the participant's outstanding stock options and stock appreciation rights will be canceled in exchange for an amount equal to the excess, if any, of the change in control consideration over the exercise price or base price of such awards, (iii) all of the participant's restricted stock awards, stock unit awards and any other award denominated in shares will be canceled in exchange for an amount equal to the change in control consideration; (iv) the target performance goals or other performance goals applicable to any outstanding awards held by the participant will be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable performance period then outstanding; and (v) the Board or the Committee may make adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2014 Plan's purposes.
Transferability of Awards
Except as otherwise provided by the Committee, Awards may not be transferred except by will or applicable laws of descent and distribution. Options and stock appreciation rights granted to a participant are exercisable during his or her lifetime only by such participant.
Tax Withholding
Issuance of shares under the 2014 Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the 2014 Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of common stock which the participant already owns, or through the surrender of shares of common stock to which the participant is otherwise entitled under the 2014 Plan, but only to the extent of the minimum amount required to be withheld under applicable law.
U.S. Federal Income Tax Consequences
The following summarizes the United States federal income tax consequences of awards under the 2014 Plan to participants who are subject to United States tax. The tax consequences of the 2014 Plan to the Company and participants in other jurisdictions are not summarized below.
Stock Options. An optionee will not generally recognize taxable income upon the grant of a non-qualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares of Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of Common Stock will recognize capital gain or loss measured by the difference between the tax basis of the shares of Common Stock and the amount realized on the sale. Omnicare will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.
An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of Common Stock before the expiration of this holding period, will generally recognize ordinary income upon the sale, and we will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards. The current United States federal income tax consequences of other awards authorized under the 2014 Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment; and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
Section 162(m). Compensation of persons who are "covered employees" of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m) of the Code, thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by our stockholders, the Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.
New Plan Benefits
The terms and number of options, restricted stock, performance restricted stock units or other awards that may be granted under the 2014 Plan are determined in the discretion of the Committee. Therefore, it is not possible to predict the awards that will be granted in the future.
Certain Interests of Directors
In considering the recommendation of the Board with respect to the 2014 Plan, stockholders should be aware that members of the Board may from time to time have interests that present them with conflicts of interest in connection with this proposal to approve the 2014 Plan. For example, directors who are also employees of the Company will be eligible for the grant of awards under the 2014 Plan. Currently, only Mr. Workman is both a director and an employee of the Company and he does not serve on the Committee. As proposed, non-employee directors of the Board will also be eligible for grants under the 2014 Plan. Non-employee directors currently are eligible to receive equity awards under the 2004 Plan.
Required Vote
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval of the adoption of the 2014 Plan. A properly executed proxy marked "Abstain" with respect to this matter will not be voted, although it will be counted for purposes of determining the number of votes present and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.
THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 2014 STOCK AND INCENTIVE PLAN.

PROPOSAL NO. 5:
RE-APPROVAL OF THE PERFORMANCE CRITERIA OF THE
ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS
The Annual Incentive Plan for Senior Executive Officers (the "AIP") is designed to comply with Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The Board generally seeks to implement a compensation program that maximizes deductibility for federal income tax purposes. Under Section 162(m), the Company cannot deduct certain compensation in excess of $1 million paid to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of the Company. Certain compensation, however, including compensation paid based on the achievement of pre-established performance criteria, is excluded from this deduction limit if the material terms of the performance criteria underlying the performance-based awards, are approved by shareholders at least every five years. The Board is not proposing that any of the performance criteria under the AIP be modified. The material terms of the performance criteria in the AIP were last approved by our stockholders in 2009. We are asking stockholders at this Annual Meeting to reapprove the performance criteria of the AIP.
Description of the Annual Incentive Plan for Senior Executive Officers
A summary of the principal features of the AIP is set forth below, and the full text of the AIP is attached to this Proxy Statement as Appendix C. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the AIP.
Application; Eligibility. The persons who are eligible to be selected to participate in the AIP are our executive officers whose annual incentive compensation for any taxable year of the Company may not be deductible by the Company in whole or in part unless the incentive compensation qualifies as "performance-based" under Section 162(m)(4)(C) of the Code, which are the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of the Company (each, a "Covered Employee") . Based on this eligibility standard, only 4 persons (Messrs. Workman, Sahney, Kayne and Carpenter) participated in the AIP in 2013. Certain other employees, including Mr. Kraft, are eligible to earn annual incentive compensation under other arrangements.
Administration. No later than 90 days after the commencement of each year (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury regulations thereunder), the Compensation Committee (the "Committee"), or another committee designated by the Board and consisting exclusively of "outside directors" within the meaning of Section 162(m), selects participants in the AIP, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, and administers and interprets the AIP. A Covered Employee may (but need not) be selected to participate in the AIP each year.
Establishment of Performance Goals and Award Opportunities. No later than 90 days after the commencement of each year (or by such other deadline as may apply under Section 162(m)(4)(C) or the Treasury regulations thereunder), the Committee will establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such performance goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee retains discretion under the AIP to reduce an award at any time before it is paid.
The performance goals for any year may be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net assets turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting our business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.
Maximum Award. The maximum amount of compensation that may be paid under the AIP to any participant for any year is equal to $7.5 million.
Attainment of Performance Goals Required. Except as described below, awards may be paid under the AIP for any year only if and to the extent (i) such award is earned upon attainment of the performance goals applicable to such year and (ii) the participant is continuously employed throughout such year and through the date of payment for the awards as determined by the Committee. Exceptions to the continued employment requirement are if employment terminates by reason of retirement (but only to the extent it would not prevent other awards under the AIP from being deductible under Section 162(m)), death or disability during a year, in which case a prorated award may be paid after the close of the year, or if a Change in Control (as defined in the 2014 Stock and Incentive Plan or its successor) occurs during a year, in which case a prorated award will be paid at the time of the Change in Control based on the participant's projected award for the year in which the Change in Control occurs (as determined by the Committee). If a participant's employment terminates for any reason other than retirement, death, disability or Change in Control during a year, any award for such year will be forfeited (except as otherwise provided in an employment agreement).
Payment of Awards. Payments pursuant to the AIP will be made in cash when the Compensation Committee certifies that the performance goals for the year have been satisfied, but no later than two and one-half months after year end.
Amendment or Termination. The Board may amend, modify or terminate the AIP at any time. However, no amendment, modification or termination will adversely affect the incentive opportunity of a participant with respect to the portion of the year elapsed prior to the date of the amendment, modification, or termination, without such participant's written consent.
New Plan Benefits
Since awards granted and earned under the AIP are based on continuing future employment and the future achievement of performance goals by the Company as established by the Committee, we cannot determine the amounts that will be earned in the future under the AIP. Thus, the table below shows the awards granted under the AIP in 2013 to the individuals and groups indicated. These awards are not necessarily indicative of awards that may be granted in the future.

Name and Position	2013 Award
John L. Workman, CEO	$1,800,000
Nitin Sahney, President & COO	1,200,000
Alexander M. Kayne, SVP, General Counsel & Secretary	400,000
Randall Carpenter, SVP & CIO	315,000
All executive officers as a group	3,715,000
Non-executive directors as a group	—
Non-executive employees as a group	—
Re-approval of the performance criteria in the AIP requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. A properly executed proxy marked "Abstain" with respect to this matter will not be voted, although it will be counted for purposes of determining the number of votes present and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.
THE BOARD RECOMMENDS A VOTE "FOR" RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS.

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES
We believe that presenting certain non-GAAP financial measures, which exclude items not considered part of our core operating results and certain non-cash charges and also include certain tax deduction amounts (collectively, "Special Items"), enhances stockholders' understanding of how we assess the performance of our business. We use non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Our method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited. Below is a reconciliation of non-GAAP measures used in this Proxy Statement to the most comparable GAAP measures.
Continuing Operations
(in thousands, except per share data)

	Year ended December 31,
	2013	2012
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.78	$1.52
Special Items: (a)
Settlement, litigation and other related charges	1.11	0.27
Other charges	0.59	0.34
Amortization of discount on convertible notes	0.14	0.13
Debt redemption costs	0.03	0.07
Total Special Items	1.87	0.81
Cash EPS Adjustments	0.78	0.78
Adjusted cash earnings per diluted share from continuing operations	3.43	3.12
Impact of discontinued operations on EPS	0.18	0.24
Adjusted cash earnings per diluted share	$3.61	$3.36

Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") from continuing operations
Adjusted depreciation and amortization:
Depreciation and amortization	$132,960	$128,537
Amortization of discount on convertible notes (b)	(24,567)	(24,073)
Adjusted depreciation and amortization (a)	$108,393	$104,464
Adjusted EBITDA from continuing operations: (c)
EBIT from continuing operations	$297,854	$410,335
Adjusted depreciation and amortization	108,393	104,464
EBITDA from continuing operations (c)	406,247	514,799
Special items (a)	267,267	115,088
Adjusted EBITDA from continuing operations (a)(c)	$673,514	$629,887

Adjusted operating income
Operating income	$297,854	$410,335
Special Items	267,267	115,088
Adjusted Op Income	$565,121	$525,423

Adjusted income from continuing operations
Income from continuing operations	$84,892	$171,943
Special Items	204,623	91,711
Adjusted Income from continuing ops	$289,515	$263,654

(a)	See the following table below for a breakdown of Special Items.

(b)
The noted amount is deducted for purposes of deriving EBITDA and adjusted EBITDA to avoid double-counting. Specifically, this amount is not included in operating income, but is included in the depreciation and amortization ("D&A") expense amount being added back. Accordingly, this amount must be eliminated from the D&A expense amount to properly compute EBITDA and adjusted EBITDA.

A-1

(c)
EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. We use EBITDA primarily as an indicator of our ability to service our debt, and believe that certain investors find EBITDA to be a useful measure for the same purpose. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Our calculation of EBITDA may differ from the calculation of EBITDA by others.

Special Items
(in thousands)

	2013		2012
	Pretax	After Tax(11)	Pretax	After Tax(11)
EBIT:
Settlement, litigation and other related charges (1)	$167,465	$121,756	$49,375	$30,351

Other charges
Acquisition and other related costs (2)	2,300	1,416	1,380	925
Disposition of businesses (3)	39,245	27,541	(1,777)	(2,582)
Separation costs (4)	6,760	4,156	21,000	12,863
Restructuring charges (5)	—	—	8,956	5,481
Loss on debt repurchase (6)	51,497	31,691	35,092	21,546
Loss on sale of plane (7)	—	—	1,062	729
Subtotal - Other charges	99,802	64,804	65,713	38,962
Subtotal - EBIT Special Items	267,267	186,560	115,088	69,313
Interest Expense:
Amortization of discount on convertible notes (8)	24,567	15,134	24,073	14,826
Debt redemption costs (7)	4,784	2,929	12,363	7,572
Subtotal - Interest Expense Special Items	29,351	18,063	36,436	22,398
Subtotal - Special Items	296,618	204,623	151,524	91,711
Cash EPS Items:
Amortization of intangibles	32,987	20,293	38,710	23,760
Goodwill amortization tax deduction (9)	—	36,529	—	44,004
Convertible debt tax deduction (10)	—	29,038	—	20,624
Subtotal - Cash EPS Items	32,987	85,860	38,710	88,388
Grand Total - Special Items	$329,605	$290,483	$190,234	$180,099

(1)
Operating income includes settlement, litigation and other related (credits) charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, we have made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table. The year ended December 31, 2013 include a settlement charge of $120 million plus attorney fees related to an agreement in principle for a voluntary civil settlement dismissing a qui tam civil suit filed in 2010. The agreement in principal with the relator, subject to final governmental approval, does not include any admission of wrongdoing or liability by Omnicare.

(2)	Operating income (loss) includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)
In 2013, we completed the disposition of certain assets, primarily in its medical supply services business and in 2012, completed the dispositions of our Canadian pharmacy and our pharmacy operational software businesses, which were not considered, individually or in the aggregate, significant to our operations. We recorded charges (credits) related to the disposition of these assets in the three months and year ended ended December 31, 2013 and 2012.

(4)	Operating income includes separation related costs for certain former employees.

(5)	Operating income includes restructuring and other related charges primarily related to lease termination costs.

(6)	Operating income and interest expense includes charges for debt redemption losses and costs related to our previously announced refinancing transactions.

(7)	In the quarter ended December 31, 2012, a loss was recorded related to the sale of our corporate aircraft.

(8)	We recorded non-cash interest expense from the amortization of debt discount on our convertible notes.

(9)	The tax benefit of being able to deduct goodwill amortization.

(10)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(11)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.

A-2

APPENDIX B
OMNICARE, INC.
2014 STOCK AND INCENTIVE PLAN
1. PURPOSE
The purpose of this Omnicare, Inc. 2014 Stock and Incentive Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s operations is largely dependent. The Plan is also intended to further align the interests of key personnel with those of the stockholders by promoting the ownership of shares of Common Stock by these individuals.
2. DEFINITIONS
Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:
(a)“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.
(b)“Alternative Award” shall have the meaning set forth in Section 14.1 hereof.
(c)“Associate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.
(d)“Award” means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award, Stock Award or Dividend Equivalents rights granted under the Plan.
(e)“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.
(f)“Board” means the Board of Directors of the Company.
(g)“Business Combination” shall have the meaning set forth in Section 14.2(c) hereof.
(h)“Cause” shall be as defined in any employment agreement or severance plan a Participant is a party to or participates in. In the event a Participant is not a party to an employment agreement, and does not participate in a severance plan, that defines “cause,” “cause” will mean any of the following: (a) conduct which is materially detrimental to the Company’s reputation, goodwill or business operations; (b) gross or habitual neglect of Participant’s duties or obligations or breach of such duties, or misconduct in discharging such duties; (c) Participant’s failure to substantially perform his or her duties to the Company or the repeated absence from his or her duties without the consent of the Chief Executive Officer of the Company; (d) Participant’s failure or refusal to comply with the policies, standards and regulations of the Company or to follow the directions of the Chief Executive Officer of the Company in complying with those policies, standards and regulations; (e) breach or threatened breach of the restrictive covenants Participant owes to the Company; (f) fraud or willful or intentional misrepresentation in connection with the Participant’s performance of his or her duties; (g) conviction of Participant for, or entry of plea of guilty or nolo contendere by Participant with respect to, any criminal act. In no event shall a Participant be considered to have been terminated for “Cause” unless the Company delivers a written notice of termination to the Participant identifying in reasonable detail the acts or omissions constituting “Cause” and the provision of this Plan relied upon. In the case where such acts or omissions are not capable of cure, the Participant’s termination will take effect upon his or her receipt of such notice. In the case where such acts or omissions are capable of cure, the Participant’s termination will take effect fifteen (15) days following his or her receipt of such notice if such acts or omissions are not cured by the Participant by such date, provided the Company may suspend the Participant’s service or place him or her on leave of absence pending such cure. For the avoidance of doubt, mere failure of the Company to achieve earnings goals shall not constitute “Cause.”
(i)“Change in Control” shall have the meaning set forth in Section 14.2 hereof.
(j)“Change in Control Price” means the price per share offered in respect of the shares in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a share of Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs, provided that if the use of such highest Fair Market Value with respect to a particular Award would cause an additional tax to be due and payable by the Participant under Section

409A of the Code, the Board or Committee shall determine the Change in Control Price with respect to such Award in a manner that does not have such result.
(k)“Code” means the Internal Revenue Code of 1986, as amended.
(l)“Common Stock” means the Company’s Common Stock, par value $1.00 per share.
(m) “Committee” means the Compensation Committee of the Board.
(n)“Company” means Omnicare, Inc., a Delaware corporation.
(o)“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.
(p) “Dividend Equivalents” means a right to receive the equivalent value (in cash or shares of Common Stock) of dividends that would otherwise be paid on the shares of Common Stock subject to an Award but that have not been issued or delivered.
(q)“Disability” means a permanent and total disability (within the meaning of Section 22(e)(3) of the Code). Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as defined under Section 409A of the Code.
(r)“Eligible Person” means any person who is an employee, officer, director, consultant or adviser of the Company or any Subsidiary or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or adviser of the Company or any Subsidiary.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” of a share of Common Stock as of a given date shall mean the closing price of a share of Common Stock on the New York Stock Exchange on the first trading date preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, the closing price on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it deems appropriate.
(u)“Good Reason” shall have the meaning set forth in any employment agreement or applicable Award Agreement that is in effect between a Participant and the Company (or any Subsidiary) (including any definition equivalent to "good reason" in any such employment agreement or Award Agreement). In the event a Participant is not a party to such an employment agreement or Award Agreement that defines “good reason” or contains an equivalent definition, such Participant shall have “Good Reason” if one or more of the following occurs: (a) reduction in compensation and benefits from the compensation and benefits provided to the Participant immediately prior to a Change in Control (excluding a reduction in benefits that occurs after the Change in Control and is caused by a change in benefit plan design that applies on a non-discriminatory basis to all eligible participants); (b) material diminution in the level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships (internally or to the Board of Directors) from the Participant’s work level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships immediately prior to a Change in Control; or (c) relocation of the work place following a Change in Control to a location more than fifty (50) miles from the work place of the Participant immediately prior to a Change in Control. In no event shall a Participant have the right to terminate for Good Reason unless the Participant notifies the Company in writing of termination for Good Reason specifying the event constituting Good Reason. The Company shall have a period of fourteen (14) days in which to cure the Good Reason. If the Good Reason is cured within this period, a Participant will not be entitled to voluntarily terminate for Good Reason with respect to the event that has been cured.
(v)“Incentive Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.
(w) “Incumbent Board” shall have the meaning set forth in Section 14.2(b) hereof.
(x)“Independent Director” shall have the meaning ascribed to such term in the listing rules of the New York Stock Exchange.
(y)“Nonqualified Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is not an Incentive Stock Option.

(z)“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(aa)“Outstanding Company Common Stock” shall have the meaning set forth in Section 14.2(a) hereof.
(ab)“Outstanding Company Voting Securities” shall have the meaning set forth in Section 14.2(a) hereof.
(ac)“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
(ad)“Performance Award” means an Award granted under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.
(ae)“Plan” means this 2014 Stock and Incentive Plan as described herein and as amended from time to time.
(af)“Restricted Stock Award” means an Award granted under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.
(ag)“Section 162(m) Award” means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code and the regulations promulgated thereunder.
(ah)“Stock Award” means an Award granted under Section 10 hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions.
(ai)“Stock Appreciation Right” means an Award granted under Section 7 hereof entitling a Participant to receive a payment upon surrender of the Stock Appreciation Right, in the amount of the difference between the base price established for the Award and the Fair Market Value of a share of Common Stock on the date of exercise.
(aj)“Stock Unit Award” means an Award granted under Section 9 hereof entitling a Participant to hypothetical share units that are nontransferable and subject to specific conditions established by the Committee.
(ak)“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
(al)“Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company and/or an Subsidiary or with which the Company and/or an Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or an Subsidiary, including a transaction described in Section 424(a) of the Code.
3. ADMINISTRATION
SECTION 3.1 Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
SECTION 3.2 Committee Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties. In administering the Plan, the Committee shall act in accordance with its authority under the Charter of the Compensation Committee, as in effect from time to time. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Eligible Persons who are not designated by the Board as officers of the Company. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.2, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Committee.
SECTION 3.3 Grants to Committee Members. Any Awards under the Plan made to members of the Committee shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.
SECTION 3.4 Grants to Independent Directors. The amount of awards to any single Independent Director shall not exceed $900,000 in any calendar year (based on the Fair Market Value of the Award as of the applicable Date of Grant in the case of a Restricted Stock Award, Stock Unit Award or other stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of an Option or Stock Appreciation Right).
4. SHARES SUBJECT TO THE PLAN
SECTION 4.1 Share Limitations. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 6,000,000 shares. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time. To the extent that any Award payable in shares of Common Stock is forfeited, canceled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Substitute Awards or Awards settled in cash shall not be counted against the share limitations set forth in this Section 4.1. Other than any Substitute Awards, any outstanding stock option or other award granted under any predecessor plan of the Company or its Subsidiaries will continue to be governed by the terms of such plan. In addition, shares of Common Stock underlying any outstanding stock option or other award granted under any predecessor plan of the Company or its Subsidiaries that is forfeited, canceled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder shall be available for the grant of new Awards under this Plan and shall not be counted against the share limitations set forth in this Section 4.1.
SECTION 4.2 Adjustments. Notwithstanding any other provisions of the Plan to the contrary, in the event of (i) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock, or (ii) any unusual or nonrecurring events (including a Change in Control) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, the Committee shall make any such adjustments in such manner as it may deem equitable (subject to Section 3.2 hereof), including any or all of the following:
(a) adjusting any or all of (i) the number and/or kind of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (ii) the terms of any outstanding Award, including (A) the number and/or kind of shares of Common Stock or other securities of the Company (or number and/or kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the exercise price or base price with respect to any Award or (C) any applicable performance measures and performance goals;
(b) providing for a substitution or assumption of Awards; and

(c) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per share received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or Stock Appreciation Right over the aggregate exercise price or base price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a share may be canceled and terminated without any payment or consideration therefor);
provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 4.2 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. Any actions or determinations of the Committee under this Section 4.2 need not be uniform as to all outstanding Awards, nor treat all Participants identically. All determinations of the Committee as to adjustments, if any, under this Section 4.2 shall be conclusive and binding for all purposes. Notwithstanding anything in this Section 4.2 to the contrary, with respect to any transaction which is deemed to be a Change in Control, no adjustment made pursuant to this Section 4.2 shall be contrary to the provisions of Section 14.1 hereof.
5. ELIGIBILITY AND AWARDS
All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. To the extent deemed necessary by the Committee, an Award will be evidenced by an Award Agreement as described in Section 16.1 hereof.
6. STOCK OPTIONS
SECTION 6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.5 hereof and Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any Participant during any calendar year shall be limited to 2,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).
SECTION 6.2 Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.
SECTION 6.3 Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe at the Date of Grant the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement. An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason.
SECTION 6.4 Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) by a delivery of a notice in the form acceptable to the Committee that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the exercise price (conditioned upon the payment of such net proceeds), (iv) by a combination of the methods described above, or (v) payment may be made by a “net exercise” pursuant to which the Participant instructs the Company to withhold a number of shares of Common Stock otherwise deliverable to the Participant upon such exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the product of the exercise price multiplied by the number of shares in respect of which the Option shall have been exercised or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee and set forth in the Award Agreement.
SECTION 6.5 Additional Rules for Incentive Stock Options.
(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation ‘SS’ 1.421-7(h).
(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.
(c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than three months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or Disability, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(d) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an ‘incentive stock option’ under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to ‘incentive stock options’ under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
SECTION 6.6 Repricing and Reloads Prohibited. Neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof. No Option granted under the Plan may provide for the automatic grant of another Option upon the exercise of the underlying Option without further action by the Committee.
7. STOCK APPRECIATION RIGHTS
SECTION 7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability of an Stock Appreciation Right at any time. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 2,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

SECTION 7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after ten (10) years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.
SECTION 7.3 Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A Stock Appreciation Right granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.
SECTION 7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.
SECTION 7.5 Repricing and Reload of Stock Appreciation Rights Prohibited. Neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof. No Stock Appreciation Right granted under the Plan may provide for the automatic grant of another Stock Appreciation Right upon the exercise of the Stock Appreciation Right without further action by the Committee.
8. RESTRICTED STOCK AWARDS
SECTION 8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).
SECTION 8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.
SECTION 8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
SECTION 8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding shares granted under any Restricted Stock Award shall have the right to exercise full voting rights with respect to those shares during the period of restriction. During the period of restriction, Participants holding shares granted under any Restricted Stock Award shall be credited with any cash dividends paid with respect to such shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Notwithstanding the foregoing, in no event will dividends for any Restricted Stock Award subject to satisfaction of performance goals be payable before such Award has become fully vested.
SECTION 8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code.
9. STOCK UNIT AWARDS
SECTION 9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. A Stock Unit Award is an Award to an Eligible Person of a number of hypothetical share units with respect to shares of Common Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an Award Agreement. The value of each unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on any applicable date of determination. The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as Stock Unit Awards that are not Section 162(m) Awards. The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be separately limited to 1,000,000 units (subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine.
SECTION 9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall determine, in its sole discretion, any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.
SECTION 9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may he upon or following the vesting of the Award. The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the Fair Market Value of one share of Common Stock on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. In accordance with Section 16.6 hereof, the Committee may permit a Participant to defer the receipt of payment under a Stock Unit Award until such date or event as may be elected by the Participant in accordance with rules established by the Committee.
SECTION 9.4 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award.

10. STOCK AWARDS
SECTION 10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).
SECTION 10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
11. PERFORMANCE AWARDS
SECTION 11.1 Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each Award. The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. This would also include situations such as a Change in Control, divestiture of business units, and/or other business or macroeconomic changes that would have a significant impact on the original performance targets but were not anticipated when the goals were originally established. In the case of any Performance Award that is a Section 162(m) Award, performance goals shall he based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. The maximum amount of compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $10,000,000.
SECTION 11.2 Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.
12. SECTION 162(m) AWARDS
SECTION 12.1 Awards. Awards of Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.
SECTION 12.2 Performance Criteria. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return The foregoing performance criteria shall have any reasonable definitions that the Committee may specify in the applicable Award Agreement, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals, relative to levels attained in prior years, related to other companies or indices, or as ratios expressing relationships between two or more performance measures. In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.
SECTION 12.3 Section 162(m) Requirements. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by Section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code). As and to the extent required by Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable).
13. DIVIDEND EQUIVALENTS
Unless otherwise provided by the Committee, no adjustment shall be made in the shares of Common Stock issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of shares of Common Stock prior to issuance of such shares of Common Stock under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 16.6 hereof. Any grant of Dividend Equivalents may be credited as of the dividend payment dates during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. Notwithstanding the foregoing, in no event will Dividend Equivalents for any Award subject to satisfaction of performance goals be payable before such Award has become earned and payable.
14. CHANGE IN CONTROL
SECTION 14.1 Effect of Change in Control.
(a) The Committee may, in an Award Agreement or employment agreement, provide for the effect of a “Change in Control” (as defined below) on an Award.
(b) Notwithstanding any other provisions of the Plan to the contrary, except as otherwise provided in an Award Agreement or employment agreement, the occurrence of a Change in Control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any period of restriction or settlement or other payment with respect to any outstanding Award to the extent that the Board or the Committee determines in its discretion, prior to such Change in Control, that such outstanding Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the resulting entity in the Change in Control, subject to Section 3.2 hereof and provided that any Alternative Award must:
(i)be based on securities that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control;
(ii)provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable to such Award, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (whether vested or unvested) immediately prior to the Change in Control (as determined by the Board or the Committee (as constituted prior to the Change in Control), in its discretion);
(iv)have terms and conditions which provide that if the Participant incurs a termination of service by the resulting entity in the Change in Control under any circumstances other than involuntary termination of service for Cause or resignation without Good Reason (or, in the case of a Participant who is an independent director, ceases to be a member of the Board for any reason) within twenty four (24) months following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse in full, and such Alternative Award shall become fully vested and exercisable, and any specified performance goals with respect to such outstanding Awards shall be deemed to be satisfied at target, as the case may be; and
(v)not subject the Participant to the assessment of additional taxes under Section 409A of the Code.
(c) Notwithstanding any other provisions of the Plan to the contrary, except as otherwise provided in an Award Agreement or employment agreement, in the event (1) Section 14.1(b) hereof does not apply and/or (2) an event constituting Good Reason is known in advance of a Change in Control and the Participant provides notice to the Company that he or she will terminate on account of such Good Reason effective upon the Change in Control, then in either case, upon a Change in Control, (i) all outstanding Awards shall become fully vested, non-forfeitable and, to the extent applicable, exercisable immediately prior to the Change in Control; (ii) the Board or the Committee (as constituted prior the Change in Control) shall provide that in connection with the Change in Control (A) each outstanding Option and Stock Appreciation Right shall be canceled in exchange for an amount equal to the excess, if any, of the Change in Control Price over the exercise price or base price applicable to such Option or Stock Appreciation Right, (B) each share subject to a Restricted Stock Award, each Stock Unit Award and each other Award denominated in shares shall be canceled in exchange for an amount equal to the Change in Control Price multiplied by the number of shares covered by such Award, (C) each Award not denominated in shares shall be canceled in exchange for the full amount of such Award, and (D) any Award the payment or settlement of which was deferred under Section 16.6 hereof or otherwise shall be canceled in exchange for the full amount of such deferred Award; (iii) the target performance goals or other performance goals applicable to any outstanding Awards shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable performance period then outstanding; and (iv) the Board or the Committee (as constituted prior the Change in Control) may, in addition to the consequences otherwise set forth in this Section 14.1(c) hereof, make adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
SECTION 14.2 Change in Control Defined. For purposes of this Plan a “Change in Control” shall mean:
(a) Any Person becomes the Beneficial Owner of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 14, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or an Affiliate, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii) or (iii) in Section 14.2(c) hereof; or
(b) Individuals who, as of the Effective Date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For purposes of this Section 14.2, ‘Person’ shall mean any individual, firm, company, partnership, other entity or group, but excluding an underwriter temporarily holding securities pursuant to an offering of such securities.
For purposes of this Section 14.2, a Person shall be deemed the “Beneficial Owner” of any securities that (i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) such Person or any of its Affiliates or Associates, has directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.
15.     SECTION 409A
SECTION 15.1 Awards Subject to Section 409A.
(a) It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise as provided in Section 15.1(b) hereof, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.
(b) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of shares of Common Stock or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.
SECTION 15.2 Adjustments to Awards; Dividend Equivalent Rights.
(a) Notwithstanding the provisions of Section 4.2 hereof to the contrary, (i) any adjustments made pursuant to Section 4.2 to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.2 hereof to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4.2 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Date of Grant thereof to be subject to Section 409A of the Code.
(b) The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Section 409A of the Code.
(c) No Dividend Equivalent rights shall relate to shares of Common Stock underlying an Option or Stock Appreciation Right unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or Stock Appreciation Right to be subject to Section 409A of the Code.
SECTION 15.3 Interpretation. The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A of the Code. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A of the Code, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A of the Code and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 15.3, any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Section 409A of the Code, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Section 409A of the Code.
SECTION 15.4 Separation of Service. Notwithstanding any other provision in the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Participant is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent required by Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision), any payment made to such Participant on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulation Section 1.409A-3(i)(2)(ii) (or any successor provision).
16. GENERAL PROVISIONS
SECTION 16.1 Form of Agreement. To the extent deemed necessary by the Committee, an Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement shall also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
SECTION 16.2 Forfeiture/Clawback. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. Awards under this Plan are specifically made subject to the Company’s Incentive Compensation Clawback Policy, or any similar clawback or recovery policy of Company, as in effect from time to time.
SECTION 16.3 No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any

Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
SECTION 16.4 Limits Of Liability; Indemnification.
(a) Limits of Liability. Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(i)None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.
(ii)Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.
(iii)The Company shall not be liable to a Participant or any other person as to: (A) the non-issuance of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, (B) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award, or (C) any tax, interest, or penalties any Participant or other person might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
(b) Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.
SECTION 16.5 Assignment or Transfer; Beneficiaries.
(a) Transferability of Incentive Stock Options. No Incentive Stock Option or Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 16.5(c) hereof. Further, all Incentive Stock Options and Tandem Stock Appreciation Rights granted in connection with Incentive Stock Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.
(b) All Other Awards. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 16.5(c) hereof and any applicable period of restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 16.5(c) hereof and any applicable period of restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Award Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue shares of Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 16.5(b) shall be void and unenforceable against the Company.
(c) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or Stock Appreciation Right or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or Stock Appreciation Right or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or Stock Appreciation Right, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.
SECTION 16.6 Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
SECTION 16.7 Rights as Stockholder. Except as provided in Section 8.4 hereof, a Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as otherwise provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or Dividend Equivalents.
SECTION 16.8 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.
SECTION 16.9 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.
SECTION 16.10 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

SECTION 16.11 Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under the Plan.
SECTION 16.12 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of any such plan.
SECTION 16.13 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
SECTION 16.14 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.
SECTION 16.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
SECTION 16.16 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.
SECTION 16.17 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
17. EFFECTIVE DATE, AMENDMENT AND TERMINATION
SECTION 17.1 Effective Date. The Plan shall become effective following its adoption by the Board upon the approval of the Plan by the Company’s stockholders on the date of the 2014 Annual Meeting of Stockholders. The term of the Plan shall be 10 years from the date of such approval, subject to Section 17.3 hereof.
SECTION 17.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall adversely affect any such Award without the consent of the Participant or the permitted transferee of the Award, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.
SECTION 17.3 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date it becomes effective in accordance with Section 17.1 hereof. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

APPENDIX C
OMNICARE, INC.
ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS
1. Application
This document sets forth the annual incentive plan applicable to those employees of Omnicare, Inc. (the "Company") and its subsidiaries who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company the Compensation Committee of the Company's Board of Directors (the "Committee") anticipates would not be deductible by the Company in whole or in part but for compliance with Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (a "Covered Employee"), including members of the Board of Directors who are such employees. This plan is hereafter referred to as the "Plan" or "Annual Incentive Plan."
2. Eligibility
All Covered Employees shall be eligible to be selected to participate in this Annual Incentive Plan. The Committee shall select the Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the year (or no later than such earlier or later date as may be the applicable deadline for the compensation payable to such Covered Employee for such year hereunder to qualify as "performance-based" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code")).
3. Administration
The Plan shall be administered by the Committee, or by another committee appointed by the Board of Directors consisting of not less than two (2) directors who are not employees of the Company or any subsidiary of the Company. The Committee shall be comprised exclusively of directors who are not employees and who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall have authority, subject to the provisions herein, to select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, and waive rules and regulations for the Plan's administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.
4. Establishment of Performance Goals and Award Opportunities
No later than 90 days after the commencement of each year (or no later than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as "performance-based" under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant's employment by the Company or a subsidiary continues without interruption as provided in Section 6 hereof. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).
No later than 90 days after the commencement of each year (or no later than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as "performance-based" under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net assets turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company's business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.
5. Maximum Award
The maximum amount of compensation that may be paid under the Plan to any participant for any year is equal to $7.5 million.
6. Attainment of Performance Goals Required
Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, within the meaning of applicable Treasury regulations. Awards shall also be contingent on the participant's continued employment by the Company or a subsidiary of the Company during such year and through the date of payment for the awards as determined by the Committee. The only exceptions to this rule apply in the event of termination of employment during such year by reason of (1) death or disability (as determined by the Committee), (2) in the event of a Change in Control (as such term is defined in the Company's 2014 Stock and Incentive Plan), or (3) retirement (only if and to the extent it will not prevent any award payable hereunder (other than an award payable in the event of death, disability, Change in Control or retirement) from qualifying as "performance-based compensation" under Section 162(m)(4)(C) of the Code), in which case the following provisions shall apply. In the event of termination of employment by reason of death or disability during a Plan year, an award shall be payable under this Plan to the participant or the participant's estate for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. Any payment in respect of an award that becomes due by reason of a participant's death or disability during a Plan year shall be made not later than 2 1/2 months following the end of such Plan year. In the event of a Change in Control during a Plan year and prior to termination of employment, an incentive award shall be paid under the Plan at the time of such Change in Control to each participant, with the amount of such award being equal to the participant's projected award under this Plan (as determined by the Committee) for the year in which the Change in Control occurs, multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to the Change in Control and the denominator of which is the number twelve. In the event of termination of employment by reason of retirement during a Plan year, if and to the extent it will not prevent any award payable hereunder (other than an award payable in the event of death, disability, Change in Control or retirement) from qualifying as "performance-based compensation" under Section 162(m)(4)(C) of the Code, an award shall be payable under this Plan to the participant for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. Notwithstanding the provisions of the preceding sentence, any payment in respect of a participant's retirement during a Plan year shall be made not later than 2 1/2 months following the end of such Plan year. A participant whose employment terminates for any reason not excepted above prior to payment of the award shall not be entitled to any award under this Plan for that year.
7. Stockholder Approval and Committee Certification Contingencies; Payment of Awards
Payment of any awards under this Plan shall be contingent upon stockholder approval of the Plan, prior to payment, in accordance with applicable Treasury regulations under Code Section 162(m). Unless and until such stockholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of Section 6 above relating to death, disability, Change in Control, and retirement, payment of any award under this Plan shall also be contingent upon the Committee's written certification that the performance goals and any other material terms applicable to such award were satisfied, in accordance with applicable Treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).
8. Amendment or Termination
The Board of Directors may amend, modify or terminate this Plan at any time, provided that no such amendment, modification or termination shall adversely affect the incentive opportunity of any participant with respect to the portion of the year elapsed prior to the date of such amendment, modification or termination, without such participant's written consent.

9. Interpretation and Construction
Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), and (b) any provision of this Plan that would prevent an award under this Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of this Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant's employment, which shall remain "employment at will" unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.
10. Governing Law
The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles of that State.

Omnicare

OMNICARE, INC.
900 OMNICARE CENTER
201 EAST 4TH STREET
CINCINNATI, OH 45202

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date, May 21, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date, May 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to ensure that your vote is received prior to the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74232-P48317

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OMNICARE, INC.

The Board of Directors recommends you vote FOR all nominees listed:

	For	Against	Abstain
1. Election of Directors			
1a. John L. Bernbach	☐	☐	☐
1b. James G. Carlson	☐	☐	☐
1c. Mark A. Emmert	☐	☐	☐
1d. Steven J. Heyer	☐	☐	☐
1e. Sam R. Leno	☐	☐	☐
1f. Barry P. Schochet	☐	☐	☐
1g. James D. Shelton	☐	☐	☐
1h. Amy Wallman	☐	☐	☐
1i. John L. Workman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Omnicare

April 18, 2014

To Participants of Omnicare Retirement and Savings Plans: We are writing to you in connection with the Annual Meeting of Stockholders of Omnicare, Inc. to be held on May 22, 2014. Under the terms of certain Omnicare retirement and savings plans (any of such plans, a "Plan"), each participant of such Plan has the right to instruct the Trustee of such Plan on how to vote the eligible shares of Omnicare stock allocated to his or her account. Enclosed for your information is a copy of the proxy solicitation material for Omnicare's 2014 Annual Meeting of Stockholders. Also attached is a form to provide the Charles Schwab Trust Company, as trustee of each Plan, with confidential instructions on how to vote the eligible shares of Omnicare stock allocated to your Plan. Upon receipt of your vote, the Charles Schwab Trust Company will vote the shares of Omnicare stock, as instructed, at the Annual Meeting of Stockholders to be held on May 22, 2014, or at any postponement or adjournment thereof. Further, we wish to assure you that the Charles Schwab Trust Company as well as Broadridge, Tabulator for the Trustees, have been advised that the instructions received from individual participants will not be divulged or released to any outside person, including officers or employees of Omnicare, Inc. The Charles Schwab Trust Company, however, has the right, as Trustee, to vote any shares of Omnicare stock for which voting instructions have not been received, or where shares are not vested or allocated, in the same proportion and in the same manner as shares in the other stock accounts are voted. We look forward to seeing many of you at the Annual Meeting.

John L. Workman, Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and the 2013 Annual Report to Stockholders are available at www.proxyvote.com.

M74233-P48317

OMNICARE, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, MAY 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder(s) hereby appoint(s) John L. Workman, Robert O. Kraft and Alexander M. Kayne, and each of them, with full power of substitution, to vote as indicated herein all shares of common stock of Omnicare, Inc. held of record by the undersigned at the close of business on March 28, 2014, at the Annual Meeting of Stockholders of Omnicare, Inc. to be held on Thursday, May 22, 2014, and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all nominees for director listed in proposal 1 and FOR proposals 2, 3, 4 and 5. The proxies are hereby authorized to vote all shares of the undersigned in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side